SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [ X ]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X] [ ] [ ] [ ] [ ]	Preliminary Proxy Statement
Confidential, for Use of the Commission Only
(as permitted by Rule 14a-6(e)(2))
Definitive Proxy Statement
Definitive Additional Materials
Soliciting Material Pursuant toss.240.14a-11(c) orss.240.14a-12

LASER MORTGAGE MANAGEMENT, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] [ ]	No fee required. Fee computed on table below per Exchange Act Rules 14a-6(i)(1) or (2) and 0-11.

(1)	Title of each class of securities to which transaction applies:
(2)	Aggregate number of securities to which transaction applies:
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

[ ] [ ]	Fee previously paid with preliminary materials.
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) (2) (3) (4)	Amount Previously Paid: Form, Schedule or Registration Statement No.: Filing Party: Date Filed:

Preliminary Copy

LASER

MORTGAGE MANAGEMENT, INC.

_________ __, 2001

Dear Stockholder:

          You are cordially invited to attend the 2001 Annual Meeting of Stockholders of LASER Mortgage Management, Inc., a Maryland corporation, ("LASER"), to be held on ________, ________ ___, 2001 at 8:30 a.m., local time, at the _____________, _____________, __________.

          As was previously announced, on April 25, 2001, LASER's board of directors approved the liquidation and dissolution for LASER to be effectuated under Delaware law. To complete the liquidation and dissolution, you will be asked to approve the reincorporation of LASER under the laws of the State of Delaware through the merger of LASER with and into LASER Mortgage Management, Inc., a wholly-owned Delaware subsidiary of LASER ("LASER Delaware"), and to approve the subsequent plan of liquidation and dissolution of the surviving Delaware entity.

           Because we cannot be certain about the precise net realizable value of our assets and the ultimate amount of our liabilities, we are neither able to predict accurately the total amount that will ultimately be distributed to stockholders nor able to predict accurately the timing of distributions. However, based upon information presently available to us, we believe our common stockholders over time could receive cash distributions in the total amount of approximately $___ to $___ per outstanding common share. We currently anticipate that our board of directors will petition the Delaware Court of Chancery for permission to make an initial distribution of $3.00 per outstanding common share as soon as practicable, with the majority of the remaining liquidation proceeds expected to be distributed over a period of about three years. However, the timing and amount of the distributions are within the discretion of the Court of Chancery and cannot be predicted with certainty.

          The attached materials consist of a Notice of Annual Meeting of Stockholders and a proxy statement describing the proposed reincorporation of LASER under the laws of Delaware and the subsequent plan of liquidation and dissolution, as well as the details as to other matters to be presented at the meeting. We urge you to read these materials in their entirety.

          The board of directors believes that the proposals are in the best interests of LASER and its stockholders and urges you to vote FOR the proposals.

          The board of directors has fixed the close of business on _______ ___, 2001 as the record date for the meeting. Only stockholders of record on that date are entitled to notice of, and to vote at, the meeting or any adjournments or postponements of the meeting.

          Whether or not you plan to attend the meeting, we urge you to sign and return the enclosed proxy so that your shares will be represented at the meeting. If you so desire, you can withdraw your proxy and vote in person at the meeting.

Sincerely, William J. Michaelcheck Chairman of the Board of Directors and Chief Executive Officer

Preliminary Copy

LASER MORTGAGE MANAGEMENT, INC.
65 East 55th Street
New York, New York 10022

Notice of Annual Meeting of Stockholders
to be held ____ _, 2001

           NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of LASER Mortgage Management, Inc. ("LASER") will be held on ________, ________ ___, 2001 at 8:30 a.m., local time, at the ___________, ______________, ________ , for the following purposes:

1.	To approve the merger of LASER with and into LASER Mortgage Management, Inc., a Delaware corporation ("LASER Delaware"), pursuant to which LASER's state of incorporation will be changed from Maryland to Delaware;

2.	To approve and adopt the plan of liquidation and dissolution of LASER Delaware (the "Plan of Liquidation and Dissolution");

3.	To elect one Class I Director to serve for a three-year term, and until his successor is duly elected and qualified, and to elect one Class II Director to serve for a one-year term, and until his successor is duly elected and qualified;

4.	To ratify the selection of Deloitte & Touche LLP as LASER's independent auditors for the fiscal year ending December 31, 2001; and

5.	To transact such other business as may properly come before the meeting, or any adjournment thereof.

          Stockholders of record at the close of business on ______ __, 2001 will be entitled to notice of, and to vote at, the meeting and any adjournment or adjournments thereof.

By order of the board of directors, Charles R. Howe II Secretary

Dated:	New York, New York ________ ____, 2001

           Important: please fill in, date, sign and mail promptly the enclosed proxy card in the postage-paid envelope provided to assure that your shares are represented at the meeting.

Page

TABLE OF CONTENTS

QUESTIONS AND ANSWERS ABOUT THE PROPOSALS OVERVIEW	1 5
Special Note Regarding Forward-Looking Statements Where You Can Find More Information	5 6
PROPOSAL 1: APPROVAL OF OUR MERGER WITH AND INTO LASER DELAWARE	7
Introduction	7
No Change in Name, Board Members, Business, Management, Location, Etc. Unless You Approve Plan of Liquidation and Dissolution	8
Principal Reasons for the Merger	8
Prominence, Predictability and Flexibility of Delaware Law Well-Established Principles of Corporate Governance	9 9
No Antitakeover Implications Comparison of the Corporation Laws of Delaware and Maryland	9 9
Liquidation and Dissolution
Delaware
Maryland
Conclusion
Classified Board of Directors
Indemnification and Limitation of Liability of Directors
Removal of Directors
Dividends
Appraisal Rights
Stockholder Inspection Rights
Voting Requirements for Mergers and Consolidations and Other Matters; Written Consent
Stockholder Derivative Suits
Business Combinations with an Interested Stockholder
Control Share Acquisitions	10 10 11 12 12 13 13 14 14 14 15 15 15 16
Accounting Treatment
State Regulation Requirements
Description of Securities
Material Federal Income Tax Consequences of the Merger
REIT Ownership Limitation
Vote Required and Board of Directors Recommendation	16 17 17 17 17 18
PROPOSAL 2: TO APPROVE AND ADOPT THE PLAN OF LIQUIDATION AND DISSOLUTION OF LASER DELAWARE	18
Introduction Reasons for the Liquidation and Dissolution Principal Provisions of the Plan of Liquidation and Dissolution	18 18 20
Cessation of Business Activities
Certificate of Dissolution
Liquidation of Assets
Judicial Approval Procedures
Contingency Reserve
Directors and Officers; Indemnification
Compensation
Maintenance of our REIT Status
Cancellation of Stock
Liquidating Trust
Costs of Liquidation and Distribution
Delisting of Common Stock
Amendment and Termination of the Plan of Liquidation and Dissolution	20 20 21 21 21 22 22 22 23 23 23 23 23
Expected Distributions to Stockholders
Contingencies; Creditors
Risk of Delisting from the New York Stock Exchange
Listing and Trading of Interests in the Liquidating Trust
Government Approvals
Absence of Appraisal Rights
Material Federal Income Tax Consequences of Liquidation and Dissolution	24 24 24 25 25 25 25
Tax Consequences to LASER Delaware Tax Consequences to Stockholders Liquidating Trust Taxation of Non-United States Stockholders State and Local Income Tax	25 27 28 29 29
Interests of Certain Persons in the Liquidation Reporting Requirements Vote Required and Board of Directors Recommendation	29 30 30
PROPOSAL 3: ELECTION OF DIRECTORS	30
Current Nominees
Vote Required and Board of Directors Recommendation
Continuing Directors
Information Regarding the Board of Directors
Compensation of Directors
Security Ownership of Certain Beneficial Owners and Management
Executive Compensation
Grants of Awards
Compliance with Section 16(a) of the Securities Exchange Act of 1934
Compensation Committee Interlocks and Insider Participation
Certain Relationships and Related Transactions
Audit Committee Report
Performance Graph	31 31 31 32 32 32 34 34 35 35 35 36 37
PROPOSAL 4: RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS	37
Audit Fees Financial Information Systems Design and Implementation Fees All Other Fees Vote Required and Board of Directors Recommendation	37 37 37 37
PROPOSAL 5: OTHER MATTERS	38
Stockholder Proposals: 2002 Annual Meeting	38

QUESTIONS AND ANSWERS ABOUT THE PROPOSALS

Q:	What will be voted on at the annual meeting?

A.	At the meeting you will be voting on four proposals:;

Proposal 1:	Approval of the change in LASER's state of incorporation from Maryland to Delaware by merging LASER with and into a wholly-owned subsidiary of LASER which is a Delaware corporation.

Proposal 2:	Approval of LASER Delaware's complete liquidation and dissolution under Delaware law under the terms set forth in the Plan of Liquidation and Dissolution.

Proposal 3:	Election of two directors.

Proposal 4:	Approval of the appointment of Deloitte & Touche LLP to serve as our independent auditors.

Q:	What is the purpose of the merger?

A:	The merger is the method by which we will reincorporate from a Maryland corporation to a Delaware corporation. We believe that, because Delaware law is more certain, we will be able to make distributions of our assets to you earlier than if we completed the liquidation and dissolution under Maryland law.

Q:	What will happen if the merger is approved?

A:	The merger will effect only a change in our legal domicile and certain other changes of a legal nature that are described in this proxy statement, including the exhibits. The proposed merger will not result in any change in our name, business, management, fiscal year, assets or liabilities or investment strategy. However, if approved, the Plan of Liquidation and Dissolution under Proposal 2 will result in our complete liquidation and dissolution under Delaware law.

Q:	What will happen if the liquidation and dissolution are approved?

A:	We will liquidate our remaining assets, satisfy or make reasonable provision for our remaining obligations and make distributions to you of available liquidation proceeds. We cannot assure you that we will continue to meet the qualification tests to maintain our status as a real estate investment trust, or REIT.

Q:	What will happen if the merger is approved but the liquidation is not approved?

A:	The liquidation and dissolution of LASER Delaware will not occur, and we will continue our operations as a Delaware corporation and explore other alternatives then available for our future. We may delay or abandon the merger at any time if our board of directors determines it is inadvisable to proceed.

Q:	When will you receive payments from the liquidation of LASER Delaware?

A:	If you approve Proposal 1 and Proposal 2, we currently anticipate that our board of directors will petition the Delaware Court of Chancery for permission to make an initial distribution of $3.00 per outstanding common share as soon as practicable, with the majority of the remaining liquidation proceeds expected to be distributed over a period of about three years. However, the timing and amount of the distributions are within the discretion of the Court of Chancery and cannot be predicted with certainty.

Q:	What is the total amount of the payment that you will receive from the liquidation of laser delaware?

A:	Because we cannot be certain about the precise net realizable value of our assets and the ultimate settlement amount of our liabilities, we are neither able to predict accurately the aggregate net values which will ultimately be distributed to our stockholders nor able to predict accurately the timing of such distributions. However, based upon information presently available to us, we believe our stockholders could, over time, receive proceeds from a liquidation of approximately $____ to $____ per outstanding common share in total, including a possible initial distribution of $3.00 per common share discussed above.

Q:	What are the federal income tax consequences to you of the merger and liquidation and dissolution?

A:	The merger will not result in any tax liability to you as the merger will qualify as a tax free reorganization under the tax code. If the liquidation and dissolution proposal is approved, you will realize, for federal income tax purposes, gain or loss equal to the difference between the cash distributed to you from the liquidating distributions and your adjusted tax basis in your shares of common stock. Tax consequences to you may differ depending on your circumstances. We encourage you to consult with your own tax advisors.

Q:	Do you have appraisal rights?

A.	No. Under both Maryland and Delaware law, appraisal rights are not available in connection with the merger or the liquidation and dissolution.

Q:	Has the compensation payable to our investment manager changed?

Our management agreement with Mariner Mortgage Management, L.L.C., our investment manager, terminates on November 1, 2001, but is terminable by us without cause or penalty on 30 days notice and by Mariner on 90 days notice. Under this agreement Mariner is entitled to be paid an incentive fee upon our board of directors approving our liquidation and dissolution, which they did on April 25, 2001. Based upon the calculation set forth in the management agreement, an incentive fee of $1,219,285 was paid to Mariner. Otherwise, the management agreement is not affected by any other action taken in connection with this proxy statement, and Mariner will continue to receive its base management fee of $50,000 per month until the termination of the management agreement. We have commenced discussions with Mariner to extend the term of the management agreement and amend certain of its provisions in light of our proposed liquidation, but no agreement has yet been reached. We will consider engaging another manager if discussions with Mariner do not result in a satisfactory agreement.

Q:	How does the board of directors recommend that you vote?

A:	The board of directors recommends that you vote FOR Proposal 1, FOR Proposal 2, FOR Proposal 3 and FOR Proposal 4.

Q:	What vote is required to approve the proposals?

A:	For the merger to occur, holders of at least a majority of our outstanding common stock entitled to vote at the meeting must approve the proposal. The liquidation and dissolution will be accomplished after the merger and under Delaware law. For that reason, no approval at the meeting is required. The boards of directors of LASER Delaware and LASER, as the sole stockholder of LASER Delaware, however, have determined not to proceed with the liquidation and dissolution unless holders of at least a majority of LASER's outstanding common stock entitled to vote at the meeting approve the proposal for liquidation and dissolution. For the election of directors, a plurality of the votes cast at the meeting in person or by proxy are required. For all other proposals, the affirmative vote of the holders of at least a majority of our common stock present in person or represented by proxy at the meeting must approve the particular proposal.

Q:	What do you need to do now?

A:	After carefully reading and considering the information contained in this proxy statement, you should complete and sign your proxy and return it in the enclosed return envelope as soon as possible so that your shares may be represented at the meeting. A majority of shares entitled to vote must be represented at the meeting to enable us to conduct business at the meeting.

Q:	Can you change your vote after you have mailed your signed proxies?

A:	Yes. You can change your vote any time before proxies are voted at the meeting in one of three ways: First, you can send a written notice to our Secretary, Charles R. Howe II, at our executive offices, stating that you would like to revoke your proxy. Second, you can complete and submit a new proxy. If you choose either of these two methods, you must submit the notice of revocation or the new proxy to us. Third, you can attend the meeting and vote in person, but attendance will not, in itself, constitute revocation of a previously granted proxy.

Q:	If Laser's shares are held in "street name" by your broker, will the broker vote these shares on your behalf?

A:	A broker will vote our shares on your behalf only if the holder of these shares provides the broker with instructions on how to vote. You should follow the directions provided by your broker regarding how to instruct brokers to vote the shares.

Q:	Can you still sell your shares of Laser common stock?

A:	If the liquidation is approved by the stockholders, it is likely that we will not be able to maintain compliance with the New York Stock Exchange's listing requirements or that the NYSE will take action to delist our common stock. If our common stock is delisted from the NYSE, trading, if any, would thereafter be conducted on the over-the-counter market in the so-called "pink sheets" or on the "Electronic Bulletin Board" of the National Association of Securities Dealers, Inc. Consequently, you may find it more difficult to dispose of, or to obtain accurate quotations as to the price of our common stock.

Q:	Who can help answer questions?

A:	The annual report to stockholders for the year ended December 31, 2000 accompanies this proxy statement. We will furnish without charge to any of our stockholders who so requests in writing, a copy of our Annual Report on Form 10-K, as amended, including the financial statements and the schedules thereto, for the year ended December 31, 2000. If you have any additional questions about the proposed merger, liquidation and dissolution or other proposals or if you need additional copies of this proxy statement or any public filings referred to in this proxy statement, you should contact: Charles R. Howe II, Secretary, at LASER Mortgage Management, Inc., 65 East 55th Street, New York, New York 10022, at (212) 758-2024. Our public filings, including this proxy statement and our Annual Report on Form 10-K, can also be found at the Securities and Exchange Commission's web site at www.sec.gov.

Preliminary Copy

LASER MORTGAGE MANAGEMENT, INC.
65 East 55th Street
New York, New York 10022

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ____ _, 2001

          The accompanying proxy is solicited by the board of directors of LASER Mortgage Management, Inc., a Maryland corporation, for use at the annual meeting of stockholders to be held on _________, ________ __, 2001, at 8:30 a.m., local time, at the _____________, _____________, __________, or any adjournment thereof, at which stockholders of record at the close of business on ___________ __, 2001 will be entitled to vote. The annual meeting is being held for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. The cost of solicitation of proxies will be borne by us. We may use the services of our directors, officers, investment manager and others to solicit proxies, personally or by telephone; arrangements also may be made with brokerage houses and other custodians, nominees, fiduciaries and stockholders of record to forward solicitation material to the beneficial owners of stock held of record by such persons. We may reimburse these solicitors for reasonable out-of-pocket expenses incurred by them in soliciting, but no compensation will be paid for their services. Any proxy granted as a result of this solicitation may be revoked at any time before its exercise.

          If the accompanying proxy card is properly signed and returned to us and not revoked, it will be voted in accordance with the instructions contained therein. Unless contrary instructions are given, the persons designated as proxy holders in the proxy card will vote FOR the merger for the purpose of reincorporating LASER in Delaware, FOR the Plan of Liquidation and Dissolution of LASER Delaware, a copy of which is attached hereto as Exhibit A, FOR the election of the nominees proposed by the board of directors to serve as directors, FOR ratification of the appointment of Deloitte & Touche LLP as our independent auditors for the fiscal year ending December 31, 2001, and as recommended by the board of directors with regard to all other matters or, if no such recommendation is given, in their own discretion.

          The date of this proxy statement is the approximate date on which this proxy statement and form of proxy were first sent or given to stockholders. Pursuant to the bylaws, the board of directors has fixed the time and date for the determination of stockholders entitled to vote at the meeting, notwithstanding any transfer of any stock on our books thereafter. The presence at the annual meeting, in person or by proxy, of the holders of a majority of the shares of common stock outstanding on _________ __, 2001 will constitute a quorum. Abstentions are counted for purposes of determining the presence or absence of a quorum. "Broker non-votes" means the votes that could have been cast on the matter in question by brokers with respect to uninstructed shares if the brokers had received their customers' instructions. Broker non-votes will not be counted for purposes of determining whether a quorum exists. The existence of a quorum will be determined based upon the number of shares held by stockholders present in person plus the largest number of shares represented by proxies in which votes have been cast, or as to which authority to vote has not been withheld, on any proposal. Accordingly, if a broker has exercised discretionary authority with respect to, or has not withheld authority to vote on, a proposal, those shares may be counted as votes entitled to be cast at the meeting for quorum purposes and the number of shares entitled to be voted for quorum purposes will not be reduced by broker non-votes on a different proposal. Because approval of the merger requires, and to effect the liquidation and dissolution under Maryland law and LASER's charter would require, the affirmative vote of a majority of the votes entitled to be cast, and because the board of directors has determined not to implement the liquidation and dissolution unless approved by the affirmative vote of a majority of the votes entitled to be cast, abstentions and broker non-votes will have the same effect as negative votes with respect to Proposal 1 and Proposal 2. Accordingly, our board of directors urges you to complete, date and sign the accompanying proxy and return it promptly in the enclosed, postage-paid envelope.

          On April 30, 2001, LASER had outstanding and entitled to vote with respect to all matters to be acted upon at the meeting 14,038,983 shares of common stock. Each holder of common stock is entitled to one vote for each share of stock held by such holder. If the proxy is signed and returned without specifying choices, the shares will be voted FOR Proposals 1, 2, 3 and 4.

          If sufficient votes to approve Proposal 1 or Proposal 2 are not received (and regardless of whether or not a quorum exists at the meeting), the persons named as proxies may propose one or more adjournments of the meeting to permit further solicitation of proxies. Any such adjournment will require the affirmative vote of a majority of those shares present at the meeting in person or by proxy. On any proposal for adjournment, the persons named as proxies will vote the shares that they are entitled to vote in their discretion.

          We urge you to carefully read this proxy statement in its entirety as well as the exhibits attached hereto. Unless the context otherwise requires, references in this proxy statement to "LASER" refer to LASER Mortgage Management, Inc., the existing Maryland corporation, and references to "LASER Delaware" refer to LASER Mortgage Management, Inc., a new Delaware corporation (currently a wholly-owned subsidiary of LASER) which will be the successor to LASER after the proposed merger, and references to "we", "our", "ours" and "us" refer to LASER before the merger and to LASER Delaware after the merger.

OVERVIEW

          We are a specialty finance company incorporated in September 1997 under Maryland law to invest primarily in mortgage-backed securities and mortgage loans. The mortgage-backed securities include mortgage pass-through certificates, collateralized mortgage obligations, other securities representing interests in, or obligations backed by, pools of mortgage loans and mortgage derivative securities. The mortgage loans are secured by first or second liens on single-family residential, multi-family residential, commercial or other real property. Mariner Mortgage Management, L.L.C., an affiliate of Mariner Investment Group, Inc., manages our day-to-day operations. We have elected to be taxed as a real estate investment trust, or REIT, under the Internal Revenue Code of 1986, as amended, or the Code.

          Our shares of common stock began trading on the New York Stock Exchange on November 27, 1997 under the symbol "LMM." The closing sale price of our shares of common stock on the NYSE on April 25, 2001, the last trading day before the announcement of the approval by our board of directors of the Plan of Liquidation and Dissolution, was $4.08 per share. The closing sale price of our shares of common stock on the NYSE on __________ ___, 2001, the last trading day before the date of this proxy statement, was $_____ per share. As of such date, based upon "available for sale" fair value accounting treatment, management estimates that our net asset value per outstanding share was between $___ and $____ per share.

           Special Note Regarding Forward-looking Statements

          We make "forward-looking" statements in this proxy statement, the letter to stockholders and in the documents incorporated by reference into this proxy statement within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. For example, the statements in "Proposal 2 – Reasons for the Liquidation and Dissolution" regarding our future prospects and the factors our board of directors considered in deciding whether to approve the Plan of Liquidation and Dissolution and statements elsewhere regarding our liquidity, financial condition, operational matters, certain strategic initiatives and alternatives and their potential outcomes and the potential value of our property and assets are forward-looking statements. Words or phrases denoting the anticipated results of future events, such as "anticipate," "believe," "estimate," "expects," "may," "not considered likely," "are expected to," "will continue," "project," "could," and similar expressions that denote uncertainty are intended to identify such forward-looking statements. The methods used by the board of directors and management in estimating the value of our assets do not, with certainty, result in an exact determination of value nor are they intended to indicate the amount, if any, a stockholder may receive in liquidation. The amount and timing of the liquidation proceeds depends largely on factors beyond our control, including, without limitation, the approval of the Delaware Court of Chancery, the price at which we will be able to sell our remaining assets and properties, the rate of inflation, changes in interest rates, the condition of real estate and financial markets, the availability of financing to prospective purchasers, the timing of the sale of our remaining assets, the amount and nature of any unknown contingent liabilities, and the ability to collect our receivables and recoveries.

          Although we believe that our plans, intentions and expectations as reflected in or suggested by those forward-looking statements are reasonable, we cannot assure you that we will achieve our plans, intentions or expectations. We have discussed elsewhere in this proxy statement and in the documents we incorporate by reference into this proxy statement some important risks, uncertainties and contingencies that could cause our actual results to be materially different from the forward-looking statements we make herein and in the documents we incorporate by reference into this proxy statement.

          Except for our ongoing obligations to disclose material information as required by federal securities laws, we undertake no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances occurring after the date of this proxy statement or to reflect the occurrence of unanticipated events.

           Where You Can Find More Information

          We are subject to the informational requirements of the Securities Exchange Act of 1934. In accordance with that Act, we file reports, proxy statements and other information with the SEC. Copies of these reports, proxy statements and other information may be inspected and copied at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the SEC's regional offices located at 7 World Trade Center, 13th Floor, New York, New York 10048, and Suite 1400, 500 West Madison Street, Chicago, Illinois 60661. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. The SEC maintains an Internet site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC, including us.

          We are sending you along with this proxy statement our 2000 annual report to stockholders, which report comprises our Annual Report on Form 10-K, as amended, for the year ended December 31, 2000. You may obtain a copy of any or all of the documents summarized in this proxy statement or incorporated by reference in this proxy statement, without charge, by request directed to Charles R. Howe II, Secretary, at LASER Mortgage Management, Inc., 65 East 55th Street, New York, New York 10022, at (212) 758-2024.

          To obtain timely delivery of any copies of filings requested from us, please write or telephone us no later than ______ __, 2001 so that you will receive them before the meeting.

          We have "incorporated by reference" certain documents that we file with the SEC. This means that we are disclosing important information to you by referring you to those documents. You should be aware that information in a document incorporated by reference may have been modified or superseded by information that is included in other documents that were filed at a later date and which are also incorporated by reference or included in this proxy statement.

          Our SEC file number is 1-13563. We incorporate by reference the documents listed below that we have filed with the SEC:

•	Annual Report on Form 10-K for the year ended December 31, 2000, as amended by Form 10-K/A filed on April 30, 2001; and

•	Current Reports on Form 8-K filed on March 7, 2001 and April 26, 2001.

          All reports and other documents we subsequently file pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 shall be deemed to be incorporated by reference into this proxy statement and to be part of this proxy statement from the date we subsequently file such reports and documents.

          You should rely only on the information contained in or incorporated by reference in this proxy statement to vote on the proposals. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated _______ __, 2001. You should not assume that the information contained in this proxy statement is accurate as of any other date, and the mailing of this proxy statement to stockholders shall not create any implication to the contrary.

          It is expected that the following business will be considered at the meeting of stockholders and action taken thereon:

PROPOSAL 1:

APPROVAL OF OUR MERGER WITH AND INTO LASER DELAWARE

           Introduction

          Our board of directors has unanimously approved, and recommends that the stockholders approve, a proposal to change our state of incorporation from Maryland to Delaware for the reasons described below. This reincorporation would be accomplished by merging LASER with and into LASER Delaware, a wholly-owned Delaware subsidiary newly formed for this purpose. Upon completion of the merger, LASER will cease to exist, and LASER Delaware will either effectuate the liquidation and dissolution if you approve Proposal 2 or continue to operate LASER's business under the current name, LASER Mortgage Management, Inc., if you do not approve Proposal 2. Each outstanding share of LASER's common stock, par value $.001 per share, will be converted into one share of LASER Delaware's common stock, par value $.001 per share. Upon effectiveness of the merger, each previously outstanding share of LASER's common stock will be converted automatically into a share of LASER Delaware's common stock. Our merger into LASER Delaware will be accomplished under the certificate of ownership and merger to be filed with the Secretary of State of Delaware and articles of merger to be filed with the Maryland State Department of Assessments and Taxation, or SDAT.

          After the effective time of the merger, each certificate that previously evidenced shares of LASER's common stock will be deemed for all purposes to evidence an equal number of shares of LASER Delaware's common stock into which those shares of LASER's common stock have been converted as a result of the merger and the right to receive a new certificate at any time thereafter from LASER Delaware. LASER's common stock is currently traded on the NYSE under the symbol "LMM," and after the merger, LASER Delaware's common stock will continue to be traded on the NYSE under the same symbol, unless LASER Delaware is delisted from the NYSE after your adoption of the Plan of Liquidation and Dissolution. Please see "Proposal 2—Risk of Delisting from the New York Stock Exchange" for a further discussion.

          Before the effective time of the merger, LASER Delaware will deposit or cause to be deposited with the exchange agent, Mellon Investor Services, for the benefit of holders of LASER's common stock, certificates representing LASER Delaware's common stock to be issued in the merger. As soon as practicable after the effective time of the merger, the exchange agent will mail a form of transmittal letter to the holders of certificates representing shares of LASER's common stock. The form of transmittal letter will contain instructions with respect to the surrender of such certificates in exchange for certificates representing shares of LASER Delaware's common stock. Certificates representing LASER's common stock should not be returned with the enclosed proxy card and should not be forwarded to the exchange agent except with a transmittal form, which will be provided to you following the effective time of the merger.

          LASER Delaware will be subject to the General Corporation Law of the State of Delaware, or the DGCL. Upon completion of the merger, the certificate of incorporation and the bylaws of LASER Delaware, copies of which are attached hereto as Exhibits B and C, respectively, will generally have the same material terms as the charter and bylaws of LASER. Please see "Comparison of the Corporation Laws of Delaware and Maryland" for a further discussion.

          The affirmative vote of holders of a majority of our outstanding shares will be required to approve the merger. If approved by the stockholders, we anticipate that the merger would be completed within 30 days of stockholder approval. However, the merger may be delayed or abandoned, either before or after stockholder approval, if circumstances arise that, in the opinion of the board of directors, make it inadvisable to proceed.

          LASER Delaware's board of directors and LASER, as the sole stockholder of LASER Delaware, have approved resolutions that authorize LASER Delaware to merge with LASER and file a certificate of ownership and merger with the Secretary of State of Delaware. In addition, LASER Delaware's board of directors, and LASER, as the sole stockholder of LASER Delaware, have approved the Plan of Liquidation and Dissolution, contingent upon approval of the plan by LASER's stockholders at the annual meeting.

          The following discussion summarizes certain aspects of the merger and reincorporation proposal, including certain material differences between Delaware and Maryland law. This summary does not purport to be a complete description of the merger proposal or the differences in stockholders' rights under Delaware and Maryland law and is qualified by reference to the certificate of ownership and merger to be filed with the Secretary of State of Delaware, articles of merger to be filed with SDAT, and LASER Delaware's certificate of incorporation and bylaws to be in effect after the merger. A copy of the certificate of ownership and merger to be filed with the Secretary of State of Delaware and the articles of merger to be filed with SDAT are attached hereto as Exhibit D-1 and D-2, respectively. Stockholders are urged to read carefully the certificate of ownership and merger and the articles of merger in their entirety. Copies of LASER's charter and bylaws are available for inspection at LASER's principal executive offices and will be sent to any stockholder, without charge, upon request.

No Change in Name, Board Members, Business, Management, Location, Etc. Unless You Approve Plan of Liquidation and Dissolution

          The merger will effect only a change in the legal domicile of LASER and certain other changes of a legal nature, which are described in this proxy statement. The merger will not result in any change in our name, business, management, investment adviser, fiscal year, assets or liabilities or our strategy unless you approve our complete liquidation and dissolution under Delaware law. See "Proposal 2." We believe that the proposed merger will not affect any of our material contracts with any third parties and that LASER's rights and obligations under such material contractual arrangements will continue and be assumed by LASER Delaware.

          The current directors of LASER will continue to serve as the directors of LASER Delaware following the proposed merger. Similarly, the investment manager and executive officers of LASER will be the investment manager and executive officers of LASER Delaware following the merger.

          Assuming that the merger is approved, the 1997 Stock Incentive Plan will be terminated by LASER's board of directors because there are no options outstanding under the stock plan.

           Principal Reasons for the Merger

          Our board of directors has unanimously determined liquidation and dissolution of our company is in the best interests of us and our stockholders. In the fall of 2000, as part of its consideration to adopt the Plan of Liquidation and Dissolution, the board of directors instructed outside legal counsel to analyze the procedures for, and tax consequences of, a liquidation and dissolution under Maryland law, where LASER is currently incorporated, and Delaware law. After reviewing this analysis, the board of directors believes that it is important to draw upon well-established principles in corporate governance in making business and legal decisions. The prominence and predictability of Delaware corporate law, particularly the provisions governing dissolution and the role and liability of directors, provide a reliable foundation on which our governance decisions can be based. In addition, we believe that our stockholders will benefit in a liquidation and dissolution from the responsiveness of Delaware corporate law to their needs and to those of our company and our directors and officers.

          We were incorporated in Maryland in September 1997. Historically, Maryland has been the domicile of choice for REITs because of its favorable REIT legislation. This favorable legislation generally related to corporate matters such as Maryland's application of corporate provisions to its real estate investment trusts, its business combination statute, its control share acquisition statute, a clearly articulated statutory standard of care applicable to directors, dividend authorization and stock redemption based on concepts of solvency (instead of surplus) and the deference of its courts to the business judgment rule when evaluating actions of directors. Fees and taxes also played a role in our decision to incorporate in Maryland. Maryland has minimal organizational costs and no annual franchise taxes. Maryland does impose a 7% income tax on REITs to the extent of their federal taxable income (to the extent allocable to Maryland), but does not impose a filing responsibility on nonresident stockholders based merely on their receipt of dividends from a Maryland REIT. In contrast, Delaware does not impose an income tax on REIT income but does impose an annual franchise tax, which can be sizable. After reviewing all of these factors and our expected business strategy, we were formed initially as a Maryland corporation.

                     Prominence, Predictability and Flexibility of Delaware Law

          For many years Delaware has followed a policy of encouraging incorporation in that state, and, in furtherance of that policy, has been a leader in adopting comprehensive, modern and flexible corporation laws that are periodically updated and revised to meet changing business needs. As a result of Delaware's attractive legal environment, many major corporations have initially chosen Delaware for their domicile or have subsequently reincorporated in Delaware in a manner similar to that of this merger proposal. Because of Delaware's prominence as the state of incorporation for major corporations, both the legislature and the courts in Delaware have demonstrated a willingness to act quickly and effectively to meet changing business needs. The Delaware courts have developed considerable expertise in dealing with corporate issues, and a substantial body of case law has emerged construing Delaware law and establishing public policies with respect to corporate legal affairs.

          The board of directors has determined that liquidation and dissolution effected under Delaware law is more favorable to stockholders than dissolution under Maryland law. Delaware's liquidation and dissolution provisions are substantially different from Maryland's law and have evolved over time to allow Delaware corporations to make payments to creditors and distributions to stockholders in a timely and efficient fashion. Therefore, if you approve the merger, the board of directors believes it will be able to make cash distributions to you under Delaware law in a more timely fashion than the board of directors of LASER would be able to under Maryland law. For a further discussion, please see "—Comparison of the Corporation Laws of Delaware and Maryland—Liquidation and Dissolution."

                     Well-established Principles of Corporate Governance

          There is substantial judicial precedent in the Delaware courts to the legal principles applicable to measures that may be taken by a corporation and as to the conduct of the board of directors in connection with a liquidation and dissolution and under the business judgment rule and other standards. We believe that our stockholders will benefit from the well established principles of corporate governance that Delaware law affords.

          No Antitakeover Implications

          Delaware, like many other states, including Maryland, permits a corporation to adopt a number of measures designed to reduce a corporation's vulnerability to unsolicited takeover attempts through amendment of the certificate of incorporation, charter or bylaws or otherwise. The merger proposal is not being proposed to prevent such a change in control, and the board of directors is not aware of any present attempt to acquire control of us or to obtain representation on the board of directors.

           Comparison of the Corporation Laws of Delaware and Maryland

          Delaware and Maryland law are similar in many respects, but there are important differences that affect the rights of stockholders and management. The following is a summary of certain similarities and differences between Delaware and Maryland law. The discussion is not exhaustive and is qualified in its entirety by reference to the specific provisions of Delaware and Maryland law.

                     Liquidation and Dissolution

          Under Delaware law, unless the board of directors approves the proposal to dissolve, the dissolution must be unanimously approved by all the stockholders entitled to vote thereon. If the dissolution is initially approved by the board of directors, the proposed dissolution must be approved by a simple majority of the outstanding shares of the corporation's stock entitled to vote. Under Maryland law, a majority of the entire board of directors must adopt a resolution declaring that dissolution of the corporation is advisable and directing that the proposed dissolution be submitted for consideration at either an annual or a special meeting of the stockholders. The proposed dissolution must be approved by the stockholders of the corporation by the affirmative vote of two-thirds of all the votes entitled to be cast on the matter or, if the corporation's charter so provides, by a majority of all votes entitled to be cast. LASER's charter provides that only a majority is required. If you approve this merger proposal, the board of directors of LASER Delaware will not carry out the liquidation and dissolution unless we receive the requisite approval under Maryland law of a majority of all votes entitled to be cast on this matter.

                     Delaware

Dissolution Procedures. Under Delaware law, dissolution is effective upon the filing of a certificate of dissolution with the Delaware Secretary of State or upon such future effective date as may be set forth in the certificate of dissolution. Section 278 of the DGCL provides that a dissolved corporation continues to exist for three years after the date of dissolution for purposes of prosecuting and defending suits by or against the corporation and enabling it to settle and close its business, dispose of and convey its property, discharge its liabilities and distribute to stockholders any remaining assets, but not for the purpose of continuing the business of the corporation as a going concern. The corporation can continue to exist beyond the three year period, if ordered by a court, for the sole purpose of prosecuting or defending any action, suit or proceeding that was brought before or during the three year period after the date of dissolution, until any judgments, orders or decrees are fully executed. The powers of the directors continue during this time period in order to allow them to take the necessary steps to wind-up the business of the corporation.

Procedure for Distribution of Assets. Under Section 281(b) of the DGCL, the directors must adopt a plan of distribution within three years of the date of dissolution. The plan of distribution must provide for the payment, or make reasonable provision for the payment of claims as follows:

1.	All claims and obligations, including contingent, conditional or unmatured contractual claims, known to the corporation;

2.	All claims that are the subject of pending actions, suits or proceedings to which the corporation is a party; and

3.	All claims not made known to the corporation or that have not arisen, but based on facts known to the corporation, are likely to arise or become known to the corporation within 10 years after the date of dissolution.

Directors who comply with the statutory requirements of Delaware law in providing for claims against the corporation will have no personal liability to claimants of the corporation in connection with these matters. Any determinations made in connection with making provisions for claims identified in items number 1 and 2 also may be covered by the business judgment rule, under which a board's decision will be accorded deference where, after reasonable investigation, disinterested directors adopt a lawful course of action which in good faith, they honestly believe will benefit the corporation. However, Delaware courts have held that whether a provision for payment is reasonable, or reasonably likely to be sufficient, is not a decision covered by the business judgment rule, but rather a question of fact to be determined by the court. If a court finds that the provision for payment was not reasonable, or reasonably likely to be sufficient, directors could be held personally liable for any deficiency.

Judicial Approval Procedures. Sections 280 and 281(a) of the DGCL provide a "safe harbor" for directors which allows them to avoid personal liability to unpaid claimants of the corporation due to distribution of assets by petitioning the Delaware Court of Chancery to determine the amount and form of security which will be reasonably likely to be sufficient to satisfy the claims identified in items number 2 and 3 above. The Delaware Court of Chancery has discretion to appoint a guardian ad litem for the unknown claimants and the related expenses will be paid by the petitioning corporation. If the court's instructions are followed, directors will not be held personally liable to unpaid claimants of the corporation. Thus, a judicially approved plan of dissolution provides more protection for directors and may, depending on the speed at which the proceedings in the Delaware Court of Chancery progress, allow for quicker distributions of assets to stockholders. LASER Delaware intends to avail itself of this safe harbor and submit the portion of the Plan of Liquidation and Dissolution that relates to the provisions for claims identified in items number 2 and 3 above and distributions to stockholders to the Delaware Court of Chancery for its approval. Please see "Proposal 2—Principal Provisions of the Plan of Liquidation and Dissolution—Judicial Approval Procedures" for a further discussion.

Under Section 279 of the DGCL, upon a showing of good cause by any creditor, stockholder or director, the Delaware Court of Chancery may appoint one or more of the directors of the corporation as trustees or one or more other persons as receivers for the corporation. A court appointed trustee or receiver is a fiduciary and is subject to all of the duties and limitations that ordinarily apply to a fiduciary, including the duty of care and the duty of loyalty. Should the court decline to appoint a trustee or receiver, the directors continue to serve. Under Delaware law, a director does not become a trustee unless specifically designated by the Delaware Court of Chancery as a trustee. Like directors, receivers and trustees who properly distribute assets using a corporation prepared plan of dissolution, or who use a judicially approved plan of dissolution, are relieved of personal liability to claimants of the dissolved corporation.

                     Maryland

Dissolution Procedures. Under Maryland law, a corporation is dissolved when articles of dissolution are filed with and accepted for record by SDAT. The corporation continues to exist for the purposes of paying, satisfying and discharging any existing debts or obligations, collecting and distributing its assets and doing all other acts required to liquidate and wind up its business and affairs. When the corporation is dissolved, unless and until a court appoints a receiver, the directors of the corporation become trustees of the corporation's assets for the purpose of liquidation. The directors are vested in their capacity as trustees with full title to all the assets of the corporation. They shall collect and distribute the assets, applying them to the payment, satisfaction and discharge of existing debts and obligations of the corporation, including necessary expenses of liquidation, and distributing the remaining assets among the stockholders. Section 3-412 of the Maryland General Corporation Law, or MGCL, provides that director-trustees may (1) notify the stockholders to prove their interests within a specified time at least 60 days after the date of the notice, (2) after that specified time has passed, distribute pro-rata shares of the assets to the stockholders who have proved their interests, while reserving the shares of those who have not proved their interests, (3) incur reasonable expenses in locating the remaining stockholders and securing proof of their interests, (4) distribute from time to time the pro-rata shares of any stockholders proving their interests since the prior distribution, and (5) no earlier than three years after the date of the original notice, make a final distribution of all surplus assets to stockholders who have proved their interests and are entitled to distribution. After final distribution, the interest of any stockholder who has not proved his interest is forever barred and foreclosed. Any assets remaining unclaimed 60 days after the final distribution are presumed abandoned and shall be reported to the abandoned property unit of the Maryland State Comptroller's office in accordance with the Maryland Uniform Disposition of Abandoned Property Act. The director-trustees are released and discharged from all further liability in the matter on payment or delivery of all unclaimed assets to the abandoned property unit of the State Comptroller's office.

Trustee Standard. While we have been informed that there is no Maryland law directly on point, we believe that, upon a dissolution, as director-trustees, directors of a Maryland corporation would be measured according to a more vigorous standard of care imposed under trust law rather than the standard of care imposed on directors under corporate law. Under Maryland trust law, in a dissolution, the directors would be charged with maintaining the corporation's assets as a trust fund for the payment of creditors and the distribution to stockholders. Under Maryland corporate law, directors who act (1) in good faith, (2) in a manner they reasonably believe to be in the best interests of the corporation and (3) with the care that an ordinarily prudent person in a like position would use under similar circumstances are relieved from liability for their decisions. However, in a dissolution, directors may not be entitled to this protection. Furthermore, decisions made by directors acting as trustees in a dissolution may not be protected by the presumption of the business judgment rule.

Therefore, before any distributions were made to stockholders in a dissolution, provision would have to be made for the existing debts and obligations of the corporation, including any unknown claims and obligations. Potential claims against the corporation that have not arisen but might arise would have to be evaluated as part of this analysis. If a liquidation and dissolution were to be completed under Maryland law, distributions in dissolution would be made only after determining with some degree of certainty the extent of any potential claims and after setting aside an adequate amount for the contingency reserve to satisfy such claims. This determination would be especially difficult, time consuming and expensive for our investment manager and board of directors to make because they have not served in their respective capacities since our inception. Therefore, if we were to complete a liquidation and dissolution under Maryland law, our board of directors does not contemplate making distributions in dissolution to you for some extended period of time and making a final distribution in dissolution until it believes that all potential claims have been resolved or the applicable statutes of limitations have expired, which could exceed six years.

Because of the lack of authority regarding directors' standard of care in dissolution, Maryland corporations have sometimes accomplished dissolution using a liquidating trust. The directors would distribute to stockholders as much of the corporation's assets as is practicable, subject to the MGCL limitation on distributions. The remaining assets would then be transferred to a liquidating trust and beneficial interests in the trust distributed to stockholders in dissolution of the corporation. The terms of the trust provide protections for trustees that may not be available to directors-trustees in a dissolution. We have considered the liquidating trust mechanism under both Maryland and Delaware law and have determined that it is the best interest of our stockholders to accomplish the dissolution as a Delaware corporation.

                     Conclusion

The higher standard of care placed on directors of a dissolved corporation under Maryland law is a significant difference from Delaware law. As trustees, the directors of LASER would be required to maintain our assets for the benefit of our creditors, both known and unknown, before making final distributions to our stockholders. This could have the effect of delaying distributions for some period of time. Under the more certain standard of care required by Delaware law, and with the approval of the Delaware Court of Chancery, the directors of LASER Delaware contemplate setting aside a reasonable contingency reserve for potential claims and liabilities and then making a distribution to you shortly thereafter. See "Proposal 2—Judicial Approval Procedures," "—Contingency Reserve" and "—Expected Distributions." In addition, Delaware law contemplates a three-year period for claimants to come forward and prove their claims and commence actions. After this three-year period, LASER Delaware contemplates making a final distribution to you, while a final distribution by LASER under Maryland Law might not happen for a much longer period of time. However, the directors of LASER Delaware will not make any distributions to you unless approved by the Delaware Court of Chancery. We cannot assure you that the Delaware Court of Chancery will not require us to increase substantially the contingency reserve or prohibit us entirely from making our scheduled distributions to you. This could have the effect of substantially delaying our making of distributions to you.

                     Classified Board of Directors

          A classified board is one on which a certain number, but not all, of the directors are elected on a rotating basis each year. Delaware law permits, but does not require, a classified board of directors, pursuant to which the directors can be divided into as many as three classes with staggered terms of office, with only one class of directors standing for election each year. Under Maryland law, a corporation generally may provide for a classified board of directors, but the terms of at least one class must expire each year. Both LASER's charter and bylaws and LASER Delaware's certificate of incorporation and bylaws, to be in effect after the merger, provide for a classified board.

                     Indemnification and Limitation of Liability of Directors

          The certificate of incorporation of LASER Delaware and the charter of LASER both provide for the elimination of personal monetary liability of directors to the fullest extent permissible under the law of Delaware and Maryland, respectively. In addition, both Delaware and Maryland law permit us to enter into indemnification agreements with our directors, and we have entered into indemnification agreements with several of our current and former directors, under which our obligations will survive the merger and subsequent liquidation and dissolution. Under Delaware law, a corporation may indemnify any person who was, is, or could be a party to any suit by reason of the fact that this person is or was a director, officer, employee, or agent of the corporation, or serving at this person's request for another corporation or entity, against expenses, claims and judgments reasonably incurred by the person in connection with the matter, if the person acted in good faith, and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation. Additionally, the corporation may indemnify any person who was, is, or could be a party to any suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee, or agent of the corporation, against expenses, claims and judgments reasonably incurred, except that no indemnification will be provided where the person will have been adjudged to be liable to the corporation. To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise, the person will be indemnified against expenses actually and reasonably incurred by the person in connection therewith. The determination of indemnification with respect to directors or officers is to be made by: (1) majority vote of the directors who are not parties to the action, even though less than a quorum; (2) a committee of the uninvolved directors designated by a majority vote of the directors, even though less than a quorum; (3) independent legal counsel in a written opinion if there are no uninvolved directors, or if the uninvolved directors so direct; or (4) the stockholders. The expenses incurred by an officer or director in defending any suit may be paid by the corporation in advance of the final disposition, upon receipt of an undertaking by or on behalf of the director or officer to repay these expenses to the corporation if it is ultimately determined that the expenses should not have been paid.

          Under Maryland law, a corporation may indemnify any director made a party to any proceeding by reason of service in that capacity unless it is established that: (1) the act or omission of the director was material to the matter giving rise to the proceeding and was either committed in bad faith or was the result of active and deliberate dishonesty; (2) the director received improper personal benefits; or (3) in the case of any criminal proceeding, the director had reasonable cause to believe that the act or omission was unlawful. The indemnification may be against judgments, penalties, fines and settlements and reasonable expenses actually incurred by the director in connection with the proceeding, but if the proceeding was one by or in the right of the corporation, indemnification may not be provided where the director was adjudged to be liable to the corporation. A director may not be indemnified in respect of any proceeding charging improper personal benefit to the director, whether or not involving action in the director's official capacity, in which the director was adjudged to be liable on the basis that personal benefit was improperly received. Unless limited by the corporation's charter, a director who is successful on the merits or in defense in any proceeding will be indemnified against any related expenses. The determination of whether indemnification of a director is permissible will be made by: (1) the board by a majority vote of a quorum of non-party directors, or if a quorum cannot be obtained, then by a majority vote of a non-party committee of at least two directors chosen to act on that particular matter; (2) special legal counsel selected by the board or the committee, or if the requisite quorum of either uninvolved directors or the committee cannot be obtained, then a majority of the full board may decide upon counsel; or (3) the stockholders. Reasonable expenses may be paid by the corporation in advance of the final disposition upon receipt by the corporation of a written affirmation of the director's good faith belief that his standard of conduct necessary for indemnification by the corporation has been met, and a written undertaking by or on behalf of the director to repay the full amount if it is ultimately determined that the standard of conduct has not been met. Unless limited by the charter, indemnification will apply to officers, and may apply to employees or agents, of the corporation who are not directors. Any indemnification, or advances of expenses, if arising out of a proceeding by or in the right of the corporation, will be reported in writing to the stockholders with the notice of the next stockholders' meeting or prior to the meeting.

                     Removal of Directors

          Delaware and Maryland law are virtually identical regarding the removal of members of the board of directors. Under Delaware law, any director or the entire board of directors of a corporation may be removed with or without cause with the approval of a majority of the outstanding shares entitled to vote at an election of directors, except that, if the directors are divided into classes, then a director may not be removed without cause. Maryland law states that, except as provided in the MGCL and unless the corporation's charter provides otherwise, the stockholders of a corporation may remove any director, with or without cause, by the affirmative vote of a majority of all the votes entitled to be cast for the election of directors. LASER's charter provides that, subject to the rights of any class or series separately to elect one or more directors, directors may be removed only for cause upon the affirmative vote of a majority of holders of all the then outstanding shares of stock entitled to vote generally in the election of directors, voting together as a single class, and LASER Delaware's certificate of incorporation will have a similar provision.

                     Dividends

          Delaware law permits a corporation to pay dividends out of surplus (defined as net assets less statutory capital) or out of net profits for the current or immediately preceding fiscal year. Maryland law restricts the payment of distributions, including dividends, if after giving effect to the distributions, the corporation would be unable to pay its debts as they became due in the usual course of business or the corporation's total assets would be less than the sum of the total liabilities plus the amount needed to satisfy preferential rights upon dissolution of stockholders whose preferential rights on dissolution are superior to those receiving the distribution.

                     Appraisal Rights

          Under both Delaware and Maryland law, a dissenting stockholder of a corporation participating in certain corporate transactions may, under varying circumstances, be entitled to demand and receive from the successor corporation cash in the amount of the fair value of the stockholder's shares (as determined by a court) in lieu of the consideration the stockholder otherwise would have received in the transaction. Delaware law does not generally require dissenters' rights of appraisal with respect to (1) a sale of assets (unless otherwise provided in the certificate of incorporation), (2) an amendment of the certificate of incorporation (unless otherwise provided in the certificate of incorporation), (3) a merger or consolidation by a corporation, the shares of which are either listed on a national securities exchange or an interdealer quotation system by the National Association of Securities Dealers, Inc. or widely-held (i.e., by more than 2,000 stockholders), if the stockholders received shares of the surviving corporation or of another listed or widely-held corporation, or (4) stockholders of a corporation surviving a merger if no vote of the stockholders of the surviving corporation is required to approve the merger. Under Maryland law, rights to receive fair value would apply: (1) if the corporation consolidates or merges, (2) if the corporation sells all or substantially all of its assets (except a transfer of assets by a corporation in the ordinary course of its business or to one or more persons if all of the equity interests of the person or persons are owned directly or indirectly by the transferor) or (3) if the corporation amends its charter in a way that would alter express contractual rights of any outstanding stock and substantially and adversely affect the existing stockholders' rights unless the corporation's charter reserves the right to do so. Under Maryland law, a stockholder does not have rights to receive fair value in any transaction if the stockholder's stock is listed on a national securities exchange or is designated as a national market system security or an interdealer quotation system by the National Association of Securities Dealers, Inc. or is designated for trading on the NASDAQ Small Cap Market or is that of the surviving corporation in a merger and the merger does not change the stock or the charter provides that stockholders are not entitled to such rights.

                     Stockholder Inspection Rights

          The rights of stockholders of a Delaware corporation and a Maryland corporation to inspect and copy corporate records differ in certain respects. Under Delaware law, any stockholder may, upon written demand stating the stockholder's purpose, inspect and copy for any proper purpose the corporation's stock ledger, list of stockholders, and its other books and records. A proper purpose is one reasonably related to the person's interest as a stockholder. Under Maryland law, any stockholder may inspect the bylaws, minutes of the proceedings of stockholders, annual statements of affairs, and voting trust agreements on file at the corporation's principal office. Any stockholder may also present a written request for a statement showing all stock and securities issued by the corporation during a specified period of not more than 12 months before the date of the request, the consideration received per share or unit and the value of any consideration other than money as set forth in a resolution of the board of directors. In addition, stockholders of record who own and have owned for at least six months at least five percent of the outstanding stock of any class may inspect and copy the corporation's books of account and its stock ledger and may request a statement of the corporation's affairs. Accordingly, for stockholders holding less than five percent of the outstanding stock of any class, the right of inspection may be broader under Delaware law than under Maryland law. For some stockholders, however, the Maryland rights of inspection may be less restrictive with respect to the purpose for which the right may be exercised, and the lack of access to stockholder records under Delaware law could result in the impairment of the stockholders' ability to coordinate opposition to management proposals, including proposals with respect to a change in control of the corporation.

                     Voting Requirements for Mergers, Consolidations and Other Matters; Written Consent

          Delaware law and the certificate of incorporation of LASER Delaware require the vote of a majority of the outstanding shares for all corporate actions requiring stockholder approval. Except as otherwise provided in the MGCL or a corporation's charter, Maryland law requires a vote of two-thirds of all stockholders entitled to vote to approve a merger, consolidation or sale of all or substantially all of the assets of a corporation. LASER's charter provides for the effectiveness and validity of these events if authorized by the affirmative vote of a majority of the total number of votes entitled to be cast thereon.

          In each case where action requires the approval of stockholders under Delaware law, such approval may be taken by written consent of the holders of the applicable necessary percentage of shares outstanding and entitled to vote unless otherwise provided in the certificate of incorporation. LASER Delaware's certificate of incorporation will permit stockholder action in lieu of a meeting upon the unanimous written consent of all stockholders entitled to take the action at a meeting. Maryland law requires that written consent by stockholders in lieu of a meeting must be unanimous.

                     Stockholder Derivative Suits

          Under Delaware law, a stockholder may bring a derivative action on behalf of the corporation only if the stockholder was a stockholder of the corporation at the time of the transaction in question or if his or her stock thereafter devolved upon him or her by operation of law. Delaware does not have a security bonding requirement. Maryland law does not provide explicitly for any derivative action available to stockholders.

                     Business Combinations With an Interested Stockholder

          LASER Delaware will be subject to Section 203 of the DGCL, an anti-takeover law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years following the date the person became an interested stockholder, unless the "business combination" or the transaction in which the person became an interested stockholder is approved in a prescribed manner. Generally, a "business combination" includes a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. Generally, an "interested stockholder" is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, did own, 15% or more of a corporation's voting stock. The existence of this provision may have an anti-takeover effect with respect to transactions not approved in advance by the board of directors, including discouraging attempts that might result in a premium over the market price for the shares of common stock held by stockholders. Because certain of our stockholders will own more than 15% of our voting stock at the time of the merger and because the merger will have been approved in advance by the board of directors of LASER Delaware, Section 203 by its terms is currently not applicable to business combinations with these stockholders even though these stockholders each own more than 15% of our outstanding stock. If any other person acquires 15% or more of our outstanding stock, that person will be subject to the provisions of Section 203.

          Under Section 3-602(a) of the MGCL, certain "business combinations" (which may include, but are not limited to, a merger, consolidation, share exchange, or, in certain circumstances, an asset transfer or issuance or reclassification of equity securities) between a Maryland corporation and any person who beneficially owns 10% or more of the voting power of the corporation's shares or an affiliate or associate of the corporation which, at any time within the two-year period prior to the date in question, beneficially owned 10% or more of the voting power of the corporation's shares (an "interested stockholder") or an affiliate thereof, are prohibited for five years after the most recent date on which the interested stockholder became an interested stockholder. Any such business combination must be recommended by the board of directors of such corporation and approved by the affirmative vote of at least (a) 80% of the votes entitled to be cast by holders of outstanding voting shares of the corporation and (b) two-thirds of the votes entitled to be cast by holders of outstanding voting shares of the corporation other than shares held by the interested stockholder with whom (or with whose affiliate) the business combination is to be effected, or by an affiliate or associate of the interested stockholder, unless, among other things, the corporation's stockholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the interested stockholder for its shares. These provisions of Maryland law do not apply, however, to business combinations that are approved or exempted by the board of directors of the corporation prior to the time that the interested stockholder becomes an interested stockholder. The board of directors, has irrevocably exempted several mutual funds advised by Franklin Mutual Advisers Inc. and their affiliates from Section 3-602(a) of the MGCL, and the Franklin Mutual funds agreed not to acquire more than 17.5% of our outstanding voting stock.

                     Control Share Acquisitions

          The MGCL provides that "control shares" of a Maryland corporation acquired in a "control share acquisition" have no voting rights except to the extent approved by the stockholders of the corporation by the vote of two-thirds of the votes entitled to be cast on the matter, excluding shares of stock owned by the acquiror or by officers of the corporation or by an employee who is also a director of the corporation. "Control shares" are shares of stock which, if aggregated with all other shares of stock owned by a person, would entitle that person to exercise voting power in electing directors within one of the following ranges of voting power: (i) one-tenth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority or more of all voting power. "Control shares" do not include shares of stock the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A "control share acquisition" means, subject to certain exceptions, the acquisition of, ownership of, or the power to direct the exercise of voting power with respect to "control shares."

          A person who has made or proposes to make a "control share acquisition," upon satisfaction of certain conditions (including an undertaking to pay expenses), may compel the board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights to be accorded the shares acquired or to be acquired in the control share acquisition. If no request for a meeting is made, the corporation may itself present the question at any stockholders' meeting. If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as permitted by the statute, then, subject to certain conditions and limitations, the corporation may redeem any or all of the "control shares" (except those for which voting rights have previously been approved) for fair value determined, without regard to absence of voting rights for the control shares, as of the date of the last "control share acquisition" or of any meeting of stockholders at which the voting rights of such shares are considered and not approved. If voting rights for "control shares" are approved at a stockholders' meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the stock, as determined for purposes of such appraisal rights, may not be less than the highest price per share paid in the "control share acquisition," and certain limitations and restrictions otherwise applicable to the exercise of appraisal rights under the MGCL generally do not apply in the context of "control share acquisitions."

          The "control share acquisition" statute does not apply to stock acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction, or if the acquisition of the shares has been approved or exempted by a provision of the charter or bylaws of the corporation and adopted prior to the acquisition of the shares. LASER has adopted a provision in its bylaws that exempts its shares of common stock from application of the "control share acquisition" statute; however, this bylaw provision could be removed at any time by amendment to the bylaws. Delaware law does not contain a limitation similar to the MGCL's control share acquisition statute.

           Accounting Treatment

          Because LASER Delaware is our newly formed, wholly-owned subsidiary, we expect that the merger will be accounted for at historical costs in a manner similar to the pooling of interests method of accounting. The pooling of interests method of accounting assumes that the combining companies were merged from inception and the historical financial statements for the periods prior to the consummation of the merger are restated as though the companies had been combined from inception.

           State Regulation Requirements

          Upon effectiveness of the merger, SDAT must file a certificate of merger with the clerk of the circuit court in each county in the State of Maryland where a merging corporation owns an interest in land naming the parties to the merger and identifying the location of the surviving corporation's principal office in the State of Maryland or if none, its principal place of business. According to Maryland law, the successor corporation to a merger is liable for all the debts and obligations of each nonsurviving entity. Consequently, LASER Delaware will become the successor to all of our assets and liabilities.

           Description of Securities

          Set forth below is a summary of certain provisions of the capital stock to be issued by LASER Delaware. The following summary does not purport to be complete and is subject to and qualified in its entirety by reference to the certificate of incorporation and the bylaws of LASER Delaware, copies of which are attached to this proxy statement as Exhibits B and C, respectively. Stockholders are urged to read carefully LASER Delaware's certificate of incorporation and bylaws.

          Upon completion of the merger, the certificate of incorporation of LASER Delaware will provide that LASER Delaware may issue up to twenty-five million shares, of which twenty million are designated common stock, $.001 par value, and five million are designated preferred stock, $.01 par value. Upon completion of the merger, the _____________ outstanding shares of LASER's common stock will be converted into an equal number of shares of LASER Delaware's common stock. The shares of LASER Delaware common stock will be entitled to the same preferences, voting power, rights and privileges as the shares of LASER common stock. No shares of preferred stock will be issued. For more details relating to LASER Delaware's common stock, see "Comparison of the Corporation Laws of Delaware and Maryland."

           Material Federal Income Tax Consequences of the Merger

          The following is a summary of the material federal income tax consequences of the merger. The discussion contained herein is based upon the Code, regulations issued thereunder, treasury regulations, rulings and other administrative pronouncements issued by the Internal revenue Service, or the IRS, and judicial decisions, all in effect as of the date of this proxy statement, and all of which are subject to change, possibly with retroactive effect. This summary is for general information only and does not purport to discuss all aspects of federal income taxation that may be important to a particular investor in light of its investment or tax circumstances. This summary assumes that stockholders hold our common stock as "capital assets" (generally, property held for investment).

          Each stockholder should consult its tax advisor regarding the federal, state, local and foreign tax consequences of acquiring, holding, exchanging, or otherwise disposing of the company's common stock, and of LASER's election to be treated for federal income tax purposes as a REIT.

          The merger proposal will qualify as a reorganization within the meaning of Section 368(a) of the Code. As a result, no gain or loss will be recognized by holders of the LASER's common stock upon the receipt of LASER Delaware stock in the merger, and no gain or loss will be recognized by LASER or LASER Delaware upon consummation of the merger. In addition, each former holder of LASER's common stock will have the same basis in LASER Delaware's stock received by such holder under the merger as such holder had in the shares of LASER's common stock surrendered in the merger, and such holder's holding period with respect to LASER Delaware's stock will include the period that the holder held the corresponding common stock of LASER surrendered in exchange therefor, provided such common stock of LASER was held by the holder as a capital asset at the time of the merger.

           REIT Ownership Limitation

          For us to maintain our qualification as a REIT, not more than 50% in value of our outstanding shares of capital stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities). For the purpose, among others, of preserving our REIT status, LASER's certificate of incorporation generally prohibits direct or indirect ownership by any person of more than 9.8% of the number of outstanding shares of common stock. Any transfer of shares of capital stock that would result in our disqualification as a REIT or that would (a) create a direct or constructive ownership of shares of stock in excess of the ownership limit, (b) result in the shares of stock being beneficially owned (within the meaning Section 856(a) of the Code) by fewer than 100 persons (determined without reference to any rules of attribution), or (c) result in our being "closely held" within the meaning of Section 856(h) of the Code, will be null and void, and the intended transferee will acquire no rights to such shares. Subject to certain limitations, our board of directors may increase or decrease or waive the ownership limit. LASER Delaware's certificate of incorporation will contain identical provisions relating to maintaining our REIT status.

           LASER's board of directors waived, and LASER Delaware's board of directors intends to waive retroactively, the ownership limit for: (1) Highfields Capital Ltd., (2) Ellington Management Group, L.L.C., and (3) Kingdon Capital Management L.L.C. Any subsequent transfer of shares held by Highfields Capital, Ellington Management and Kingdon Capital will be subject to the ownership limit, unless specifically exempted by our board of directors.

           Vote Required and Board of Directors Recommendation

          We are seeking the affirmative vote of the holders of a majority of the outstanding common stock of LASER for approval of the reincorporation merger.

          Our board of directors believes that the merger is in the best interests of our stockholders, has declared the merger advisable on the terms and conditions described herein and recommends a vote for approval of the merger for the purpose of reincorporating in Delaware. It is intended that shares represented by the enclosed form of proxy will be voted in favor of this proposal unless otherwise specified in such proxy.

PROPOSAL 2:

TO APPROVE AND ADOPT THE PLAN OF LIQUIDATION AND DISSOLUTION OF LASER DELAWARE

          Introduction

          The board of directors of each of LASER and LASER Delaware has unanimously determined that the liquidation and dissolution of LASER Delaware is in the best interests of us and our stockholders and has unanimously approved and adopted, subject to approval by the stockholders of LASER, the orderly liquidation of the company's assets pursuant to the Plan of Liquidation and Dissolution. The board of directors of LASER recommends that our stockholders vote for the approval of the Plan of Liquidation and Dissolution. If you approve the merger of LASER with and into LASER Delaware pursuant to Proposal 1 and you approve the Plan of Liquidation and Dissolution pursuant to this Proposal 2, our officers and directors will initiate the complete liquidation and subsequent dissolution of LASER Delaware in accordance with the requirements of Delaware law and the Internal Revenue Code. LASER, as the sole stockholder of LASER Delaware, has approved and adopted the Plan of Liquidation and Dissolution, and, if you approve both Proposal 1 and Proposal 2, no further action by the stockholders of either LASER or LASER Delaware will be required to carry out the liquidation and dissolution.

           Reasons for the Liquidation and Dissolution

          In order to maximize stockholder value, our board of directors has continuously reviewed our strategic position and our short-term and long-term prospects. In particular, adverse developments in the markets for mortgage-backed securities, REIT stocks in general and our shares in particular have made it more difficult for us to enhance stockholder value by growing our business as an independent entity. The board of directors also believes that we will continue to experience difficulties in obtaining new debt or equity financing at a reasonable cost. Therefore, our board of directors unanimously believes that the liquidation and dissolution is the best alternative available to maximize stockholder value.

          From time to time, including since publicly announcing our intention to liquidate and dissolve, we have received inquiries from third parties concerning a possible acquisition of our company or our outstanding shares of common stock. Some of these inquiries have concerned a possible acquisition only after an initial liquidating distribution has been made to our stockholders. To date, none of these inquiries has resulted in a transaction proposal that the board of directors views as being as favorable to our stockholders as the liquidation and dissolution that is proposed in this proxy statement. However, should we receive further inquiries of this nature or once an initial distribution has been made, the board of directors will review the inquiries to determine whether in the board of directors' judgment any of the inquiries offers an alternative transaction proposal that the board of directors views as being as or more favorable to our stockholders as our proposed liquidation and dissolution.

          In deciding whether to approve the plan of liquidation and dissolution, the board of directors considered a number of factors, including the following:

1.	The board of directors does not believe that we have been able to attract substantial interest from the investment community. The board of directors bases this belief principally on the fact that the average daily trading volume for our shares during 1999, 2000 and the first three months of 2001 was 40,037 shares.

2.	The board of directors believes that the modest public float for our shares limits the attractiveness of our shares to investors, particularly institutional investors that prefer to invest in large increments in a float that presents greater liquidity.

3.	The board of directors believes that a publicly-traded REIT of our size is no longer an efficient and attractive vehicle with which to pursue the opportunities in the mortgage and mortgage-backed securities markets. The additional equity and debt capital necessary to pursue such opportunities is not available to a publicly-traded REITs of our size on terms attractive to us. Without additional equity capital, the board of directors believes that it would be difficult and expensive for us to support a revised strategy.

4.	Based on the results of a formal solicitation process conducted by in the past, the lack of any attractive offers to acquire us or our assets since our announcement in October 2000 that we were considering a liquidation and dissolution, the lack of interest by financial advisors to advise us on a potential merger and/or sale transaction and be compensated only in the event of a successful transaction and our collective experience, the board of directors believes that currently any potential merger and/or sale transaction, which we know of, whether you were to receive shares in another company and/or cash, would not provide you with a meaningful premium over our net asset value and therefore offers few advantages over the liquidation and dissolution.

5.	The board of directors has retained the right to abandon the liquidation and dissolution prior to the filing of the certificate of dissolution and has the flexibility to entertain business combination offers. The board of directors intends to do so if it believes that such a transaction would maximize stockholder value. A transaction of this type would require stockholder approval.

          In addition to these factors, the board of directors also considered a number of factors regarding the potential adverse impact on you and us of the proposed liquidation and dissolution, including the following:

1.	We cannot assure you that we would be successful in disposing of our assets for values equal to or exceeding those currently estimated or that these dispositions would occur as early as we expected.

2.	It is possible that the liquidation may not yield distributions as great as or greater than the recent market prices of our shares, and distributions may not be effected for an extended amount of time.

3.	As opposed to a business combination with a relatively short time frame during which a third party would acquire us, the liquidation process would involve a longer pay-off process and would require us to incur potentially larger administrative costs.

4.	The receipt of liquidating distributions will be a taxable event for stockholders.

5.	It is likely that the liquidity and price of our shares will decrease as we pay distributions to stockholders.

          The foregoing discussion of the information and factors discussed by the board of directors is not meant to be exhaustive, but is believed to include all material factors considered by the board of directors. The board of directors did not quantify or attach any particular weight to the various factors that it considered in approving the plan of liquidation and dissolution. Rather, the board of directors viewed its position and recommendation as being based on the totality of the information presented to and considered by it. In addition, individual members of the board of directors may have given different weights to different factors. However, in the view of the board of directors, the potentially negative factors considered by it did not outweigh the benefits and advantages of the liquidation and dissolution.

          If stockholders do not approve the liquidation and dissolution or the dissolution is not consummated for any reason, we will either return to executing our current business strategy or execute another business strategy as the board of directors then determines to be in the best interests of our stockholders. If stockholders reject the Plan of Liquidation and Dissolution, to the extent opportunities are available at that time, we may consider potential business combinations with public or private entities or other alternative strategies that our board of directors and management believe are in our stockholders' best interests.

           Principal Provisions of the Plan of Liquidation and Dissolution

          The summary set forth below of the material terms and features of the Plan of Liquidation and Dissolution does not purport to be complete and is qualified in its entirety by reference to the Plan of Liquidation and Dissolution. A copy of the Plan of Liquidation and Dissolution is attached as Exhibit A to this proxy statement. Stockholders are urged to read carefully the Plan of Liquidation and Dissolution in its entirety.

          The Plan of Liquidation and Dissolution provides for our complete liquidation and dissolution in accordance with the requirements of Delaware law and the Code. Because the Plan of Liquidation and Dissolution contemplates the disposition of all of our assets and the distribution of the net proceeds to stockholders, and because the terms of these dispositions have not yet been determined, we do not believe that pro forma financial information concerning the Plan of Liquidation and Dissolution would be meaningful.

                     Cessation of Business Activities

          If the Plan of Liquidation and Dissolution is approved at the meeting, assuming the proposal to change LASER's state of incorporation from Maryland to Delaware is approved, we will cease conducting normal business operations, except as may be required to wind-up our business and affairs and to maintain our REIT status for so long as the board of directors determines in its discretion, and proceed with the liquidation and dissolution. We will continue our existence, but solely for the purpose of managing our investments, providing for the satisfaction of our obligations, adjusting and winding-up our business and affairs and distributing our remaining assets. One or more liquidating distributions from our assets will be conditioned upon setting aside a sufficient amount of money to meet any residual obligation or liability that we have not otherwise met. See "—Contingency Reserve." We will not obtain any further approvals of stockholders. We will satisfy, or provide for the satisfaction of, all of our legally enforceable claims, liabilities or obligations in an orderly manner.

                     Certificate of Dissolution

          When our board of directors determines to be appropriate, we will file with the Secretary of State of Delaware, a certificate of dissolution conforming to the requirements of Section 275 of DGCL. From and after the date this certificate is filed with the Delaware Secretary of State, LASER Delaware will be deemed to be dissolved, but will continue to exist under Delaware law for the purposes of paying, satisfying and discharging any existing debts or obligations, collecting and distributing its assets, and doing all other acts required to liquidate and wind up its business affairs. The members of the board of directors in office at the time the certificate of dissolution is accepted for filing by Delaware will have all powers provided to them under DGCL and other applicable law.

                     Liquidation of Assets

          After the meeting, if the stockholders approve the Plan of Liquidation and Dissolution, we will sell, exchange, transfer, lease, license or otherwise dispose of all of our property and assets to the extent, for such consideration and upon the terms and conditions as our board of directors deems expedient and in our stockholders' best interests, without the requirement of further vote or action by you. Our remaining assets may be sold in bulk to one buyer or a small number of buyers or on a piecemeal basis to numerous buyers. We will not be required to obtain appraisals or other third party opinions as to the value of our assets in connection with the liquidation. As part of the liquidation of our assets, we will collect, or make provision for the collection of, all accounts receivable, debts and claims owing to us, including any recovery from our litigation against Asset Securitization Corporation, Nomura Asset Capital Corp. and Nomura Securities International, Inc. A recovery from this litigation may be possible, but we are unable to predict the likelihood of this occurrence and the amount of any possible recovery.

                     Judicial Approval Procedures

          The Plan of Liquidation and Dissolution provides that the board of directors will liquidate our assets in accordance with any applicable provision of the DGCL, including Sections 280 and 281. Without limiting its flexibility, the board of directors, at its option, may instruct our officers to follow the procedures set forth in Sections 280 and 281 of the DGCL which instruct such officers to:

1.	Give notice of the dissolution to all persons having a claim against us and provide for the rejection of any such claims in accordance with Section 280 of the DGCL;

2.	Offer to any claimant on a contract whose claim is contingent, conditional or unmatured, security in an amount sufficient to provide compensation to the claimant if the claim matures, and petition the Delaware Court of Chancery to determine the amount and form of security sufficient to provide compensation to any such claimant who rejects such offer in accordance with Section 280 of the DGCL;

3.	Petition the Delaware Court of Chancery to determine the amount and form of security which would be reasonably likely to be sufficient to provide compensation for claims that are the subject of pending litigation against us, and claims that have not been made known to us at the time of dissolution, but are likely to arise or become known within five (5) years (or longer in the discretion of the Delaware Court of Chancery), each in accordance with Section 280 of the DGCL;

4.	Pay, or make adequate provision for payment, of all claims made against us and not rejected, including all expenses of the sale of assets and of the liquidation and dissolution provided for by the Plan of Liquidation and Dissolution in accordance with Section 280 of the DGCL;

5.	Post all security offered and not rejected and all security ordered by the Delaware Court of Chancery in accordance with Section 280 of the DGCL; and

6.	Pay, or make adequate provision for payment, of all other claims that are mature, known and uncontested or that have been finally determined to be owing by us.

          Our board of directors currently intends to follow the procedures set forth in Sections 280 and 281 of DGCL. Accordingly, the board of directors will not make any distributions to you unless approved by the Delaware Court of Chancery. We cannot assure you that the Delaware Court of Chancery will not require us to increase substantially the contingency reserve or prohibit us entirely from making our scheduled distributions to you. This could have the effect of substantially delaying our making of distributions to you.

                     Contingency Reserve

          Before making any distributions to our stockholders, we will pay, or as determined by the board of directors, make reasonable provision to pay, all our claims and obligations, including all contingent, conditional or unmatured claims known to us. The board of directors has determined to establish a reserve for contingencies of at least $5 million. The board of directors believes that this reserve, together with cash flow from operations and other cash on hand, should enable us to operate until dissolution and to satisfy our liabilities, expenses, and obligations not otherwise paid, provided for or discharged as they become due and payable. We intend to petition the Delaware Court of Chancery to determine if the contingency reserve will be reasonably likely to be sufficient to satisfy pending claims and claims that have not arisen but might arise, and we do not intend to make any distributions to you unless and until we receive the approval of the Delaware Court of Chancery. If the court's instructions are followed and the Plan of Liquidation and Dissolution is approved by the court, our directors will not be personally liable to our unpaid claimants for an insufficient contingency reserve. See "Proposal 1—Comparison of the Corporation Laws of Delaware and Maryland—Liquidation and Dissolution." In addition, we maintain directors' and officers' liability insurance which covers our directors and officers in the event of a liquidation.

          The amount of the contingency reserve is based upon our estimates derived from consultations with our investment manager and legal counsel and a review of our estimated expenses and actual and contingent liabilities and obligations. We cannot assure you that the contingency reserve will be sufficient to cover such expenses, liabilities and obligations. After establishing the contingency reserve, we may from time to time distribute to stockholders such portions of the contingency reserve that the board deems to be no longer required. After the expenses, liabilities and obligations for which the contingency reserve has been established are believed by the board to have been satisfied in full, we will distribute to our stockholders any remaining funds in the contingency reserve.

          We have several indemnity obligations outstanding resulting from prior and existing agreements. In the event of liquidation, we would be required to deposit $5 million in cash in an escrow account for purposes of satisfying these indemnification obligations to Lehman Brothers, $2 million in cash for BlackRock Financial Management, Inc. and $2 million in cash for Mariner. We are currently in the process of determining whether we could obtain insurance to cover these indemnity obligations.

                     Directors and Officers; Indemnification

          We anticipate that our current directors and officers will continue to serve in these capacities after approval of the liquidation and dissolution proposal. Directors remaining in office will continue to receive fees in accordance with our compensation policies.

          We will continue throughout the liquidation and dissolution process to indemnify our officers, directors, employees and agents in accordance with LASER Delaware's certificate of incorporation, bylaws, any existing indemnification agreements, our existing directors' and officers' liability insurance policy and applicable law. The indemnification will apply to acts or omissions of these persons in connection with the implementation of the Plan of Liquidation and Dissolution and the winding up of our affairs. Our obligation to indemnify these persons may be satisfied out of the contingency reserve or out of assets transferred to the liquidating trust, if any. Our board of directors has obtained, and our board of directors and the trustees of any liquidating trust are authorized to obtain and maintain, insurance as may be necessary to cover our indemnification obligations.

                     Compensation

          We may pay compensation to our investment manager, officers, directors, employees, agents and/or trustees for services rendered in connection with the implementation of the Plan of Liquidation and Dissolution.

          We presently have no employees. Our investment manager, Mariner, and our executive officers, William J. Michaelcheck, Chief Executive Officer and President, and Charles R. Howe II, Chief Financial Officer, Treasurer and Secretary, will implement and conduct the liquidation of our assets as set forth in the Plan of Liquidation and Dissolution. Approval of the Plan of Liquidation and Dissolution by our stockholders will constitute the approval of the stockholders of the payment of any compensation to the investment manager and the above officers. See "—Interests of Certain Persons in the Liquidation."

                     Maintenance of our REIT Status

          Under the Plan of Liquidation and Dissolution, the directors are authorized, in their discretion, to choose to maintain our existence as a REIT for the purposes of winding up our affairs. Although we expect that we will continue to be able to meet the REIT requirements for the next 24 months, we cannot assure you that we will be able to do so. If we do not completely liquidate within 24 months of stockholder approval of the Plan of Liquidation and Dissolution, we will not be able to maintain our REIT status. See "Material Federal Income Tax Consequences of Reincorporation," and "Material Federal Income Tax Consequences of Liquidation and Dissolution."

                     Cancellation of Stock

          The distributions to our stockholders pursuant to the Plan of Liquidation and Dissolution will be in complete redemption and cancellation of all of the outstanding common stock. As a condition to any disbursement made under the Plan of Liquidation and Dissolution after the filing of the certificate of dissolution, the board of directors may require stockholders to surrender their certificates evidencing the common stock to us or our agent for cancellation. If a stockholder's certificate for shares of common stock has been lost, stolen or destroyed, such stockholder may be required, as a condition to the disbursement of any distribution under the Plan of Liquidation and Dissolution, to furnish to us or our agent satisfactory evidence of the loss, theft or destruction thereof, together with a surety bond or other security or indemnity reasonably satisfactory to us.

                     Liquidating Trust

          If advisable for any reason to complete the liquidation and distribution of our assets to our stockholders, our board of directors may at any time transfer to a liquidating trust our remaining assets and obligations. The liquidating trust thereupon will succeed to all of our then remaining assets, including all amounts in the contingency reserve, and any of our remaining liabilities and obligations. The sole purpose of the liquidating trust will be to prosecute and defend suits by or against us, to collect amounts, settle and close our business, to dispose of and convey our assets, to satisfy our remaining liabilities and obligations and to distribute our remaining assets to our stockholders. Any distributions made from the liquidating trust will be made in accordance with the provisions of the Plan of Liquidation and Dissolution. Our board of directors may appoint one or more of its members to act as trustee or trustees of the liquidating trust and to cause us to enter into a liquidating trust agreement with such trustee or trustees on such terms and conditions as the board of directors determines appropriate. Approval of the Plan of Liquidation and Dissolution by the stockholders also will constitute the approval by the stockholders of any appointment of a trustee and of a liquidating trust agreement between us and any trustee.

                     Costs of Liquidation and Distribution

          We are authorized to pay all legal, accounting, printing and other fees, costs and expenses for services rendered to us in connection with the preparation, adoption and implementation of the Plan of Liquidation and Dissolution, including any fees and expenses incurred in connection with any applicable provision of the DGCL, any petitions filed with the Delaware Court of Chancery and the preparation of this proxy statement for the annual meeting of stockholders.

                     Delisting of Common Stock

          At any time, the board of directors may if it deems such action to be in our stockholders' best interests, cause the shares of our common stock to be delisted from any securities exchange on which they are traded.

                     Amendment and Termination of the Plan of Liquidation and Dissolution

          If the board of directors determines that it is in our stockholders' best interests, the board of directors may amend or modify the Plan of Liquidation and Dissolution without further stockholder approval, except as required by applicable law. Also, if prior to the filing of the certificate of dissolution, whether before or after stockholder approval, the board determines that liquidation and dissolution are not in our stockholders' best interests, the board may abandon and revoke the dissolution without further stockholder action. If the board abandons the dissolution, we may, without further stockholder approval, sell some of our remaining assets if the board determines that this action is in our stockholders' best interests. However, we may not consummate the sale of all or substantially all of our assets without stockholder approval as required by Delaware law.

           Expected Distributions to Stockholders

          Our board of directors will determine, in its sole discretion and in accordance with applicable law, the timing of, the amount, the kind of and the record dates for all distributions made to stockholders. Although our board of directors has not established a firm timetable for distributions to stockholders, after the Plan of Liquidation and Dissolution has been approved, our board will, subject to exigencies inherent in winding up our business, make such distributions as promptly as practicable.

          Because we cannot be certain about the precise net realizable value of our assets and the ultimate amount of our liabilities, we are neither able to predict accurately the aggregate net values which will ultimately be distributed to stockholders nor able to predict accurately the timing of distributions. If you approve Proposals 1 and 2, we currently anticipate that our board of directors will petition the Delaware Court of Chancery for permission to make an initial distribution of $3.00 per outstanding common share as soon as practicable, with the majority of the remaining liquidation proceeds expected to be distributed over a period of about three years. See "—Judicial Approval Procedures" and "—Contingency Reserve." However, the timing and amount of the distributions are within the discretion of the Court of Chancery and cannot be predicted with certainty.

          At a minimum, we anticipate making distributions in amounts sufficient to allow us to remain qualified as a REIT under the Code for the next 24 months. However, given that we may not complete the liquidation during the next 24 months, the changes in the nature of our assets and in our sources of income that could result from dispositions of assets and the need to retain assets to meet liabilities, we cannot assure you that we will continue to meet the REIT qualification tests during the next 24 months and do not believe that we will continue to meet the tests after 24 months. See"—Termination of our REIT Status," and "Material Federal Income Tax Consequences to Liquidation and Dissolution."

           Contingencies; Creditors

          Under Delaware law, if we fail to maintain an adequate contingency reserve for payment of our expenses and liabilities, or should the contingency reserve and the assets held by a liquidating trust be exceeded by the amount ultimately found payable in respect of our expenses and liabilities, each stockholder could be held liable for the payment to creditors of the stockholder's pro rata share of any excess. However, each stockholder's liability is limited to only the stockholder's pro rata share of amounts received by the stockholder from us or a liquidating trust.

          If we were held by a court to have failed to make adequate provision for our expenses and liabilities or if the amount ultimately required to be paid in respect of these liabilities exceeded the amount available from the contingency reserve and the assets of the liquidating trust, a creditor of ours could seek an injunction against the making of distributions under the Plan of Liquidation and Dissolution on the ground that the amounts to be distributed were needed to provide for the payment of our expenses and liabilities. This type of action could delay or substantially diminish the distributions, if any, to be made to stockholders and/or interest holders under the Plan of Liquidation and Dissolution.

           Risk of Delisting From the New York Stock Exchange

          If the Plan of Liquidation and Dissolution is approved by the stockholders, it is likely that we will not be able to maintain continued compliance with the NYSE's listing requirements or that the NYSE will take action to delist our securities. If our common stock is delisted from the NYSE, trading, if any, would thereafter be conducted on the over-the-counter market in the so-called "pink sheets" or on the "Electronic Bulletin Board" of the National Association of Securities Dealers, Inc. Consequently, you may find it more difficult to dispose of, or to obtain accurate quotations as to the price of, the common stock. Under the Plan of Liquidation and Dissolution, the directors are authorized at any time, in their discretion, to cause our shares of common stock to be delisted from NYSE or any securities exchange on which they are traded or to completely prohibit the transfer of our shares if and to the extent permitted by law.

           Listing and Trading of Interests in the Liquidating Trust

          It is anticipated that the interests in the liquidating trust, if one is created, will not be transferable. The interests may not be accepted by commercial lenders as security for loans as readily as more conventional securities with established trading markets.

          Because stockholders will be deemed to have received a liquidating distribution equal to their pro rata share of the value of the net assets distributed to an entity which is treated as a liquidating trust for tax purposes (see "Material Federal Income Tax Consequences of Liquidation and Dissolution—Liquidating Trust"), the distribution of non-transferable interests could result in tax liability to the interest holders without their being readily able to realize the value of such interests to pay such taxes or otherwise.

           Government Approvals

          Except for filing of the certificate of dissolution and compliance by us with the applicable Delaware law and the rules and regulations of the SEC and the Code, no United States federal or state regulatory requirements must be complied with or approvals obtained in connection with the liquidation and dissolution.

           Absence of Appraisal Rights

          Under Delaware law, our stockholders are not entitled to appraisal rights or to any similar rights of dissenters for their shares of common stock in connection with the approval or consummation of the transactions contemplated by the Plan of Liquidation and Dissolution.

           Material Federal Income Tax Consequences of Liquidation and Dissolution

        The following discussion is a summary of the material federal income tax consequences to the stockholders relevant to the Plan of Liquidation and Dissolution. This discussion does not deal with all of the tax consequences of the liquidation and dissolution that may be relevant to every stockholder and is not intended as a substitute for careful tax planning. The tax consequences of the Plan of Liquidation and Dissolution may vary depending upon the particular circumstances of the stockholder. We recommend that each stockholder consult its own tax advisor regarding the tax consequences of the Plan of Liquidation and Dissolution.

          The discussion of tax consequences that follows is based on current provisions of the Code and its legislative history, existing, temporary and currently proposed treasury regulations, existing administrative rulings and practices of the IRS and judicial decisions in effect on the date of this document. All of these are subject to change at any time, and any such change may be applied retroactively. Thus, we cannot assure you that legislative, judicial or administrative changes will not affect the accuracy of this discussion, possibly on a retroactive basis. In addition, we have not requested and do not plan to request any rulings from the IRS with respect to the tax consequences of the Plan of Liquidation and Dissolution. Accordingly, we cannot assure you that the statements set forth in this discussion, which do not bind the IRS or the courts, will not be challenged by the IRS or sustained by the courts if so challenged.

                     Tax Consequences to Laser Delaware

          For federal income tax purposes, we are taxed as a REIT under sections 856 through 860 of the Code. As such, we generally are entitled to a deduction for all dividends we pay to our stockholders for a taxable year. As a result, as a practical matter we are not subject to federal income taxation with respect to our distributed income. If the liquidation and dissolution is adopted by the stockholders, we currently contemplate that, unless the liquidation takes longer than 24 months, we will continue to qualify as a REIT prior to the final distribution of assets. However, in order for us to continue to qualify as a REIT, we must satisfy a number of asset, income and distribution tests, and there can be no assurances that we will be able to satisfy these tests throughout the period during which we would liquidate our assets.

                     Asset Tests

To qualify as a REIT for federal income tax purposes, at least 75% of the value of our assets at the close of each quarter of our taxable year must be represented by real estate assets, cash, cash items, including receivables arising in the ordinary course of our operations, and government securities. We generally may not have more than 25% of our total assets represented by non-government securities, except securities that constitute "real estate assets" for this purpose. In connection with investments in securities that are neither government securities, nor "real estate assets," we generally may not do the following:

•	invest more than 20% of the value of our total assets in one or more corporations that have jointly elected with us to treat such corporations as taxable REIT subsidiaries;

•	invest more than 5% of the value of our total assets in non-government securities of any one issuer, unless the issuer is a taxable REIT subsidiary; or

•	hold more than 10% of the outstanding voting securities, or 10% of the total value of outstanding securities of any one issuer, unless we hold all of the equity securities of such issuer, or unless the issuer is a taxable REIT subsidiary.

                     Income Tests

We must also meet two tests relating to the source of our income. First, at least 75% of our gross income for each year must be derived from rents from real property, interest on obligations secured by mortgages on real property, and other sources directly related to real estate activities, including gains from the disposition of real estate assets. Second, at least 95% of our gross income must be derived from the sources described in the preceding sentence and from dividends, interest and gains from sales or dispositions of stock or securities.

                     Distributions

The REIT provisions of the Code also require that we distribute at least 90% of our REIT taxable income, determined without regard to the dividends paid deduction, which is discussed below, and excluding any net capital gain, to our stockholders each taxable year.

                     Liquidation Period

We anticipate that we would remain qualified under the foregoing tests throughout the period of the liquidation of our assets, unless the complete liquidation takes longer than two years. However, given the changes in the nature of our assets and in our sources of income that could result from dispositions of assets in the liquidation process and the need to retain assets to meet liabilities, there can be no assurance that we will continue to meet the qualification tests. If we cease to qualify as a REIT for any taxable year, we would not be entitled to deduct dividends paid to our stockholders from our taxable income. In this case, we would be liable for federal income taxes with respect to our gains from sales of assets and our income from operations for that year and for subsequent taxable years. These federal income taxes would reduce the amounts otherwise distributable to our stockholders. To be entitled to a deduction for the amount distributed to our stockholders for a tax year, referred to as a "dividends paid deduction," a REIT's distributions must qualify as "dividends." Distributions in liquidation of a corporation, however, are generally treated as being in full payment of a stockholder's interest in the corporation, rather than as dividends. Nevertheless, in the context of the liquidation of a REIT, section 562(b) of the Code provides a special rule that classifies liquidating distributions as dividends solely for purposes of the dividends paid deduction if specified conditions are met. In particular, section 562(b) provides that, if a REIT is liquidated within the 24-month period following the adoption of a plan of liquidation, distributions pursuant to such plan will, to the extent of the distributing corporation's earnings and profits, (computed without regard to capital losses), for the year of the distribution, be treated as dividends for purposes of computing the corporation's dividends paid deduction.

Approval of the liquidation and dissolution proposal by stockholders would constitute the adoption of a plan of liquidation for purposes of section 562(b) of the Code. However, we are uncertain whether we will completely liquidate within 24 months of the approval of the liquidation and dissolution proposal, because, for example, we may not be able to sell our assets at acceptable prices during this period. As the end of the 24-month period approaches, we intend to evaluate the then existing situation and consider whether distribution of our remaining assets and liabilities to a liquidating trust would be appropriate, or whether existing circumstances indicate that the stockholders would be better served by a course of action that might forego the benefits of section 562(b). If we are not completely liquidated within the 24 month period, we will lose our deduction for dividends paid retroactively to the year in which we made the first liquidating distribution, which will cause us to incur a corporate level tax on our earnings in each year in which we did not have the dividends paid deduction. We also would owe interest on the corporate level tax from the date incurred until paid.

Although section 562(b) may, at the corporate level, treat liquidating distributions as dividends, it generally does so only "to the extent of the earnings and profits (computed without regard to capital losses) of the corporation for the taxable year of the distribution." We anticipate having sufficient earnings and profits to allow distributions to qualify as a dividend for purposes of the 90% distribution requirement. We intend to use our best efforts to distribute sufficient amounts to stockholders each year during the liquidation period so that we would remain qualified as a REIT under the rules described above. In this case, we would generally not have any REIT taxable income as a result of the proposed liquidation.

                     Prohibited Transactions

REITs also are subject to a 100% excise tax on any gain from "prohibited transactions." The term "prohibited transaction" means the sale or other disposition of property that would properly be included in inventory or is held primarily for sale to customers in the ordinary course of the REIT's trade or business. The determination of whether property would properly be included in inventory or is held primarily for sale to customers in the ordinary course of the REIT's trade or business depends on the facts and circumstances and thus cannot be predicted with certainty.

The Code provides a "safe harbor" provision under which, if all of its conditions are met, property sales would be protected from being considered prohibited transactions. One of these conditions is that the seller must have held the asset for at least four years. Since we have not held any of our assets for at least four years, we do not expect to be able to satisfy the safe harbor provisions with respect to the sales of our assets in the liquidation. However, we believe that, based on the facts and circumstances, we do not hold any of our assets as inventory or for sale to customers. We therefore believe that a sale of any such asset pursuant to the Plan of Liquidation and Dissolution will not be considered a sale in the ordinary course of our business. Accordingly, gains from asset sales pursuant to the plan should not be subject to the 100% "prohibited transactions" tax.

                     Tax Consequences to Stockholders

          We believe that the distributions of proceeds of sales of assets, if any, to stockholders pursuant to the Plan of Liquidation and Dissolution would be treated as distributions in a complete liquidation. In this case, distributions would not be treated as dividends received by a stockholder, but rather as if the stockholder had sold its shares. Also in this case, a stockholder would recognize gain or loss with respect to each share held by the stockholder, measured by the difference between:

•	the total amount of cash and fair market value of other property, if any, received by the stockholder with respect to such share pursuant to the Plan of Liquidation and Dissolution; and

•	the stockholder's basis in that share.

          The consequences to stockholders if we transfer assets to a liquidating trust are discussed below under "Liquidating Trust."

          If a stockholder holds blocks of shares acquired at different times or at different costs, each liquidating distribution would be allocated ratably among the various blocks of shares, and gain or loss would be computed separately with respect to each block of shares.

          Gain or loss recognized by a stockholder would be capital gain or loss if the shares are held by the stockholder as capital assets. Capital gain or loss would be long-term if the shares were held for more than 12 months. Corporate stockholders may deduct capital losses in the year recognized only to the extent of capital gains recognized during such year. Unused capital losses of a corporation may generally be carried back three years and forward for five years, but may not be carried to any year in which they would create or increase a net operating loss. Individual stockholders may deduct capital losses each year to the extent of their capital gains, plus $3,000. Any unused capital loss may be carried forward indefinitely by individual taxpayers until the individual recognizes sufficient capital gains to absorb them or recognizes such losses at the rate of up to $3,000 per year. Capital losses may not be carried back by an individual.

          If approved, the liquidation and dissolution could result in more than one liquidating distribution to the stockholders. Each liquidating distribution would be first applied against the adjusted tax basis of each of a stockholder's shares and gain would be recognized with respect to a share only after an amount equal to the adjusted tax basis of such share has been fully recovered. Any losses with respect to a share could be recognized by a stockholder only after we have made our final distribution, if any, or after the last substantial liquidating distribution was determinable with reasonable certainty. As a consequence of the foregoing, stockholders that would realize losses under the Plan of Liquidation and Dissolution would likely be prevented from recognizing such losses until the receipt of the final distribution.

                     Liquidating Trust

          If we are not able to dispose of all of our assets within 24 months after stockholder approval of the liquidation and dissolution, or if it is otherwise advantageous or appropriate to do so, the board may establish a liquidating trust to which we could distribute in kind our unsold assets. In any event, even if we dispose of all of our assets within such 24-month period, it might be necessary to establish a liquidating trust to retain cash reserves beyond such 24-month period to meet our contingent liabilities. Under Treasury regulations, a trust will be treated as a liquidating trust if it is organized for the primary purpose of liquidating and distributing the assets transferred to it, and if its activities are all reasonably necessary to and consistent with the accomplishment of that purpose. However, if the liquidation is prolonged or if the liquidation purpose becomes so obscured by business activities that the declared purpose of the liquidation can be said to be lost or abandoned, it will no longer be considered a liquidating trust. Although neither the Code nor the Treasury regulations thereunder provide any specific guidance as to the length of time a liquidating trust may last, the IRS's guidelines for issuing rulings with respect to liquidating trust status call for a term not to exceed three years, which period may be extended to cover the collection of installment obligations.

          An entity classified as a liquidating trust may receive assets, including cash, from the liquidating entity without incurring any tax. It will be treated as a grantor trust, and accordingly will also not be subject to tax on any income or gain recognized by it. Instead, each beneficiary will be treated as the owner of its pro rata portion of each asset, including cash, received by and held by the liquidating trust. Accordingly, if the proposal for liquidation and dissolution is approved and if we ultimately employ a liquidating trust, each stockholder would be treated as having received a liquidating distribution equal to its share of the amount of cash and the fair market value of any asset distributed to the liquidating trust and generally would recognize gain to the extent such value was greater than its basis in its shares, notwithstanding that it may not contemporaneously receive a distribution of cash or any other assets with which to satisfy the resulting tax liability, or recognize loss to the extent each stockholder's basis in its shares was greater than such value. In addition, each stockholder would be required to take into account in computing its own taxable income its pro rata share of each item of income, gain and loss of the liquidating trust. Since stockholders would be treated as owning their respective shares of the liquidating trust's assets, they would be treated as directly engaging in the operations of the trust. As such, stockholders that are foreign investors may be considered to receive income that is "effectively connected" with a U.S. trade or business. A full discussion of the consequences to tax-exempt and foreign stockholders of using a liquidating trust is beyond the scope of this document and any such stockholder should consult its own tax advisors.

          An individual stockholder who itemizes deductions would be entitled to deduct its pro rata share of fees and expenses of the liquidating trust only to the extent that such amount, together with the stockholder's other miscellaneous deductions, exceeded 2% of its adjusted gross income (and not at all for purposes of the alternative minimum tax). A stockholder would also recognize taxable gain or loss when all or part of its pro rata portion of an asset is disposed of for an amount greater or less than its pro rata portion of the fair market value of such asset at the time it was transferred to the liquidating trust. Any such gain or loss would be capital gain or loss so long as the stockholder held its interest in the assets as a capital asset. In determining whether any such capital gain or loss is long-term or short-term, the holding period will commence as of the date that the asset is distributed to the liquidating trust.

          If a liquidating trust fails to qualify as such, its treatment will depend upon, among other things, the reasons for its failure to so qualify. If the board determines to make use of a liquidating trust, it is anticipated that every effort will be made to ensure that the trust will be classified as a grantor trust for federal income tax purposes.

                     Taxation of Non-united States Stockholders

           Because liquidating distributions pursuant to the plan would be treated as paid in exchange for a stockholder's shares and not as dividends, no withholding on liquidating distributions would generally be required.

           Although we will not be required to withhold against liquidating distributions to any non-U.S. stockholder, a non-U.S. stockholder nevertheless will be subject to U.S. federal income tax with respect to liquidating distributions under the following circumstances. First, if a non-U.S. stockholder's investment in our shares is effectively connected with the non-U.S. stockholder's U.S. trade or business, the non-U.S. stockholder will be subject to the same treatment as U.S. stockholders with respect to liquidating distributions, and if the non-U.S. stockholder is a corporation, it may also be subject to the branch profits tax. See "--Liquidating Trust." Second, if the non-U.S. stockholder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year in which the liquidating distributions are received and certain other conditions apply, the nonresident alien individual will be subject to a 30% tax on the individual's capital gains.

          Non-U.S. stockholders should consult their own tax advisors regarding the U.S. federal income tax consequences of receiving liquidating distributions, including the consequences that would apply if we were to contribute our assets to a liquidating trust.

                     State and Local Income Tax

          Stockholders may also be subject to state or local taxes with respect to distributions they receive pursuant to the plan and should consult their tax advisors regarding these taxes.

           Interests of Certain Persons in the Liquidation

                     Management Agreement With Mariner

          Our management agreement with Mariner Mortgage Management, L.L.C., our investment manager, terminates on November 1, 2001, but is terminable by us without cause or penalty on 30 days notice and by Mariner on 90 days notice. Under this agreement, Mariner is entitled to be paid an incentive fee upon our board of directors approving the liquidation and dissolution. Based upon the calculation set forth in the management agreement, the incentive fee is payable in cash in an amount equal to $1,219,285. Otherwise, the management agreement is not affected by any other action taken in connection with this proxy statement, and Mariner will continue to receive its base management fee of $50,000 per month until the termination of the management agreement. We have commenced discussions with Mariner to extend the term of the management agreement and amend certain of its provisions in light of our proposed liquidation, but no agreement has yet been reached. We will consider engaging another manager if discussions with Mariner do not result in a satisfactory agreement.

           Reporting Requirements

          Whether or not the Plan of Liquidation and Dissolution is approved, we have an obligation to continue to comply with the applicable reporting requirements of the Securities and Exchange Act of 1934, even though compliance with such reporting requirements is economically burdensome. If the Plan of Liquidation and Dissolution is approved by our stockholders and, in order to curtail expenses, we will, after filing our certificate of dissolution, seek relief from the SEC from the reporting requirements under that Act. We anticipate that, if such relief is granted, we would continue to file current reports on Form 8-K to disclose material events relating to our liquidation and dissolution along with any other reports that the SEC might require.

           Vote Required and Board of Directors Recommendation

          The liquidation and dissolution will be accomplished after the merger under Delaware law. For that reason, no approval of LASER's stockholders at the meeting is required. The boards of directors of LASER Delaware and LASER, which is the sole stockholder of LASER Delaware, however, have determined not to proceed with the liquidation and dissolution unless holders of at least a majority of LASER's outstanding common stock entitled to vote at the meeting approve the proposal for liquidation and dissolution. LASER Delaware's board of directors and LASER, as the sole stockholder of LASER Delaware, have approved and adopted the Plan of Liquidation and Dissolution by unanimous written consent on _________ __, 2001 and _________ __, 2001, respectively, subject to the approval of the Plan of Liquidation and Dissolution by the affirmative vote of the holders of at least a majority of the outstanding common stock of LASER. Accordingly, the affirmative vote of the holders of at least a majority of the outstanding common stock of LASER is required for the liquidation and dissolution to occur.

          If you approve Proposal 1 and this Proposal 2, no further action by stockholders of LASER or LASER Delaware will be required to carry out the liquidation and dissolution. If at least a majority of LASER's stockholders do not approve the change in LASER's state of incorporation to Delaware from Maryland pursuant to Proposal 1, the liquidation and dissolution of will not occur, and we will either return to executing our current business strategy or execute another business strategy as the board of directors then determines to be in our stockholders' best interests. In addition, to the extent opportunities are available at that time, we may consider potential business combinations with public or private entities or other alternative strategies that our board of directors and management believe are in our stockholders' best interests.

          The board of directors of both LASER and LASER Delaware believe that the Plan of Liquidation and Dissolution is in the best interests of our stockholders and recommend a vote for approval of the liquidation and dissolution. It is intended that shares represented by the enclosed form of proxy will be voted in favor of this proposal unless otherwise specified in such proxy.

PROPOSAL 3:

ELECTION OF DIRECTORS

          Our charter and bylaws provide that the board of directors will consist of five directors, divide the board of directors into three classes, Class I, II and III, with the classes serving staggered three-year terms, and provide that the number of directors may be changed by a majority vote of the entire board of directors. Our bylaws provide that, except in the case of a vacancy, a majority of the members of the board of directors will be at all times independent directors that are not affiliated directly or indirectly with Mariner, our investment manager, and that any vacancies may be filled by a majority vote of the remaining directors.

          If you approve the Plan of Liquidation and Dissolution pursuant to Proposal 2, we will cease conducting operations and do not intend to reestablish any operations in the future. However, we believe it to be in your best interests to continue to conduct our business and govern our affairs through our board of directors. The primary purpose of the board of directors will be to oversee our orderly liquidation and dissolution through the implementation of the Plan of Liquidation and Dissolution.

           Current Nominees

          At the meeting, one Class I director is scheduled to be elected to serve for a three-year term, and until such director's successor is duly elected and qualified, and one Class II director is scheduled to be elected to serve for a one-year term, and until such director's successor is duly elected and qualified. The names, ages and principal occupations during the past five years of the nominees and the year each nominee first became a director of LASER are as follows:

                     Nominee for Class I Director - Term Expiring After 2004

           Mark W. Hobbs, age 45, has been a director of LASER since October 2000, and is currently President and Chief Operating Officer of J Net Enterprises, Inc., a NYSE-listed company. From 1995 until his appointment to J Net Enterprises in June 2000, Mr. Hobbs was a partner in Mariner Investment Group, Inc., an affiliate of Mariner. Prior to Mariner Investment Group, Inc., Mr. Hobbs was involved in private investing and financial consulting from 1991 to 1995. From 1982 to 1991, Mr. Hobbs was president of Rosewood Financial, Inc., a private investment management company.

                     Nominee for Class II Director - Term Expiring After 2002

           Arthur House, age 58, has been a director of LASER since October 2000, and is currently President and Chief Executive Officer of Meridian Worldwide LLC, an international public affairs firm. Mr. House was formerly Senior Vice President, Corporate Affairs at Tenneco Inc., from June 1992 to September 1997.

          Unless authorization is withheld, the persons named as proxies will vote for the nominees for director listed above unless otherwise specified by the stockholder. If a nominee is unable or declines to serve as a director at the time of the annual meeting, the proxies will be voted for any nominee who will be designated by the present board of directors to fill the vacancy. If additional persons are nominated for election as a director, the proxy holders intend to vote all proxies received by them for the nominees listed above and against any other nominees. As of the date of this proxy statement, the board of directors is not aware that any nominee is unable or will decline to serve as director. Mark W. Hobbs and Arthur House are currently serving as directors of LASER.

           Vote Required and Board of Directors Recommendation

          The Company is seeking the affirmative vote of a plurality of the votes cast, in person or by proxy, at the meeting electing Mark W. Hobbs to serve as the Class I director and Arthur House to serve as the Class II director.

          Our board of directors unanimously recommends that the stockholders vote for the nominees named above. It is intended that shares represented by the enclosed form of proxy will be voted in favor of this proposal unless otherwise specified in such proxy.

           Continuing Directors

          The names, ages and principal occupations during the past five years of the continuing directors and the year each person first became a director of LASER are as follows:

                     Continuing Class II Director - Term Expiring After 2002

          Ronald J. Artinian, age 54, has been a director of LASER since June 2000, and is a private investor in First Real Estate Investment Trust of New Jersey and, since 1992, has been a member of its Board of Trustees and a member of its Executive and Audit Committees. Before his involvement with First Real Estate Investment Trust of New Jersey, Mr. Artinian held various positions at Smith Barney Inc. from 1989 to 1998, including Senior Managing Director - National Manager of Taxable Fixed Income, and was the Executive Vice President - National Manager of Taxable Fixed Income for Lehman Brothers Inc. from 1976 to 1989.

                     Continuing Class III Directors - Term Expiring After 2003

           Jonathan Ilany, age 47, has been a director of LASER since August 1998 and an employee of Mariner Investment Group, Inc. since September 2000. Prior to joining Mariner Investment Group, Mr. Ilany had been the Chief Executive Officer and a director of Angiosonics, Inc., a private medical device company with operations in the United States and Israel. Before joining Angiosonics, Inc. in 1996, Mr. Ilany was, since 1987, a Senior Managing Director of Bear, Stearns & Co. Inc. ("Bear Stearns") and served on the board of directors of The Bear Stearns Companies Inc. until 1995.

          William J. Michaelcheck, age 54, a director of LASER since June 2000, has been the President and Chief Executive Officer of LASER since November 1999, and the Chairman and Sole Member of Mariner since its inception in October 1999. Mr. Michaelcheck has been the Chairman and sole stockholder of Mariner Investment Group, Inc. since 1992. Formerly, he was Executive Vice President of The Bear Stearns Companies Inc. and a Senior Managing Director of Bear Stearns, where he was co-head of the Fixed-Income Department and also responsible for a large segment of the firm's trading activities and risk management. Mr. Michaelcheck joined Bear Stearns in 1979 as co-creator of the Government Bond Department, becoming a General Partner in 1981 and a Senior Managing Director when Bear Stearns became a publicly-held corporation. He was named Executive Vice President in 1987, and served on the firm's Executive Committee and Management and Compensation Committee until leaving Bear Stearns in October 1992.

           Information Regarding the Board of Directors

          The board of directors has two standing committees: the Audit Committee and the Compensation Committee. Messrs. Artinian, Hobbs and House currently are independent directors and serve on the Audit Committee and the Compensation Committee. Each of the foregoing is a director who is not employed by us, Mariner or currently otherwise affiliated with either. The Audit Committee is responsible for reviewing and helping ensure the integrity of our financial statements, including by assisting the board of directors in fulfilling its oversight responsibilities by recommending independent auditors and reviewing our financial reports and other financial information, the audit plan, our systems of internal controls regarding accounting, finance, legal compliance and ethics, the audit report, the management letter and our auditing, accounting and financial reporting process generally. The Compensation Committee is responsible for recommending to the board of directors our executive compensation policies for our executive officers and for administering our Stock Incentive Plan.

          During 2000, there were six meetings of the board of directors and three meetings of the Audit Committee. Because we have no employees and our executive officers are employed by Mariner, the Compensation Committee did not need to hold any meetings in 2000.

          We are not aware of any family relationship between any director, executive officer or person nominated to become a director or executive officer.

           Compensation of Directors

          We pay each independent director compensation of $10,000 per annum and a fee of $500 for each meeting of the board of directors that he attends. However, the directors may be granted awards from time to time pursuant to our 1997 Stock Incentive Plan. We reimburse each director for ordinary and necessary expenses related to such director's attendance at board of directors and committee meetings. During 2000, no options were granted to any directors under the 1997 Stock Incentive Plan.

           Security Ownership of Certain Beneficial Owners and Management

          The following table sets forth certain information known to us with respect to beneficial ownership of our common stock as of April 13, 2001, by (i) each executive officer, director and nominee for director, (ii) any person known to us to be the beneficial owner of five percent or more of the common stock and (iii) all directors and executive officers as a group. Unless otherwise indicated in the footnotes to the table, the beneficial owners named have, to our knowledge, sole voting and investment power with respect to the shares beneficially owned, subject to community property laws where applicable.

                                                                            SHARES
                                                                      BENEFICIALLY OWNED
                                                                      ------------------
 NAME AND ADDRESS OF BENEFICIAL OWNER (1)                           NUMBER
                                                                   OF SHARES         PERCENT

 William J. Michaelcheck (2) ...............................         836,900           5.96%
 Charles R. Howe II (2).....................................         836,900           5.96%
 Jonathan Ilany (2).........................................         836,900           5.96%
 Ronald J. Artinian.........................................           6,000               *
 Mark W. Hobbs..............................................               0               *
 Arthur House...............................................               0               *
 Highfields Capital Management L.P. (3).....................       3,275,900          23.33%
 Legg Mason, Inc. (4).......................................       1,938,330          13.81%
 New Ellington Partners LP (5)..............................       1,475,000          10.51%
 Kingdon Capital Management LLC (6).........................       1,117,600           7.96%
 SLS Management (7).........................................       1,097,838           6.81%
 Warren E. Buffett (8)......................................         979,900           6.98%
 K Capital Partners LLC (9).................................         924,500           6.59%
 Jay Buck (10)..............................................         899,500           6.41%
 Mariner Investment Group, Inc. (2).........................         836,900           5.96%
 All directors and executive officers as a group (6 persons)         842,900           6.00%

*	Less than one percent

(1)	The address of each of the executive officers, directors and nominees for director of LASER is c/o LASER Mortgage Management, Inc., 65 East 55th Street, New York, New York 10022. The address of Highfields Capital Management L.P. is 200 Clarendon Street, 51st Floor, Boston, Massachusetts 02117. The address of Legg Mason, Inc. is 100 Light Street, Baltimore, Maryland 21202. The address of New Ellington Partners LP is 53 Forest Avenue, Old Greenwich, Connecticut 06870. The address of Kingdon Capital Management LLC is 152 West 57th Street, New York, New York 10019. The address of SLS Management, LLC is 140 West 57th Street, New York, New York 10019. The address of Warren E. Buffett is 1440 Kiewit Plaza, Omaha, Nebraska 68131. The address of K Capital Partners LLC is 441 Stuart Street, Boston, Massachusetts 02116. The address of Jay Buck is 104 Field Point Road, Greenwich, Connecticut 06830. The address of Mariner Investment Group, Inc. is 65 East 55th Street, New York, New York 10022.
(2)	Based on Schedule 13D filed on November 12, 1999. Includes all of the shares of common stock owned beneficially by clients advised by Mariner Investment Group, Inc., of which Mr. Michaelcheck is the sole stockholder, Mr. Howe is the Chief Financial Officer and Mr. Ilany is an employee.
(3)	Based on Schedule 13G filed on February 16, 1999.
(4)	Based on Schedule 13G filed on February 12, 1999. Includes all of the shares of common stock owned beneficially by certain mutual funds advised by Legg Mason, Inc.
(5) (6) (7) (8) (9) (10)	Based on Schedule 13D filed on November 5, 1999.
Based on Schedule 13G/A filed on February 13, 2001.
Based on Schedule 13G/A filed on February 14, 2001.
Based on Schedule 13G filed on April 13, 2001.
Based on Schedule 13G filed on September 17, 1999.
Based on Schedule 13G filed on July 24, 2000.

           Executive Compensation

          Our executive officers are employed by Mariner and, accordingly, we did not pay them for their services as executive officers in 2000. We did not enter into any employment agreements with our executive officers in 2000.

           Grants of Awards

           During 2000, no deferred stock awards were granted. No stock options or stock appreciation rights were outstanding as of December 31, 2000 and none were owned by any of our executive officers during 2000.

           Compliance With Section 16(A) of the Securities Exchange Act of 1934

           Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors, and persons who own more than 10% of our common stock to file reports of ownership and changes in ownership with the SEC and the NYSE. Officers, directors and greater than ten-percent stockholders are required by SEC regulations to furnish us with copies of all such reports they file.

           Based solely on a review of the copies of such reports furnished to us, or written representations that no Form 5 was required, we believe that all Section 16(a) filing requirements applicable to its officers, directors and greater than ten-percent beneficial owners were complied with through December 31, 2000, except that Mr. Artinian failed to timely file a Form 3 for June 2000 and a Form 4 for July 2000, and Messrs. Hobbs and House each failed to timely file a Form 3 for October 2000.

           Compensation Committee Interlocks and Insider Participation

          No interlocking relationship exists between members of our board of directors or the Compensation Committee or officers responsible for compensation decisions and the board of directors or compensation committee of any other company, nor has such interlocking relationship existed in the past.

           Certain Relationships and Related Transactions

          On November 1, 1999, we announced that Mariner agreed to serve as our external manager and be responsible for day-to-day management of our investments. William J. Michaelcheck, the Chairman of Mariner, was appointed our President and Chief Executive Officer. Upon completion of the transition to Mariner, we terminated our consulting arrangement with BlackRock Financial Management and Robert J. Gartner, who was our Vice President and responsible for our day-to-day investment decisions, resigned.

           The management agreement with Mariner terminates on November 1, 2001, but is terminable by us without cause or penalty on 30 days notice and by Mariner on 90 days notice. Under this agreement, Mariner is entitled to be paid an incentive fee upon the earlier of the termination date or the date on which our board of directors adopts resolutions approving our liquidation and dissolution, referred to as the anniversary date, which they did on April 25, 2001, equal to the number of shares outstanding on the applicable date, multiplied by:

•	10% of the difference between the 15-day average closing market price (plus any distributions per share other than common stock) of our common stock preceding November 1, 2001 (or such earlier date, as set forth in the agreement) and $3.317 per share (which approximates the average closing price of our common stock for the fifteen days ended October 31, 2000) up to the equivalent of $3.50 per share;

•	15% of the difference between the 15-day average closing market price (plus any distributions per share other than common stock) of our common stock preceding November 1, 2001 or on the anniversary date, whichever is earlier, and $3.50 per share up to $4.00 per share; and

•	20% of the difference between the 15-day average closing market price (plus any distributions per share other than common stock) of our common stock preceding November 1, 2001 or on the anniversary date, whichever is earlier, and $4.00 per share.

          Based upon this calculation, an incentive fee of $1,219,285 was paid to Mariner. Mariner is not entitled to receive any other fee as a result of us adopting the Plan of Liquidation and Dissolution.

          If Proposal 1 and Proposal 2 are adopted, Mariner will continue to receive its base management fee of $50,000 per month until the termination of the management agreement. We have commenced discussions with Mariner to extend the term of the management agreement and amend certain of its provisions in light of our proposed liquidation, but no agreement has yet been reached. We will consider engaging another manager if discussions with Mariner do not result in a satisfactory agreement.

           Pursuant to the terms of the management agreement with Mariner in effect during the year ended December 31, 2000, we incurred base fees of $294,193 and no incentive fee.

          In January 2000, Charles R. Howe II, the Chief Financial Officer of the Manager, was appointed our Vice President, Treasurer and Secretary. In September 2000, Jonathan Ilany became an employee of Mariner Investment Group and ceased to be an independent director.

           Stuart H. Coleman, a partner in the law firm of Stroock & Stroock & Lavan LLP, was a director of ours until he resigned in October 2000. That firm and Mr. Coleman perform legal services for us.

           Audit Committee Report

           The members of the Audit Committee have been appointed by the board of directors. The Audit Committee is governed by a charter, attached hereto as Exhibit E, which has been approved and adopted by the board of directors and is reviewed and reassessed annually by the Audit Committee. The Audit Committee is comprised of three directors who meet the independence and experience requirements of the NYSE.

          The following Audit Committee Report does not constitute soliciting material and will not be deemed filed or incorporated by reference into any other of our filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent LASER specifically incorporates this Audit Committee Report by reference therein.

          The Audit Committee assists the board of directors in monitoring (1) the integrity of the financial statements of LASER, (2) the compliance by LASER with legal and regulatory requirements and (3) the independence and performance of LASER's internal and external auditors.

           Management is responsible for the preparation and integrity of LASER's financial statements. The Audit Committee reviewed LASER's audited financial statements for the year ended December 30, 2000 and met with both management and LASER's external auditors to discuss those financial statements. Management and the external auditors have represented to the Audit Committee that the financial statements were prepared in accordance with generally accepted accounting principles.

           The Audit Committee has received from and discussed with the external auditors their written disclosure and letter regarding their independence from LASER as required by Independence Standards Board Standard No. 1. The Audit Committee also discussed with the external auditors any matters required to be discussed by Statement on Auditing Standards No. 61.

           Based upon these reviews and discussions, the Audit Committee has recommended to the board of directors that the audited financial statements be included in LASER's Annual Report on Form 10-K for the year ended December 31, 2000.

AUDIT COMMITTEE Ronald J. Artinian Mark W. Hobbs Arthur House

Total Return Comparison

$220
$200
$180
$160
$140
$120
$100
$80
$60
$40
$20
$0
11/26/97
12/31/97
3/31/98
6/30/98
9/30/98
12/31/98
3/31/99
6/30/99
9/30/99
12/31/99
3/31/00
6/30/00
9/30/00
12/31/00
3/31/01
Laser Mortgage
Bloomberg Mortgage REIT Index
S&P 500

                                                                                Performance Graph

                   11/26/1997       12/31/1997       12/31/1998      12/31/1999       12/31/2000       3/31/2001
                   ----------       ----------       ----------      ----------       ----------       ---------

LASER                  $100.00          $100.00          $49.97          $58.67           $49.65           $56.61
Bloomberg              $100.00          $89.46           $73.06          $76.72           $85.71          $108.25
Mortgage REIT
Index
S&P 500                $100.00          $102.12         $131.30          $158.92          $144.46         $127.34

PROPOSAL 4:

RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

          Our board of directors has selected the accounting firm of Deloitte & Touche LLP as our independent auditors our for the year ending December 31, 2001. Deloitte & Touche has served as our independent auditors since our inception. A representative of Deloitte & Touche is expected to be present at the meeting with the opportunity to make a statement if such representative so desires and to respond to appropriate questions.

           Audit Fees

          The aggregate fees billed by Deloitte & Touche and their respective affiliates for professional services rendered for the audit of our financial statements for the fiscal year ended December 31, 2000 and for the reviews of the financial statements in our Quarterly Reports on Form 10-Q for that fiscal year were $96,000.

           Financial Information Systems Design and Implementation Fees

          There were no fees billed by Deloitte & Touche for professional services rendered for information technology services relating to financial information systems design and implementation for the fiscal year ended December 31, 2000.

           All Other Fees

          The aggregate fees billed by Deloitte & Touche for services rendered to us, other than the services described above under "Audit Fees" and "Financial Information Systems Design and Implementation Fees," for the fiscal year ended December 31, 2000 were $7,500.

          The Audit Committee has considered whether the provisions of non-audit services is compatible with maintaining the principal accountant's independence.

           Vote Required and Board of Directors Recommendation

          We are seeking the affirmative vote of the holders of a majority of our outstanding common stock present at the meeting, in person or represented by a proxy, approving the appointment of Deloitte & Touche LLP as our independent auditors for the year ending December 31, 2001.

          Our board of directors unanimously recommends that the stockholders vote for the approval of the appointment of Deloitte & Touche LLP to serve as our independent auditors. It is intended that shares represented by the enclosed form of proxy will be voted in favor of this proposal unless otherwise specified in such proxy.

PROPOSAL 5:

OTHER MATTERS

          At the date of this proxy statement, the only business that the board of directors intends to present or knows that others will present at the meeting is that hereinabove set forth. If any other matter or matters are properly brought before the meeting, or any adjournment thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their judgment.

           Stockholder Proposals: 2002 Annual Meeting

          If the proposal for our liquidation and dissolution is approved at the meeting, we do not intend to hold another annual stockholder meeting. If we hold an annual meeting in 2002, and if a stockholder desires to present any proposal for consideration at that meeting, the stockholder must, in addition to meeting other applicable requirements, mail such proposal to us so that it is received at our executive offices not later than _____________, 2001.

By order of the board of directors, Charles R. Howe II Secretary

New York, New York
______ ___, 2001

EXHIBIT A

PLAN OF LIQUIDATION AND DISSOLUTION OF

LASER MORTGAGE MANAGEMENT, INC.,

A DELAWARE CORPORATION

          WHEREAS, the Board of Directors (the "Predecessor Board") of LASER Mortgage Management, Inc. (the "Predecessor Company"), a Maryland corporation, has deemed it advisable that the Predecessor Company should change its state of incorporation from Maryland to Delaware (the "Reincorporation") by merging the Predecessor Company with and into LASER Mortgage Management, Inc. (the "Company"), a wholly-owned Delaware subsidiary of the Predecessor Company, and subsequently should be liquidated and dissolved under Delaware law, and has approved and determined that this Plan of Liquidation and Dissolution of LASER Mortgage Management, Inc. (this "Plan") is advisable and in the best interests of the stockholders of the Predecessor Company; and

          WHEREAS, the Predecessor Board has directed that this Plan be submitted to the stockholders of the Predecessor Company for their approval or rejection at the next annual meeting of stockholders of the Predecessor Company, in accordance with the requirements of the Maryland General Corporation Law (the "MGCL") and the Predecessor Company's Articles of Incorporation (the "Articles of Incorporation") and has authorized the filing with the Securities and Exchange Commission (the "SEC") and the distribution of a proxy statement to stockholders (the "Proxy Statement"), in connection with the solicitation of proxies for such meeting; and

          WHEREAS, the Board of Directors (the "Board") of the Company has deemed it advisable, subject to the approval of the Plan by the holders of at least a majority of the outstanding common stock of the Predecessor Company, that the Company should be liquidated and subsequently dissolved and has approved and determined that this is advisable and in the best interests of the stockholders of the Company; and

          WHEREAS, the Predecessor Company, as the sole stockholder of the Company, has approved and adopted, subject to the approval of the Plan by the holders of at least a majority of the outstanding common stock of the Predecessor Company, the Plan; and

          WHEREAS, the Board, upon substantial completion of the liquidation of the Company's properties and assets or such earlier time as determined in its discretion, may voluntarily dissolve the Company in accordance with the Delaware General Corporation Law ("DGCL") and the Internal Revenue Code of 1986, as amended (the "Code"), upon the terms and conditions set forth in this Plan;

          NOW, THEREFORE, the Board adopts and sets forth this Plan of Liquidation and Dissolution of LASER Mortgage Management, Inc., a Delaware corporation, as follows:

I. ADOPTION DATE OF PLAN

          If the holders of at least a majority of the outstanding common stock of the Predecessor Company vote to approve (a) the Reincorporation and (b) this Plan at the meeting (the "Meeting") of stockholders of the Predecessor Company called to take such action, this Plan shall constitute the adopted plan of liquidation and dissolution of the Company as of the date of the Meeting (the "Adoption Date"). If the requisite holders of the outstanding common stock of the Predecessor Company do not approve the Reincorporation and this Plan, this Plan will not be adopted and the liquidation and dissolution of LASER Delaware will not occur without the further approval of the Board and of the holders of a majority of the outstanding common stock of the Company at a meeting of such stockholders to be held for such purpose.

II. CESSATION OF BUSINESS ACTIVITIES

          This Plan is intended to be a complete plan of liquidation and dissolution. After the Adoption Date, the Company will cease conducting normal business operations pursuant to this Plan except insofar as may be necessary for the winding up of the business and affairs of the Company, and proceed to a complete liquidation and dissolution of the Company in accordance with the requirements of Delaware law and the Code. The directors in office on the Adoption Date and, at the pleasure of such directors, the officers of the Company, shall continue in office solely for these purposes and as otherwise provided in this Plan.

III. LIQUIDATION OF ASSETS

          After the Adoption Date, the Company shall sell, exchange, transfer, lease, license, or otherwise dispose of all of its property and assets, including the Company's intangible assets, to the extent, for such consideration (which may consist in whole or in part of money or other property) and upon such terms and conditions as the Board deems expedient and in the best interests of the Company and its stockholders, without any further vote or action by the Company's stockholders. The Company's assets and properties may be sold in bulk to one buyer or a small number of buyers or on a piecemeal basis to numerous buyers. The Company will not be required to obtain appraisals or other third party opinions as to the value of its properties and assets in connection with the liquidation. As part of the liquidation of its property and assets, the Company shall collect, or make provision for the collection of, all accounts receivable, debts and claims owing to the Company, including all recoveries under any pending litigation to which the Company is a party.

IV. PAYMENT OF DEBTS

          Prior to making any distributions to the Company's stockholders, the Company shall pay, or as determined by the Board, make reasonable provision to pay, all claims and obligations of the Company, including all contingent, conditional or unmatured claims known to the Company.

          Following the Adoption Date, the Board may, if and to the extent deemed necessary or advisable by the Board, establish a contingency reserve (the "Contingency Reserve") and set aside into the Contingency Reserve such amounts of cash or property of the Company as the Board, in its discretion, determines is sufficient to account for unknown events, claims, contingencies and expenses incurred in connection with the collection and defense of the Company's property and assets and the liquidation and dissolution provided for in this Plan. The Board may, in its discretion, increase or decrease the amount of the Contingency Reserve at any time and shall place or cause to be placed such funds in an account of the Company as the Board of Directors has determined to be maintained as the Contingency Reserve. Following the payment, satisfaction or other resolution of all such events, claims, contingencies and expenses, any amounts remaining in the Contingency Reserve shall be distributed in accordance with this Plan.

V. DISTRIBUTIONS TO STOCKHOLDERS

          Following the payment or the provision for the payment of the Company's claims and obligations as provided in Section IV, the Company shall distribute pro rata to its stockholders all of its remaining property and assets, if any, in one or a series of distributions.

          If the Board determines to follow the procedures described in Section 280 of the DGCL, then the additional steps set forth below shall, to the extent necessary or appropriate, be taken:

A.	The giving of notice of the dissolution to all persons having a claim against the Company and the rejection of any such claims in accordance with Section 280 of the DGCL;

B.	The offering of security to any claimant on a contract whose claim is contingent, conditional or unmatured in an amount the Company determines is sufficient to provide compensation to the claimant if the claim matures, and the petitioning of the Delaware Court of Chancery to determine the amount and form of security sufficient to provide compensation to any such claimant who has rejected such offer in accordance with Section 280 of the DGCL;

C.	The petitioning of the Delaware Court of Chancery to determine the amount and form of security which would be reasonably likely to be sufficient to provide compensation for (1) claims that are the subject of pending litigation against the Company, and (2) claims that have not been made known to the Company or that have not arisen, but are likely to arise or become known within five (5) years after the date of dissolution (or longer in the discretion of the Delaware Court of Chancery), each in accordance with Section 280 of the DGCL;

D.	The payment, or the making of adequate provision for payment, of all claims made against the Company and not rejected in accordance with Section 280 of the DGCL;

E.	The posting of all security offered and not rejected and all security ordered by the Court of Chancery in accordance with Section 280 of the DGCL; and

F.	The payment, or the making of adequate provision for payment, of all other claims that are mature, known and uncontested or that have been finally determined to be owing by the Company.

          Notwithstanding the foregoing, the Company shall not be required to follow the procedures described in Section 280 of the DGCL, and the Board and the officers of the Company are hereby authorized, without further stockholder action, to proceed with the dissolution, liquidation and termination of existence of the Company in accordance with any applicable provision of the DGCL, including, without limitation, Section 281(b) thereof, including the adoption of a plan of distribution as contemplated by such section.

VI. MAINTENANCE OF REIT STATUS

          The Board is hereby authorized, in its discretion, to choose to maintain existence of the Company as a real estate investment trust ("REIT") for the purposes of winding up the affairs contemplated herein. Alternatively, the Board is hereby authorized, in its discretion, to elect to terminate the Company's status as a REIT.

VII. CERTIFICATE OF DISSOLUTION

          At such time as the Board determines, in its discretion to be appropriate, the officers of the Company shall execute and cause to be filed with the Secretary of the State of Delaware (the "Secretary of State") and elsewhere as may be required or deemed appropriate, such documents as may be required to effectuate the dissolution of the Company, including a Certificate of Dissolution conforming to the requirements of Section 275 of the DGCL (the "Certificate of Dissolution"). From and after the date such documents are accepted by the Secretary of State (the "Effective Date"), the Company will be deemed to be completely dissolved, but will continue to exist under Delaware law for the purposes of paying, satisfying and discharging any existing debts or obligations, collecting and distributing its assets, and doing all other acts required to liquidate and wind up the Company's business affairs. The members of the Board in office on the Effective Date shall have all powers provided to them under the DGCL and other applicable law.

VIII. NOTICE OF LIQUIDATION

          As soon as practicable after the Effective Date, the Board may direct the officers to mail notice in accordance with the DGCL to all its claimants that this Plan has been approved by the Board and the Company's stockholders.

IX. POWERS OF BOARD AND OFFICERS

          The Board and the officers of the Company are authorized to approve such changes to the terms of any of the actions referred to herein, to interpret any of the provisions of this Plan, to amend or modify this Plan without the further approval of the Company's stockholders except as may be required by applicable law, and to make, execute and deliver such other agreements, conveyances, assignments, transfers, certificates and other documents and take such other action as the Board and the officers of the Company deem necessary or desirable in order to carry out the provisions of this Plan and effect the complete liquidation and dissolution of the Company in accordance with the Code, the Internal Revenue Service and the DGCL and any rules and regulations of the SEC or any state securities commission, including, without limitation, any instruments of dissolution or other documents, and withdrawing any qualification to conduct business in any state in which the Company is so qualified, as well as the preparation and filing of any federal or state tax returns. Prior to the filing of the Certificate of Dissolution, the Board shall have full authority to abandon and revoke the dissolution as the Board deems appropriate without further stockholder action.

X. CANCELLATION OF STOCK

          The distributions to the Company's stockholders pursuant to this Plan, if any, shall be in complete redemption and cancellation of all of the outstanding capital stock of the Company. As a condition to any disbursement made under the Plan after the filing of the Certificate of Dissolution, the Board may require stockholders to surrender their certificates evidencing the capital stock to the Company or its agent for cancellation. If a stockholder's certificate for shares of capital stock has been lost, stolen or destroyed, such stockholder may be required, as a condition to the disbursement of any distribution under this Plan, to furnish to the Company satisfactory evidence of the loss, theft or destruction thereof, together with a surety bond or other security or indemnity reasonably satisfactory to the Company.

XI. RESTRICTIONS ON TRANSFER OF SHARES

          The Company shall close its stock transfer books and discontinue recording transfers of capital stock at the close of business on the record date fixed by the Board for filing the Certificate of Dissolution (the "Dissolution Record Date") and, thereafter, certificates representing the capital stock shall not be assignable or transferable on the books of the Company except by will, intestate succession or operation of law. The proportionate interests of all of the stockholders of the Company shall be fixed on the basis of their respective stock holdings at the close of business on the Dissolution Record Date, and, after the Dissolution Record Date, any distributions made by the Company shall be made solely to the stockholders of record at the close of business on the Dissolution Record Date, except as may be necessary to reflect subsequent transfers recorded on the books of the Company as a result of any assignments by will, intestate succession or operation of law.

XII. LIQUIDATING TRUST

          If advisable for any reason to complete the liquidation and distribution of the Company's assets to its stockholders, the Board may at any time transfer to a liquidating trust (the "Trust") the remaining assets of the Company. The Trust thereupon shall succeed to all of the then remaining assets of the Company, including all amounts in the Contingency Reserve, and any remaining liabilities and obligations of the Company. The sole purpose of the Trust shall be to prosecute and defend suits by or against the Company, to settle and close the business of the Company, to dispose of and convey the assets of the Company, to satisfy the remaining liabilities and obligations of the Company and to collect and distribute the remaining assets of the Company to its stockholders. Any distributions made from the Trust shall be made in accordance with the provisions of this Plan. The Board may appoint one or more of its members or such other person as the Board determines to act as trustee or trustees of the Trust and to cause the Company to enter into a liquidating trust agreement with such trustee or trustees on such terms and conditions as the Board determines. Approval of this Plan by the stockholders also will constitute the approval by the stockholders of any appointment of any of the trustees and of a liquidating trust agreement between the Company and any of such trustees.

XIII. COMPENSATION

          The Company may pay to the Company's officers, directors, employees and agents or trustees, or any of them, compensation for services rendered in connection with the implementation of this Plan. Approval of this Plan by the stockholders of the Company shall constitute the approval of the stockholders of the payment of any such compensation referred to in this Section.

XIV. INDEMNIFICATION

          The Company shall continue to indemnify its investment manager, officers, directors, employees, agents and trustees in accordance with its Certificate of Incorporation, bylaws, any contractual arrangements as therein or elsewhere provided, the Company's existing directors' and officers' liability insurance policy and applicable law, and such indemnification shall apply to acts or omissions of such persons in connection with the implementation of this Plan and the winding up of the affairs of the Company. The Company's obligation to indemnify such persons may be satisfied out of the Contingency Reserve or out of assets transferred to the Trust, if any. The Board and the trustees of any Trust are authorized to obtain and maintain insurance as may be necessary to cover the Company's indemnification obligations.

XV. COSTS

          The Company is authorized, empowered and directed to pay all legal, accounting, printing and other fees, costs and expenses for services rendered to the Company in connection with the preparation, adoption and implementation of this Plan, including, without limitation, any such fees and expenses incurred in accordance with any applicable provision of the DGCL, including, without limitation, expenses incurred in connection with any petitions filed with a court pursuant to Section 280(c) thereof, and incurred in connection with the preparation of a proxy statement for the meeting, if any, of stockholders to be held for the purpose, among others, of voting upon the approval of this Plan.

XVI. DELISTING OF COMMON STOCK

          At any time, the Board of Directors may, if the Board of Directors deems such action to be in the best interests of the Company and the stockholders, cause the shares of common stock of the Company to be delisted from any securities exchange on which they are traded.

EXHIBIT B

RESTATED

CERTIFICATE OF INCORPORATION

OF

LASER MORTGAGE MANAGEMENT, INC.

           LASER MORTGAGE MANAGEMENT, INC., a corporation duly organized and existing by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

          1. The name of the Corporation is LASER Mortgage Management, Inc. The date of filing of its original Certificate of Incorporation with the Secretary of State was May 1, 2001.

          2. This Restated Certificate of Incorporation was duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware by written consent of the sole stockholder in lieu of a meeting of stockholders in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

          3. The Restated Certificate of Incorporation of the Corporation is amended and restated to read in full as follows:

           FIRST : The name of this Corporation (hereinafter called the "Corporation") is LASER Mortgage Management, Inc.

           SECOND: The address, including street, number, city and county, of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle (zip code 19801); and the name of the registered agent of the Corporation in the State of Delaware at such address is The Corporation Trust Company.

           THIRD : The nature of the business and of the purposes to be conducted and promoted by the Corporation are to conduct any lawful business, to promote any lawful purpose, and to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

           FOURTH : Section 4.1. Authorized Capital Stock. The total number of shares of stock that this Corporation shall have authority to issue is [twenty five] million ([25,000,000]) shares, of which [five] million ([5,000,000]) shares of the par value of $.01 per share shall be Preferred Stock and [twenty] million ([20,000,000]) shares of the par value of $.001 per share shall be Common Stock. The holders of shares of Common Stock shall have one vote per share.

           Section 4.2. Preferred Stock. The Board of Directors of this Corporation is hereby expressly granted the authority by resolution or resolutions to establish and issue the Preferred Stock in one or more series with such voting powers, full or limited, or no voting powers, and with such designations, preferences and relative, participating, optional or other special rights and with such qualifications, limitations or restrictions thereof as shall be stated and expressed in the resolution or resolutions providing for the establishment and issuance thereof adopted by the Board of Directors.

           FIFTH : Nowithstanding anything contained in this Restated Certificate of Incorporation to the contrary, a vote of the stockholders entitled to cast at least two-thirds of all votes entitled to cast thereon at any duly held annual or special meeting of stockholders or a vote of 80% of the Board of Directors is required to amend, alter, change, repeal or adopt any provisions inconsistent with this Article FIFTH.

           SIXTH : Section 6.1. Number. The number of directors of the Corporation shall be five (5), which number may be increased or decreased pursuant to the By-Laws of the Corporation, but shall never be less than the minimum number required by the Delaware General Corporation Laws (the "DGCL") now or hereafter in force.

           Section 6.2. Classes. The directors shall be divided into three classes as follows: (1) the term of office of Class I shall be until the 2004 annual meeting of stockholders and until their successors shall be elected and have qualified and thereafter shall be for three years and until their successors shall be elected and have qualified; (2) the term of office of Class II shall be until the 2002 annual meeting of stockholders and until their successors shall be elected and have qualified and thereafter shall be for three years and until their successors shall be elected and have qualified; and (3) the term of office of Class III shall be until the 2003 annual meeting of stockholders and until their successors shall be elected and have qualified and thereafter shall be for three years and until their successors shall be elected and have qualified. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible. A director elected by stockholders shall hold office until the annual meeting for the year in which his or her term expires and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office.

           Section 6.3. Directors. The names of the directors serving at the time of the approval of this Restated Certificate of Incorporation and their respective classes are as follows:

        DIRECTOR                                  CLASS
        --------                                  -----
        Mark W. Hobbs                               I
        Arthur House                                I
        Ronald J. Artinian                          II
        Jonathan Ilany                              III
        William J. Michaelcheck                     III

           Section 6.4. Removal. Subject to the rights of the holders of any class separately entitled to elect one or more directors, any director, or the entire Board of Directors, may be removed from office at any time, but only for cause and then only by the affirmative vote of the holders of at least a majority of the combined voting power of all classes of shares of capital stock entitled to vote in the election for directors voting together as a single class.

           SEVENTH: The power to make, alter, or repeal the By-Laws, and to adopt any new By-Law, shall be vested in the Board of Directors, provided, however, such action does not conflict with this Restated Certificate of Incorporation.

           EIGHTH: Section 8.1. Definitions. For the purpose of this Article EIGHTH, the following terms shall have the following meanings:

          "Aggregate Stock Ownership Limit" shall mean the Beneficial Ownership of 9.8%, in number of shares or value, of each class of outstanding capital stock of the Corporation. The number and value of shares of the outstanding capital stock of the Corporation shall be determined by the Board of Directors in good faith, which determination shall be conclusive for all purposes hereof.

          "Beneficial Ownership" shall mean ownership of capital stock by a Person, whether the interest in the shares of capital stock is held directly or indirectly (including by a nominee), and shall include interests that would be treated as owned through the application of Section 544 of the Code, as modified by Sections 856(h)(1)(B) and 856(h)(3)(A) of the Code. The terms "Beneficial Owner," "Beneficially Owning," "Beneficially Own" and "Beneficially Owned" shall have the correlative meanings.

           "Business Day" shall mean any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in New York City are authorized or required by law, regulation or executive order to close.

          "Capital Stock" shall mean stock that is either Common Stock, Preferred Stock or any other class of capital stock of the Corporation classified or reclassified pursuant to Article FOURTH or this Article NINTH.

          "Charitable Beneficiary" shall mean one or more beneficiaries of the Trust as determined pursuant to Section 8.3.6, provided that each such organization must be described in Section 501(c)(3) of the Code and contributions to each such organization must be eligible for deduction under each Sections 170(b)(1)(A) (without regard to clauses (vii) or (viii) thereof), 2055 and 2522 of the Code, provided selecting such beneficiary or beneficiaries would not violate Section 8.2.1(a) hereof.

           "Code" shall mean the Internal Revenue Code of 1986, as amended.

          "Common Stock Ownership Limit" shall mean Beneficial Ownership or Constructive Ownership of not more than 9.8 percent (in value or in number of shares, whichever is more restrictive) of the aggregate of the outstanding shares of Common Stock of the Corporation. The number and value of outstanding shares of Common Stock of the Corporation shall be determined by the Board of Directors of the Corporation in good faith, which determination shall be conclusive for all purposes hereof.

          "Constructive Ownership" shall mean ownership of capital stock by a Person, whether the interest in the shares of capital stock is held directly or indirectly (including by a nominee), and shall include interests that would be treated as owned through the application of Section 318(a) of the Code, as modified by Section 856(d)(5) of the Code. The terms "Constructive Owner," "Constructively Owns" and "Constructively Owned" shall have the correlative meanings.

          "Excepted Holder" shall mean a stockholder of the Corporation for whom an Excepted Holder Limit is created by the Charter or by the Board of Directors pursuant to Section 8.2.7.

          "Excepted Holder Limit" shall mean, provided that the affected Excepted Holder agrees to comply with the requirements established by the Board of Directors pursuant to Section 8.2.7, and subject to adjustment pursuant to Section 8.2.8, the percentage limit with respect to such holder established by the Board of Directors pursuant to Section 8.2.7.

          "Existing Holder" shall mean Ellington Management Group, L.L.C., Highfields Capital Ltd. and Kingdon Capital Management LLC; provided, however, that any Person to whom an Existing Holder transfers Beneficial Ownership of Common Stock will be subject to the Aggregate Stock Ownership Limit and the Common Stock Ownership Limit, unless specifically exempted by the Board of Directors pursuant to Section 8.2.7.

          "Existing Holder Limit" shall mean (i) for Ellington Management Group, L.L.C., 1,475,000 shares of Common Stock, (ii) for Highfields Capital Ltd., 3,275,900 shares of Common Stock and (iii) for Kingdon Capital Management LLC, 1,617,600 shares of Common Stock.

           "Initial Date" shall mean __________ ___, 2001.

          "Market Price" on any date shall mean, with respect to any class or series of outstanding shares of capital stock, the Closing Price for such capital stock on such date. The "Closing Price" on any date shall mean the last sale price for such capital stock, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, for such capital stock, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the NYSE or, if such capital stock is not listed or admitted to trading on the NYSE, as reported on the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which such capital stock is listed or admitted to trading or, if such capital stock is not listed or admitted to trading on any national securities exchange, the last quoted price, or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System, or, if such system is no longer in use, the principal other automated quotation system that may then be in use or, if such capital stock is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such capital stock selected by the Board of Directors of the Corporation or, in the event that no trading price is available for such capital stock, the fair market value of the capital stock, as determined in good faith by the Board of Directors of the Corporation.

           "NYSE" shall mean the New York Stock Exchange.

          "Person" shall mean an individual, corporation, joint venture, limited liability company, unincorporated organization, partnership, estate, state or political subdivision thereof, government agency, trust (including a trust qualified under Sections 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity, but does not include an Underwriter participating in an offering of Common Stock, Preferred Stock, and/or convertible securities of the Corporation, provided that the ownership of such Common Stock, Preferred Stock and/or convertible securities by such Underwriter would not result in the Corporation being "closely held" within the meaning of Section 856(h) of the Code and would not otherwise result in the Corporation's failure to qualify as a REIT.

          "Prohibited Owner" shall mean, with respect to any purported Transfer, any Person who, but for the provisions of Section 8.2.1, would Beneficially Own or Constructively Own shares of capital stock, and if appropriate in the context, shall also mean any Person who would have been the record owner of the shares that the Prohibited Owner would have so owned.

          "REIT" shall mean a real estate investment trust as defined under Section 856 of the Code.

          "Restriction Termination Date" shall mean the first day on which the Board of Directors of the Corporation determines that it is no longer in the best interests of the Corporation to attempt to, or continue to, qualify as a REIT or that compliance with the restrictions and limitations on Beneficial Ownership, Constructive Ownership and Transfers of shares of capital stock set forth herein is no longer required in order for the Corporation to qualify as a REIT.

          "Transfer" shall mean any issuance, sale, transfer, gift, assignment, devise or other disposition, as well as any other event that causes any Person to acquire Beneficial Ownership or Constructive Ownership, or any agreement to take any such actions or cause any such events, of capital stock or the right to vote or receive dividends on capital stock, including (a) the granting or exercise of any option or warrant (or any disposition of any option or warrant), (b) any disposition of any securities or rights convertible into or exchangeable for capital stock or any interest in capital stock or any exercise of any such conversion or exchange right and (c) Transfers of interests in other entities that result in changes in Beneficial or Constructive Ownership of capital stock; in each case, whether voluntary or involuntary, whether owned of record, Constructively Owned or Beneficially Owned and whether by operation of law or otherwise. The terms "Transferring" and "Transferred" shall have the correlative meanings.

          "Trust" shall mean the trust created pursuant to this Article NINTH, provided for in Section 8.3.1.

          "Trustee" shall mean the Person unaffiliated with the Corporation, a Prohibited Owner and any Charitable Beneficiary, that is appointed by the Corporation to serve as trustee of the Trust, and any successor or trustee appointed by the Trustee.

          "Underwriter" shall mean a securities firm or other similar entity only in its capacity as a party of an underwriting agreement with the Corporation entered into with the intent of such firm or other entity acquiring securities of the Corporation for resale.

           Section 8.2. Capital Stock

           8.2.1 Ownership Limitations. Subject to Section 8.2.10, during the period commencing on the Initial Date and prior to the Restriction Termination Date:

          (a) Basic Restrictions.

(i) (1) No Person, other than an Excepted Holder or an Existing Holder, shall Beneficially Own or Constructively Own shares of capital stock in excess of the Aggregate Stock Ownership Limit, (2) no Person, other than an Excepted Holder or an Existing Holder, shall Beneficially Own or Constructively Own shares of Common Stock in excess of the Common Stock Ownership Limit, (3) no Excepted Holder shall Beneficially Own or Constructively Own shares of capital stock in excess of the Excepted Holder Limit for such Excepted Holder, and (4) no Existing Holder shall Beneficially Own or Constructively Own shares of capital stock in excess of the Existing Holder Limit for such Existing Holder.

(ii) No Person shall Beneficially Own or Constructively Own shares of capital stock to the extent that such Beneficial or Constructive Ownership of capital stock would result in the Corporation being "closely held" within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of the taxable year), or otherwise failing to qualify as a REIT (including, but not limited to, Beneficial Ownership or Constructive Ownership that would result in the Corporation owning (actually or Constructively) an interest in a tenant that is described in Section 856(d)(2)(B) of the Code if the income derived by the Corporation from such tenant would cause the Corporation to fail to satisfy any of the gross income requirements of Section 856(c) of the Code).

(iii) Any Transfer of shares of capital stock that, if effective, would result in any person Beneficially Owning or Constructively Owning any shares of capital stock in violation of Section 8.2.1(a) or Section 8.2.1(a)(ii) shall be null and void ab initio, and the purported transferee or purported owner shall acquire no rights to, or economic interest in, any capital stock held in violation of these restrictions.

(iv) Notwithstanding any other provisions contained herein, any Transfer of shares of capital stock (whether or not such Transfer is the result of a transaction entered into through the facilities of the NYSE or any other national securities exchange or automated inter-dealer quotation system) that, if effective, would result in the capital stock being beneficially owned by less than 100 Persons (determined under the principles of Section 856(a)(5) of the Code) shall be null and void ab initio, and the intended transferee shall acquire no rights in such shares of capital stock.

          (b) Transfer in Trust. If, notwithstanding the other provisions contained in this Article EIGHTH, there is a purported Transfer, change in capital structure or other event such that, if effective, any Person would Beneficially Own or Constructively Own Shares of capital stock in violation of Section 8.2.1(a)(i) or Section 8.2.1(a)(ii), or, any Transfer of shares of capital stock occurs which, if effective, would result in any Person Beneficially Owning or Constructively Owning shares of capital stock in violation of Section 8.2.1(a)(i) or (a)(ii),

(i) then that number of shares (rounded to the nearest whole shares) of the capital stock, the Beneficial or Constructive Ownership of which otherwise would cause such Person to violate Section 8.2.1(a)(i) or (a)(ii) shall be automatically transferred to a Trust for the benefit of a Charitable Beneficiary, as described in Section 8.3, effective on the close of business on the Business Day prior to the date of such purported Transfer or other event, and such Person shall acquire no rights in such shares; and

(ii) upon the transfer of a share of capital stock to the Trust described in clause (i) of this subsection 8.2.1(b), such share shall have such voting, dividend, liquidation and other rights, and shall be subject to such terms and limitations, as set forth in Section 8.3 of this Article NINTH.

          8.2.2 Remedies for Breach. If the Board of Directors of the Corporation or any duly authorized committee thereof shall at any time determine in good faith that a Transfer or other event has taken place that results in a violation of Section 8.2.1 or that a Person intends to acquire or has attempted to acquire Beneficial Ownership or Constructive Ownership of any shares of capital stock in violation of Section 8.2.1 (whether or not such violation is intended), the Board of Directors or a committee thereof shall take such action as it deems advisable to refuse to give effect to or to prevent such Transfer or other event, including, without limitation, causing the Corporation to redeem shares, refusing to give effect to such Transfer on the books of the Corporation or instituting proceedings to enjoin such Transfer or other event; provided, however, that any Transfers or attempted Transfers or other events in violation of Section 8.2.1 shall be null and void and shall automatically result in the transfer to the Trust described above, and, where applicable, such Transfer (or other event) shall be void ab initio as provided above irrespective of any action (or non-action) by the Board of Directors or a Committee thereof.

          8.2.3 Notice of Restricted Transfer. Any Person who acquires or attempts or intends to acquire Beneficial Ownership or Constructive Ownership of shares of capital stock that will or may violate Section 8.2.1(a), or any Person who would have owned shares of capital stock that resulted in a transfer to the Trust pursuant to the provisions of Section 8.2.1(b) shall immediately give written notice to the Corporation of such event, or in the case of such proposed or attempted transaction, give at least 15 days' prior written notice, and shall provide to the Corporation such other information as the Corporation may request in order to determine the effect, if any, of such Transfer on the Corporation's status as a REIT.

           8.2.4 Owners Required to Provide Information. From the Initial Date and prior to the Restriction Termination Date:

          (a) every owner of more than five percent (or such lower percentage as required by the Code or the Treasury Regulations promulgated thereunder) of the outstanding shares of capital stock, within 30 days after the end of each taxable year, shall give written notice to the Corporation stating the name and address of such owner, the number of shares of capital stock Beneficially Owned and a description of the manner in which such shares are held. Each such owner shall provide to the Corporation such additional information as the Corporation may request in order to determine the effect, if any, of such Beneficial Ownership on the Corporation's status as a REIT and ensure compliance with the Aggregate Stock Ownership Limit; and

          (b) each Person who is a Beneficial Owner or Constructive Owner of capital stock and each Person (including the stockholder of record) who is holding capital stock for a Beneficial Owner or Constructive Owner shall provide to the Corporation such information as the Corporation may request, in good faith, in order to determine the Corporation's status as a REIT and to comply with requirements of any taxing authority or governmental authority or to determine such compliance.

          8.2.5 Remedies Not Limited. Nothing contained in this Section 9.2 shall limit the authority of the Board of Directors of the Corporation to take such other action as it deems necessary or advisable to protect the Corporation and the interests of its stockholders in preserving the Corporation's status as a REIT and to ensure compliance with Section 8.2.1(a).

          8.2.6 Ambiguity. In the case of an ambiguity in the application of any of the provisions of this Section 8.2, Section 8.3, or any definition contained in Section 8.1, the Board of Directors of the Corporation shall have the power to determine the application of the provisions of this Section 8.2 or Section 8.3 with respect to any situation based on the facts known to it. If Section 9.2 or 9.3 requires an action by the Board of Directors and this Restated Certificate of Incorporation fails to provide specific guidance with respect to such action, the Board of Directors shall have the power to determine the action to be taken so long as such action is not contrary to the provisions of Section 8.1, Section 8.2 or Section 8.3.

           8.2.7 Exceptions.

          (a) Subject to Section 8.2.1(a)(ii), the Board of Directors of the Corporation, in its sole discretion, may exempt, prospectively or retroactively, a Person from the Aggregate Stock Ownership Limit and the Common Stock Ownership Limit, as the case may be, and may establish or increase, prospectively or retroactively, an Excepted Holder Limit or Existing Holder Limit for such Person, if:

(i) the Board of Directors obtains such representations and undertakings from such Person as are reasonably necessary to ascertain that no individual's Beneficial Ownership or Constructive Ownership of such shares of capital stock will violate Section 8.2.1(a)(i) or 8.2.1(a)(ii);

(ii) such Person does not and represents that it will not, actually own or Constructively Own, an interest in a tenant of the Corporation (or a tenant of any entity owned or controlled by the Corporation) that would cause the Corporation to, actually own or Constructively Own, more than a 9.8% interest (as set forth in Section 856(d)(2)(B) of the Code) in such tenant and the Board of Directors obtains such representations and undertakings from such Persons are reasonably necessary to ascertain this fact (for this purpose, a tenant from whom the Corporation (or an entity owned or controlled by the Corporation) derives (and is expected to continue to derive) a sufficiently small amount of rent that, in the opinion of the Board of Directors of the Corporation, rent from such tenant would not adversely affect the Corporation's ability to qualify as a REIT, shall not be treated as a tenant of the Corporation); and

(iii) such Person agrees that any violation or attempted violation of such representations or undertakings (or other action which is contrary to the restrictions contained in Sections 8.2.1 through 8.2.6) will result in such shares of capital stock being automatically transferred to a Trust in accordance with Sections 8.2.1(b) and Section 8.3.

          (b) Prior to granting any exception pursuant to Section 8.2.7(a), the Board of Directors of the Corporation may require a ruling from the Internal Revenue Service, or an opinion of counsel, in either case in form and substance satisfactory to the Board of Directors in its sole discretion, as it may deem necessary or advisable in order to determine or ensure the Corporation's status as a REIT. Notwithstanding the receipt of any ruling or opinion, the Board of Directors may impose such conditions or restrictions as it deems appropriate in connection with granting such exception.

          (c) The Board of Directors may only reduce any Excepted Holder Limit or Existing Holder Limit: (1) with the written consent of such Excepted Holder or Existing Holder at any time, or (2) pursuant to the terms and conditions of the agreements and understandings entered into with such Excepted Holder or Existing Holder in connection with the establishment of the Excepted Holder Limit for that Excepted Holder or the Existing Holder Limit for that Existing Holder. No Excepted Holder Limit or Existing Holder Limit shall be reduced to a percentage that is less than the Common Stock Ownership Limit.

          8.2.8 Increase in Aggregate Stock Ownership and Common Stock Ownership Limits. The Board of Directors, in its discretion, may from time to time increase or decrease the Common Stock Ownership Limit and the Aggregate Stock Ownership Limit; provided, however, that:

          (a) Any decrease may be made only prospectively as to subsequent holders (other than a decrease as a result of a retroactive change in existing law, in which case such decrease shall be effective immediately);

          (b) Neither ownership limitation may be increased if, after giving effect to such increase, five Persons could Beneficially Own or Constructively Own, in the aggregate, more than 50.0% in value of the shares of capital stock then outstanding; and

          (c) Prior to the modification of either of the ownership limitations, the Board of Directors of the Corporation may require such opinions of counsel, affidavits, undertakings or agreements as it may deem necessary or advisable in order to determine or ensure the Corporation's status as a REIT.

          8.2.9 Legend. Each certificate for shares of capital stock or securities exercisable or exchangeable for or convertible into shares of capital stock shall bear the following legend:

"The securities represented by this certificate are subject to restrictions on Beneficial and Constructive Ownership and Transfer. Subject to certain further restrictions and except as expressly provided in the Corporation's Certificate, (i) no Person may Beneficially Own or Constructively Own shares of the Corporation's Common Stock in excess of 9.8 percent (in value or number of shares) of the outstanding shares of Common Stock of the Corporation unless such Person is an Excepted Holder (in which case the Excepted Holder Limit shall be applicable) or an Existing Holder (in which case the Existing Holder Limit shall be applicable); (ii) no Person may Beneficially Own or Constructively Own shares of capital stock of the Corporation in excess of 9.8 percent of the value of the total outstanding shares of capital stock of the Corporation, unless such Person is an Excepted Holder (in which case the Excepted Holder Limit shall be applicable) or an Existing Holder (in which case the Existing Holder Limit shall be applicable); (iii) no Person may Beneficially Own or Constructively Own shares of capital stock that would result in the Corporation being "closely held" under Section 856(h) of the Code or otherwise cause the Corporation to fail to qualify as a REIT; and (iv) no Person may Transfer shares of capital stock if such Transfer would result in the shares of capital stock of the Corporation being owned by fewer than 100 Persons. Any Person who Beneficially Owns or Constructively Owns or attempts to Beneficially Own or Constructively Own shares of capital stock which causes or will cause a Person to Beneficially Own or Constructively Own shares of capital stock in excess or in violation of the above limitations must immediately notify the Corporation. Attempted transfers of ownership in violation of these restrictions shall be null and void ab initio. In addition, if any of the restrictions on transfer or ownership are violated, the shares of capital stock represented hereby may be automatically transferred to a Trustee of a Trust for the benefit of one or more Charitable Beneficiaries. In addition, upon the occurrence of certain events, attempted Transfers in violation of the restrictions described above may be void ab initio. All capitalized terms in this legend have the meanings defined in the Restated Certificate of Incorporation, as the same may be amended from time to time, a copy of which, including the restrictions on transfer and ownership, will be furnished to each holder of capital stock of the Corporation on request and without charge."

          8.2.10 Settlements Permitted. Nothing contained in this Article NINTH or any provision hereof shall preclude the settlement of any transaction entered into through the facilities of the NYSE or any other national securities exchange or automated inter-dealer quotation system. Although settlement of any transaction is permitted, any transferee in such transaction shall be subject to all the provisions and limitations set forth in this Article NINTH.

           Section 8.3. Transfer of Capital Stock in Trust.

          8.3.1 Ownership in Trust. Upon any purported Transfer or other event described in Section 9.2.1(b) that would result in a transfer of shares of capital stock to a Trust, such shares of capital stock shall be deemed to have been transferred to the Trustee as trustee of a Trust for the exclusive benefit of one or more Charitable Beneficiaries. Such transfer to the Trustee shall be deemed to be effective as of the close of business on the Business Day prior to the purported Transfer or other event that results in the transfer to the Trust pursuant to Section 8.2.1(b). The Trustee shall be appointed by the Corporation and shall be a Person unaffiliated with the Corporation, any Prohibited Owner and any Charitable Beneficiary. Each Charitable Beneficiary shall be designated by the Trustee as provided in Section 8.3.6.

          8.3.2 Status of Shares Held by the Trustee. Shares of capital stock held by the Trustee shall be issued and outstanding shares of capital stock of the Company. The Prohibited Owner shall have no rights in the shares held by the Trustee. The Prohibited Owner shall not benefit economically from ownership of any shares held in trust by the Trustee, shall have no rights to dividends and shall not possess any rights to vote or other rights attributable to the shares held in the Trust.

          8.3.3 Dividend and Voting Rights. The Trustee shall have all voting rights and rights to dividends or other distributions with respect to shares of capital stock held in the Trust, which rights shall be exercised for the exclusive benefit of the Charitable Beneficiary. Any dividend or other distribution paid prior to the discovery by the Corporation that the shares of capital stock have been transferred to the Trustee shall be paid with respect to such shares of capital stock to the Trustee upon demand and any dividend or other distribution authorized but unpaid shall be paid when due to the Trustee. Any dividends or distributions so paid over to the Trustee shall be held in trust for the Charitable Beneficiary. [The Prohibited Owner shall have no voting rights with respect to shares held in the Trust and, subject to Delaware law, effective as of the date that the shares of capital stock have been transferred to the Trustee, the Trustee shall have the authority (at the Trustee's sole discretion) (i) to rescind as void any vote cast by a Prohibited Owner prior to the discovery by the Corporation that the shares of capital stock have been transferred to the Trustee and (ii) to recast such vote in accordance with the desires of the Trustee acting for the benefit of the Charitable Beneficiary.] Notwithstanding the provisions of this Article Eighth, until the Corporation has received notification that shares of capital stock have been transferred into a Trust, the Corporation shall be entitled to rely on its share transfer and other stockholder records for purposes of preparing lists of stockholders entitled to vote at meetings, determining the validity and authority of proxies and otherwise conducting votes of stockholders.

          8.3.4 Sale of Shares by Trustee. Within 20 days of receiving notice from the Corporation that shares of capital stock have been transferred to the Trust, the Trustee of the Trust shall sell the shares held in the Trust to a person, designated by the Trustee, whose ownership of the shares will not violate the ownership limitations set forth in Section 9.2.1(a). Upon such sale, the interest of the Charitable Beneficiary in the shares sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Prohibited Owner and to the Charitable Beneficiary as provided in this Section 8.3.4. The Prohibited Owner shall receive the lesser of (1) the price paid by the Prohibited Owner for the shares or, if the Prohibited Owner did not give value for the shares in connection with the event causing the shares to be held in the Trust (e.g., in the case of a gift, devise or other such transaction), the Market Price of the shares on the day of the event causing the shares to be held in the Trust and (2) the price per share received by the Trustee from the sale or other disposition of the shares held in the Trust. Any net sales proceeds in excess of the amount payable to the Prohibited Owner shall be immediately paid to the Charitable Beneficiary. If, prior to the discovery by the Corporation that shares of capital stock have been transferred to the Trustee, such shares are sold by a Prohibited Owner, then (i) such shares shall be deemed to have been sold on behalf of the Trust and (ii) to the extent that the Prohibited Owner received an amount for such shares that exceeds the amount that such Prohibited Owner was entitled to receive pursuant to this Section 8.3.4, such excess shall be paid to the Trustee upon demand.

          8.3.5 Purchase Right in Stock Transferred to the Trustee. Shares of capital stock transferred to the Trustee shall be deemed to have been offered for sale to the Corporation, or its designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in such transfer to the Trust (or, in the case of a devise or gift, the Market Price at the time of such devise or gift) and (ii) the Market Price on the date the Corporation, or its designee, accepts such offer. The Corporation shall have the right to accept such offer until the Trustee has sold the shares held in the Trust pursuant to Section 8.3.4. Upon such sale to the Corporation, the interest of the Charitable Beneficiary in the shares sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Prohibited Owner.

          8.3.6 Designation of Charitable Beneficiaries. The Trustee shall designate one or more nonprofit organizations to be the Charitable Beneficiary of the interest in the Trust such that (i) the shares of capital stock held in the Trust would not violate the restrictions set forth in Section 8.2.1(a) in the hands of such Charitable Beneficiary and (ii) each such organization must be described in Section 501(c)(3) of the Code and contributions to each such organization must be eligible for deduction under each of Sections 170(b)(1)(A) (without regard to clauses (vii) or (viii) thereof), 2055 and 2522 of the Code.

          NINTH : To the fullest extent that the General Corporation Law of the State of Delaware, as it exists on the date hereof or as it may hereafter be amended, permits the limitation or elimination of the liability of directors, no director of this Corporation shall be personally liable to this Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Notwithstanding the foregoing, a director shall be liable to the extent provided by applicable law (1) for any breach of the directors' duty of loyalty to the Corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under Section 174 of the General Corporation Law of the State of Delaware, or (4) for any transaction from which the director derived any improper personal benefit. Neither the amendment or repeal of this Article, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article shall adversely affect any right or protection of a director of the Corporation existing at the time of such amendment or repeal.

          TENTH: The Corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, or by any successor thereto, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section. The Corporation shall advance expenses to the fullest extent permitted by said section. Such right to indemnification and advancement of expenses shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. The indemnification and advancement of expenses provided for herein shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors or otherwise.

          ELEVENTH : The Corporation elects, pursuant to Section 228 of GCL, to permit stockholder action in lieu of a meeting upon the unanimous written consent of all stockholders entitled to take such action at a meeting.

          IN WITNESS WHEREOF, LASER Mortgage Management, Inc. has caused this certificate to be signed by its duly authorized officer this ___ day of ___________, 2001.

LASER MORTGAGE MANAGEMENT, INC. By: Name: William J. Michaelcheck Title: President

EXHIBIT C

AMENDED AND RESTATED

BY-LAWS

OF

LASER MORTGAGE MANAGEMENT, INC.

(A Delaware corporation)

ARTICLE I

STOCKHOLDERS

1.           CERTIFICATES REPRESENTING STOCK.

          (a) Every holder of stock in the Corporation shall be entitled to have a certificate signed by, or in the name of, the Corporation by the Chairman or Vice-Chairman of the Board of Directors, if any, or by the President or a Vice-President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation representing the number of shares owned by such person in the Corporation. If such certificate is countersigned by a transfer agent other than the Corporation or its employee or by a registrar other than the Corporation or its employee, any other signature on the certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

          (b) Whenever the Corporation shall be authorized to issue more than one class of stock or more than one series of any class of stock, and whenever the Corporation shall issue any shares of its stock as partly paid stock, the certificates representing shares of any such class or series or of any such partly paid stock shall set forth thereon the statements prescribed by the General Corporation Law. Any restrictions on the transfer or registration of transfer of any shares of stock of any class or series shall be noted conspicuously on the certificate representing such shares.

          (c) The Corporation may issue a new certificate of stock in place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Board of Directors may require the owner of any lost, stolen or destroyed certificate, or such person's legal representative, to give the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of any such new certificate.

2.           FRACTIONAL SHARE INTERESTS.

          The Corporation may, but shall not be required to, issue fractions of a share.

3.           STOCK TRANSFERS.

          Upon compliance with provisions restricting the transfer or registration of transfer of shares of stock, if any, transfers or registration of transfer of shares of stock of the Corporation shall be made only on the stock ledger of the Corporation by the registered holder thereof, or by such person's attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation or with a transfer agent or a registrar, if any, and on surrender of the certificate or certificates for such shares of stock properly endorsed and the payment of all taxes due thereon.

4.           RECORD DATE FOR STOCKHOLDERS.

          (a) In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty nor less than ten days before the date of such meeting. If no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

          (b) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty days prior to such action. If no record date has been fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

5.           MEANING OF CERTAIN TERMS.

          (a) As used herein in respect of the right to notice of a meeting of stockholders or a waiver thereof or to participate or vote thereat or to consent or dissent in writing in lieu of a meeting, as the case may be, the term "share" or "shares" or "share of stock" or "shares of stock" or "stockholder" or "stockholders" refers to an outstanding share or shares of stock and to a holder or holders of record of outstanding shares of stock when the Corporation is authorized to issue only one class of shares of stock, and said reference is also intended to include any outstanding share or shares of stock and any holder or holders of record of outstanding shares of stock of any class upon which or upon whom the Certificate of Incorporation confers such rights where there are two or more classes or series of shares of stock or upon which or upon whom the General Corporation Law confers such rights notwithstanding that the Certificate of Incorporation may provide for more than one class or series of shares of stock, one or more of which are limited or denied such rights thereunder; provided, however, that no such right shall vest in the event of an increase or a decrease in the authorized number of shares of stock of any class or series which is otherwise denied voting rights under the provisions of the Certificate of Incorporation, including any preferred stock which is denied voting rights under the provisions of the resolution or resolutions adopted by the Board of Directors with respect to the issuance thereof.

6.           STOCKHOLDER MEETINGS.

          (a) ANNUAL MEETING. The annual meeting shall be held on the date and at the time fixed, from time to time, by the Board of Directors, for the purpose of electing Directors and for the transaction of such other business as may lawfully be brought before the meeting.

          (b) SPECIAL MEETINGS. Special meetings of the stockholders for any purpose or purposes may be called at any time by the President, the Chairman of the Board of Directors, by a majority of the Board of Directors, by a majority of the Independent Directors (as defined in Section 1(c) of Article II hereof), or the stockholders entitled to cast at least thirty-three percent (33%) of the votes which all stockholders are entitled to cast at a particular meeting.

          (c) PLACE. Annual meetings and special meetings shall be held at such place, within or without the State of Delaware, as the Board of Directors may, from time to time, fix. Whenever the Board of Directors shall fail to fix such place, the meeting shall be held at the registered office of the Corporation in the State of Delaware.

          (d) NOTICE OR WAIVER OF NOTICE. Written notice of all meetings shall be given, stating the place, date and hour of the meeting. The notice of an annual meeting shall state that the meeting is called for the election of Directors and for the transaction of other business which may properly come before the meeting, and shall (if any other action which could be taken at a special meeting is to be taken at such annual meeting), state such other action or actions as are known at the time of such notice. The notice of a special meeting shall in all instances state the purpose or purposes for which the meeting is called, and no business, other than that specified in such notice and matters germane thereto, shall be transacted at any special meeting without further notice to stockholders not present in person or by proxy. If any action is proposed to be taken which would, if taken, entitle stockholders to receive payment for their shares of stock, the notice shall include a statement of that purpose and to that effect. Except as otherwise provided by the General Corporation Law, a copy of the notice of any meeting shall be given, personally or by mail, not less than ten days nor more than sixty days before the date of the meeting, unless the lapse of the prescribed period of time shall have been waived, and directed to each stockholder at such person's address as it appears on the records of the Corporation. Notice by mail shall be deemed to be given when deposited, with postage thereon prepaid, in the United States mail. If a meeting is adjourned to another time, not more than thirty days hence, and/or to another place, and if an announcement of the adjourned time and place is made at the meeting, it shall not be necessary to give notice of the adjourned meeting unless the Board of Directors, after adjournment, fixes a new record date for the adjourned meeting. Notice need not be given to any stockholder who submits a written waiver of notice before or after the time stated therein. Attendance of a person at a meeting of stockholders shall constitute a waiver of notice of such meeting, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice.

          (e) STOCKHOLDER LIST. There shall be prepared and made, at least ten days before every meeting of stockholders, a complete list of the stockholders, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by this section or the books of the Corporation, or to vote at any meeting of stockholders.

          (f) CONDUCT OF MEETING. Meetings of the stockholders shall be presided over by one of the following officers in the order of seniority and if present and acting: the Chairman of the Board, if any, the Vice-Chairman of the Board, if any, the President, a Vice President, a chairman for the meeting chosen by the Board of Directors or, if none of the foregoing is in office and present and acting, by a chairman to be chosen by the stockholders. The Secretary of the Corporation or, in such person's absence, an Assistant Secretary, shall act as secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present the chairman for the meeting shall appoint a secretary of the meeting.

          (g) PROXY REPRESENTATION. Every stockholder may authorize another person or persons to act for such stockholder by proxy in all matters in which a stockholder is entitled to participate, whether by waiving notice of any meeting, voting or participating at a meeting, or expressing consent or dissent without a meeting. Every proxy must be signed by the stockholder or by such person's attorney-in-fact. No proxy shall be voted or acted upon after three years from its date unless such proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and, if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally.

          (h) INSPECTORS AND JUDGES. The Board of Directors, in advance of any meeting, may, but need not, appoint one or more inspectors of election or judges of the vote, as the case may be, to act at the meeting or any adjournment thereof. If an inspector or inspectors or judge or judges are not appointed by the Board of Directors, the person presiding at the meeting may, but need not, appoint one or more inspectors or judges. In case any person who may be appointed as an inspector or judge fails to appear or act, the vacancy may be filled by appointment made by the person presiding thereat. Each inspector or judge, if any, before entering upon the discharge of such person's duties, shall take and sign an oath faithfully to execute the duties of inspector or judge at such meeting with strict impartiality and according to the best of his ability. The inspectors or judges, if any, shall determine the number of shares of stock outstanding and the voting power of each, the shares of stock represented at the meeting, the existence of a quorum and the validity and effect of proxies, receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such other acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the person presiding at the meeting, the inspector or inspectors or judge or judges, if any, shall make a report in writing of any challenge, question or matter determined by such person or persons and execute a certificate of any fact so found.

          (i) QUORUM. Except as the General Corporation Law or these By-Laws may otherwise provide, the holders of a majority of the outstanding shares of stock entitled to vote shall constitute a quorum at a meeting of stockholders for the transaction of any business. The stockholders present may adjourn the meeting despite the absence of a quorum. When a quorum is once present to organize a meeting, it is not broken by the subsequent withdrawal of any shareholders.

          (j) VOTING. Each stockholder entitled to vote in accordance with the terms of the Certificate of Incorporation and of these By-Laws, [except the holder of shares which have been called for redemption and with respect to which an irrevocable deposit of funds has been made,] or, with respect to the issuance of preferred stock, in accordance with the terms of a resolution or resolutions of the Board of Directors, shall be entitled to one vote, in person or by proxy, for each share of stock entitled to vote held by such stockholder. In the election of Directors, a plurality of the votes present at the meeting shall elect. Any other action shall be authorized by a majority of the votes cast except where the Certificate of Incorporation or the General Corporation Law prescribes a different percentage of votes and/or a different exercise of voting power.

          Upon the demand of any stockholder, the vote for Directors and any question before the meeting shall be by ballot.

7.           NOTICE OF NOMINATIONS AND OTHER STOCKHOLDER BUSINESS AND NOMINATIONS

          (a) ANNUAL MEETINGS OF STOCKHOLDERS.

          (1) Nominations of persons for election to the Board of Directors of the Corporation and the proposal of other business to be considered by the stockholders at an annual meeting of stockholders may be made (A) pursuant to the Corporation's notice of meeting delivered pursuant to Section 6(d) of this Article I, (B) by or at the direction of the Chairman of the Board of Directors or (C) by any stockholder of the Corporation who is entitled to vote at the meeting, who complied with the notice procedures set forth in clauses (2) and (3) of this paragraph (a) of this By-Law and who is a stockholder of record at the time such notice is delivered to the Secretary of the Corporation.

          (2) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (C) of paragraph (a)(1) of this By-Law, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice shall be delivered to the Secretary, at the principal executive offices of the Corporation not less than sixty (60) days nor more than ninety (90) days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than thirty (30) days or delayed by more than sixty (60) days from such anniversary date, notice by the stockholders to be timely must be so delivered not earlier than the ninetieth (90th) day prior to such annual meeting and not later than the close of business on the later of the sixtieth (60th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made. Such stockholder's notice shall set forth (A) as to each person whom the stockholder proposes to nominate for election or reelection as a Director all information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including such person's written consent to being named in the proxy statement as a nominee and to serving as a Director if elected; (B) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (C) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Corporation's books, and of such beneficial owner and (ii) the class and number of shares of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner.

          (3) Notwithstanding anything in the second sentence of paragraph (a)(2) of this By-Law to the contrary, in the event that the number of Directors to be elected to the Board of Directors of the Corporation is increased and there is no public announcement naming all of the nominees for Director or specifying the size of the increased Board of Directors made by the Corporation at least seventy (70) days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice required by this By-Law shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation.

          (b) SPECIAL MEETINGS OF STOCKHOLDERS. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of naming pursuant to Section 6(d) of this Article I. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which Directors are to be elected pursuant to the Corporation's notice of meeting (1) by or at the direction of the Board of Directors or (2) by any stockholder of the Corporation who is entitled to vote at the meeting, who complies with the notice procedures set forth in this By-Law and who is a stockholder of record at the time such notice is delivered to the Secretary of the Corporation. Nominations by stockholders of persons for election to the Board of Directors may be made at such a special meeting of stockholder's provided that notice required by paragraph (a)(2) of this By-Law shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the ninetieth (90th) day prior to such special meeting and not later than the close of business on the later of the sixtieth (60th) day prior to such special meeting and the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.

          (c) GENERAL.

          (1) Only persons who are nominated in accordance with the procedures set forth in this By-Law shall be eligible to be elected to serve as Directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this By-Law. Except as otherwise provided by law, the Certificate of Incorporation or these By-Laws, the chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this By-Law, and, if any proposed nomination or business is not in compliance with this By-Law, to declare that such defective proposal or nomination shall be disregarded.

          (2) For purposes of this By-Law, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act

          (3) Notwithstanding the foregoing provisions of this By-Law, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this By-Law. Nothing in this By-Law shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

8.           STOCKHOLDER ACTION WITHOUT MEETINGS.

          Any action required to be taken, or any action which may be taken, at any annual or special meeting of stockholders, may be taken without a meeting, without prior notice and without a vote, by unanimous written consent, setting forth the action so taken, signed by the holders of all the outstanding stock entitled to take such action at a meeting.

ARTICLE II

DIRECTORS

1.           NUMBER AND CLASS.

          (a) The affairs of the Corporation shall be under the direction of the Board of Directors which shall be divided into three classes, as provided in the Certificate of Incorporation.

          (b) The number of Directors comprising the Board of Directors shall be five or such other number as shall be fixed from time to time by a vote of eighty percent 80% of the entire Board of Directors; provided, however, the number of Directors shall not exceed seven (7) nor be less than [three (3)] except as permitted by law and the Certificate of the Incorporation. The tenure of office of a Director shall not be affected by any decrease or increase in the number of Directors so made by the Board of Directors. In the event the number of Directors is increased in advance of any annual meeting of stockholders, the Board of Directors shall elect a Director or Directors to fill such vacancies until the next annual meeting of stockholders, and shall appoint them to a class.

          (c) During the time that the Corporation qualifies as a real estate investment trust ("REIT"), except in the case of a vacancy, a majority of the Board of Directors shall be Independent Directors (as hereinafter defined). For purposes of these By-Laws, "Independent Director" shall mean a Director of the Corporation who is not affiliated, directly or indirectly, with any person or entity, if any, responsible for directing or performing the day-to-day business affairs of the Corporation (the "Manager"), whether by ownership of, ownership interest in, employment by, any material business or professional relationship with, or service as an officer or Director of the Manager or an affiliated business entity of the Manager; provided, however, that a Director shall not be considered an Independent Director if he or she is serving as a Director of more than three REITs organized by the Manager or its affiliated business entities. "Affiliate" means, when used with reference to a specified person, (i) any person that directly or indirectly controls or is controlled by or is under common control with the specified person, (ii) any person that is an officer of, partner in or trustee of, or serves in a similar capacity with respect to, the specified person or of which the specified person is an officer, partner or trustee, or with respect to which the specified person serves in a similar capacity and (iii) any person that, directly or indirectly, is the beneficial owner of five percent (5%) or more of any class of equity securities of the specified person or of which the specified person is directly or indirectly the owner of five percent (5%) or more of any class of equity securities ("person" includes any individual, corporation, partnership, trust, or other entity). Directors need not be stockholders in the Corporation.

2.           POWER.

          All the powers of the Corporation are vested in and shall be exercised by the Board of Directors except as otherwise prescribed by statute, by the Certificate of Incorporation or by these By-Laws. If the entire Board of Directors should become vacant, any stockholder may call a special meeting and Directors for the unexpired term may be elected at the said special meeting in the same manner as provided for their election at annual meetings.

3.           VACANCIES.

          Any vacancy occurring on the Board of Directors for any cause other than by reason of an increase in the number of Directors may, subject to the provisions of Section 5 of this Article II, be filled by a majority of the remaining members of the Board of Directors, although such majority may be less than a quorum; provided, however, that if the Corporation has sought to qualify as a REIT and in accordance with Section 1 of this Article II a majority of the Board of Directors are required to be Independent Directors, then replacements for vacancies among the Independent Directors must be nominated by the Independent Directors and, be elected by a majority of the Directors, including a majority of the Independent Directors. Any vacancy occurring by reason of an increase in the number of Directors may be filled by action of a majority of the entire Board of Directors, which must include a majority of Independent Directors. If the stockholders of any class or series are entitled separately to elect one or more Directors, a majority of the remaining Directors elected by that class or series or the sole remaining Director elected by that class or series may fill any vacancy among the number of Directors elected by that class or series. A Director elected by the Board of Directors to fill a vacancy shall be elected to hold office until the next annual meeting of stockholders and until his or her successor is elected and qualified.

4.           RESIGNATIONS.

          Any Director or member of a committee may resign at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, or if no time be specified, at the time of the receipt by the Chairman of the Board, the President or the Secretary.

5.           REMOVAL.

          At any meeting of stockholders duly called and at which a quorum is present, the stockholders may, by the affirmative vote of the holders of a majority of the votes entitled to be cast thereon, remove any Director or Directors from office with, but not without, cause, and may elect a successor or successors to fill any resulting vacancies for the unexpired terms of removed Directors.

6.           COMMITTEES OF THE BOARD.

          The Board of Directors may appoint from among its members, an executive committee and other committees comprised of one or more Directors. A majority of the members of any committee, except the executive committee, so appointed shall be Independent Directors. If the Corporation lists its shares on a national securities exchange or on the National Association of Securities Dealers, Inc.‘s Automated Quotation System ("NASDAQ"), the Board of Directors shall appoint an audit committee comprised of not less than two (2) members, all of whom are Independent Directors. The Board of Directors may delegate to any committee any of the powers of the Board of Directors except the power to elect Directors, declare dividends or distributions on stock, recommend to the stockholders any action which requires stockholder approval, amend or repeal the By-Laws, approve any merger or share exchange which does not require stockholder approval or issue stock. If, however, the Board of Directors has given general authorization for the issuance of stock, a committee of the Board, in accordance with a general formula or method specified by the Board of Directors by resolution or by adoption of a stock option plan, may fix the terms of stock subject to classification or reclassification and the terms on which any stock may be issued.

           Notice of committee meetings shall be given in the same manner as notice for special meetings of the Board of Directors.

          The Board of Directors may designate a chairman of any committee, and such chairman may fix the time and place of its meetings unless the Board shall otherwise provide. In the absence or disqualification of any member of any such committee, the members thereof present at any meeting and not disqualified from voting, whether or not they constitute a quorum, may unanimously, if there are only two members, or by a majority, if there are more than two members, appoint another Director to act at the meeting in the place of such absent or disqualified members; provided, however, that in the event of the absence or disqualification of an Independent Director, such appointee shall be an Independent Director.

          Each committee shall keep minutes of its proceedings and shall report the same to the Board of Directors at the meeting next succeeding, and any action by the committees shall be subject to revision and alteration by the Board of Directors, provided that no rights of third persons shall be affected by any such revision or alteration.

          Subject to the provisions hereof, the Board of Directors shall have the power at any time to change the membership of any committee, to fill all vacancies, to designate alternative members to replace any absent or disqualified member, or to dissolve any such committee.

7.           MEETINGS OF THE BOARD OF DIRECTORS.

          Meetings of the Board of Directors, regular or special, may be held at any place in or out of the State of Delaware as the Board may from time to time determine or as shall be specified in the notice of such meeting.

          Members of the Board of Directors may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by such means constitutes presence in person at a meeting.

          The first meeting of each newly elected Board of Directors shall be held as soon as practicable after the annual meeting of the stockholders at which the Directors were elected. The meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver signed by all of the Directors as provided in Section 8 of this Article II, except that no notice shall be necessary if such meeting is held immediately after the adjournment, and at the site, of the annual meeting of stockholders.

          Special meetings of the Board of Directors may be called at any time by two (2) or more Directors or by a majority of the members of the executive committee, if one be constituted, in writing with or without a meeting of such committee, or by the Chairman of the Board or the President. Special meetings may be held at such place or places in or out of the State of Delaware as may be designated from time to time by the Board of Directors; in the absence of such designation, such meetings shall be held at such places as may be designated in the notice of meeting.

          Notice of the place and time of every meeting of the Board of Directors shall be delivered by the Secretary to each Director either personally or by telephone, telegraph, overnight courier or facsimile, or by leaving the same at his residence or usual place of business at least twenty-four (24) hours before the time at which such meeting is to be held or, if by first-class mail, at least four (4) days before the day on which such meeting is to be held. If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the Director at his post office address as it appears on the records of the Corporation, with postage thereon paid.

8.           INFORMAL ACTION BY DIRECTORS.

          Unless otherwise provided by law, any action required to be taken at a meeting of the Directors or any other action which may be taken at a meeting of the Directors may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the Directors.

9.           QUORUM AND VOTING.

          At all meetings of the Board, a majority of the entire Board of Directors shall constitute a quorum for the transaction of business, and the action of a majority of the Directors present at any meeting at which a quorum is present shall be the action of the Board of Directors unless the concurrence of a greater proportion is required for such action by law, the Corporation's Certificate of Incorporation or these By-Laws. If a quorum shall not be present at any meeting of the Directors, the Directors present thereat may, by a majority vote, adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

10.           ORGANIZATION.

          The Chairman of the Board shall preside at each meeting of the Board of Directors. In the absence or inability of the Chairman of the Board to preside at a meeting, the President or, in his absence or inability to act, another Director chosen by a majority of the Directors present, shall act as chairman of the meeting and preside thereat. The Secretary (or, in his absence or inability to act, any person appointed by the chairman of the meeting) shall act as Secretary of the meeting and keep the minutes thereof.

11.           COMPENSATION OF DIRECTORS.

          Independent Directors shall receive a stated salary for their services or a fixed sum, and expenses of attendance for attendance at each regular or special meeting of the Board of Directors, or of any committee thereof or both, as may be determined from time to time by the Board. Nothing herein contained shall be construed to preclude any Director from serving the Corporation in any other capacity and receiving compensation therefore.

12.           INVESTMENT POLICIES AND RESTRICTIONS.

          The Board of Directors, including a majority of the Independent Directors, shall approve the investment policies of the Corporation. The investment policies and compliance therewith shall be reviewed by the Independent Directors quarterly to determine that the policies then being followed by the Corporation are in the best interest of the stockholders of the Corporation. Each such determination and the basis therefore shall be set forth in the minutes of the meeting of the Board of Directors.

          It shall be the duty of the Board of Directors to ensure that the purchase, sale, retention and disposal of the Corporation's assets, and the investment policies of the Corporation and the limitations thereon or amendment thereof are at all times:

          (a) consistent with such policies, limitations and restrictions as are contained in this Section 12, or recited in the Corporation's applicable reporting requirements pursuant to the Exchange Act; and

          (b) so long as the Board of Directors determines, in its sole discretion, that the Corporation qualifies as a REIT, in compliance with the restrictions applicable to REITs pursuant to the Internal Revenue Code of 1986, as amended.

13.           MANAGEMENT ARRANGEMENTS.

          The Board of Directors may delegate the duty of management of the assets and the administration of the Corporation's day-to-day operations to a Manager pursuant to a written contract or contracts, or any renewal thereof, which have obtained the requisite approvals of the Board of Directors, including a majority of the Independent Directors, or the stockholders of the Corporation, as provided in the Certificate of Incorporation.

          All transactions involving the Corporation in which the Manager has an interest must be approved by a majority of the Independent Directors.

          The Board of Directors shall evaluate the performance of the Manager before entering into or renewing any management arrangement. The minutes of meetings with respect to such evaluation shall reflect the criteria used by the Board of Directors in making such evaluation. Upon any termination of the current management arrangements, the Board of Directors shall determine (a) to perform the management function for the Corporation, and (b) to justify the compensation provided for in its contract with the Corporation. The initial contract for the services of a Manager entered into by the Board of Directors shall have a term of no more than two (2) years, renewable at or prior to expiration of the contract. Each contract shall be terminable without cause by a majority of the Independent Directors on no more than sixty (60) days' written notice.

          The Independent Directors shall determine at least annually, following the Manager's initial term, that the compensation which the Corporation contracts to pay the Manager is reasonable in relation to the nature and quality of services performed and also shall supervise performance of the Manager and the compensation paid to it by the Corporation to determine that the provisions of such contract are being carried out. Each such determination shall be based upon the following factors to the extent relevant and all other factors the Independent Directors may deem relevant and the findings of the Independent Directors on each of such factors shall be recorded in the minutes of the Board of Directors:

          (A) the size of the management fee in relation to the size, compensation and profitability of the investment portfolio of the Corporation;

          (B) the success of the Manager in generating opportunities that meet the investment objectives of the Corporation;

          (C) the rates charged to other Corporations similar to the Corporation and to other investors by advisors performing similar services;

          (D) additional revenues realized by the Manager and its affiliates through their relationship with the Corporation, including loan administration, underwriting or other commissions, fees for issuance and administration services in connection with issuances of structured securities and other fees, whether paid by the Corporation or by others with whom the Corporation does business;

          (E) the quality and extent of service and advice furnished to the Corporation;

          (F) the performance of the investment portfolio of the Corporation, including income, conservation or appreciation of capital, frequency of problem investments and competence in dealing with distress situations; and

          (G) the quality of the investment portfolio of the Corporation in relationship to the investments generated by the Manager for its own account.

14.           TOTAL EXPENSES.

          The Independent Directors shall determine, from time to time to time but at least annually, that the total fees and expenses of the Corporation are reasonable in light of all relevant factors.

ARTICLE III

OFFICERS

1.           EXECUTIVE OFFICERS.

          The Board of Directors may elect or appoint a Chairman of the Board of Directors, a President, one or more Vice Presidents (which may be denominated with additional descriptive titles), a Secretary, one or more Assistant Secretaries, a Treasurer, one or more Assistant Treasurers and such other officers as it may determine. Any number of offices may be held by the same person.

2.           TERM OF OFFICE; REMOVAL.

          Unless otherwise provided in the resolution of election or appointment, each officer shall hold office until the meeting of the Board of Directors following the next annual meeting of stockholders and until such officer's successor has been elected and qualified or until the earlier resignation or removal of such officer. The Board of Directors may remove any officer for cause or without cause.

3.           AUTHORITY AND DUTIES.

          All officers, as between themselves and the Corporation, shall have such authority and perform such duties in the management of the Corporation as may be provided in these By-Laws, or, to the extent not so provided, by the Board of Directors.

4.           THE CHAIRMAN OF THE BOARD OF DIRECTORS.

          The Chairman of the Board of Directors, if present and acting, shall preside at all meetings of the Board of Directors, otherwise, the President, if present, shall preside, or if the President does not so preside, any other Director chosen by the Board shall preside.

5.           THE PRESIDENT.

          The President shall be the chief executive officer of the Corporation.

6.           VICE PRESIDENTS.

          Any Vice President that may have been appointed, in the absence or disability of the President, shall perform the duties and exercise the powers of the President, in the order of their seniority, and shall perform such other duties as the Board of Directors shall prescribe.

7.           THE SECRETARY.

          The Secretary shall keep in safe custody the seal of the Corporation and affix it to any instrument when authorized by the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors. The Secretary (or in such officer's absence, an Assistant Secretary, but if neither is present another person selected by the Chairman for the meeting) shall have the duty to record the proceedings of the meetings of the stockholders and Directors in a book to be kept for that purpose.

8.           THE TREASURER.

          The Treasurer shall have the care and custody of the corporate funds, and other valuable effects, including securities, and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the President and Directors, at the regular meetings of the Board, or whenever they may require it, an account of all transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, the Treasurer shall give the Corporation a bond for such term, in such sum and with such surety or sureties as shall be satisfactory to the Board for the faithful performance of the duties of such office and for the restoration to the Corporation, in case of such person's death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in such person's possession or under such person's control belonging to the Corporation.

ARTICLE IV

FISCAL YEAR

          The fiscal year of the Corporation shall be fixed, and shall be subject to change, by the Board of Directors.

ARTICLE V

WAIVER OF NOTICE

          Whenever, under the provisions of the Certificate of Incorporation, these By-Laws or of any law, the stockholders or Directors are authorized to hold any meeting after notice, or after the lapse of any prescribed period of time, such meeting may be held without notice, or without such lapse of time, by the written waiver of such notice signed by every person entitled to notice, or if every person entitled to notice shall be present at such meeting.

ARTICLE VI

INDEMNITY

          (a) Any person who was or is a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he or she is or was a Director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including employee benefit plans) (hereinafter an "indemnitee"), shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification than permitted prior thereto), against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such indemnitee in connection with such action, suit or proceeding, if the indemnitee acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe such conduct was unlawful. The termination of the proceeding, whether by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe such conduct was unlawful.

          (b) Any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise (including employee benefit plans) shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification than permitted prior thereto), against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court in which such suit or action was brought, shall determine, upon application, that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

          (c) All reasonable expenses incurred by or on behalf of the indemnitee in connection with any suit, action or proceeding, may be advanced to the indemnitee by the Corporation.

          (d) The rights to indemnification and to advancement of expenses conferred in this article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Certificate of Incorporation, a By-Law of the Corporation, agreement, vote of stockholders or disinterested Directors or otherwise.

          (e) The indemnification and advancement of expenses provided by this article shall continue as to a person who has ceased to be a Director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

ARTICLE VII

AMENDMENTS

1.           GENERAL AMENDMENTS.

          These By-Laws, except as otherwise provided in Section 2 of this Article VIII, may be amended, added to, rescinded or repealed either: (1) by the vote of the stockholders entitled to cast at least a majority of the votes which all stockholders are entitled to cast thereon at any duly organized annual or special meeting of stockholders; or (2) with respect to those matters which are not by statute reserved exclusively to the stockholders, by vote of a majority of the Board of Directors, including a majority of the Independent Directors in office at any regular or special meeting of Directors (except for provisions specifying that a majority vote of the Independent Directors is required for the approval of certain matters, which provision may be amended, added to, rescinded or repealed only with the approval of a majority of the Independent Directors).

2.           CLASSIFIED BOARD AMENDMENTS.

          A vote of the stockholders entitled to cast at least two-thirds of all the votes entitled to cast thereon at any duly held annual or special meeting of stockholders or a vote of 80% of the Board of Directors is required to amend, alter, change, repeal or adopt any provisions inconsistent with Article II, Section 1 of these By-Laws.

ARTICLE VIII

1.           CORPORATE SEAL AND CORPORATE BOOKS

          The corporate seal shall be in such form as the Board of Directors shall prescribe. The books of the Corporation may be kept within or without the State of Delaware, at such place or places as the Board of Directors may, from time to time, determine.

2.           VOTING SHARES IN OTHER CORPORATIONS.

          Stock of other corporations or associations, registered in the name of the Corporation, may be voted by the President, a Vice President, or a proxy appointed by either of them. The Board of Directors, however, may by resolution appoint some other person to vote such shares, in which case such person shall be entitled to vote such shares upon the production of a certified copy of such resolution.

3.           ANNUAL STATEMENT OF AFFAIRS.

          The President or chief accounting officer shall prepare annually a full and correct statement of the affairs of the Corporation, to include a balance sheet and a financial statement of operations for the preceding fiscal year. The statement of affairs shall be submitted at the annual meeting of the stockholders and, within 20 days after the meeting, placed on file at the Corporation's principal office.

4.           MAIL.

          Except as herein expressly provided, any notice or other document which is required by these By-Laws to be mailed shall be deposited in the United States mails, postage prepaid.

5.           RELIANCE.

          Each Director, officer, employee and agent of the Corporation shall, in the performance of his or her duties with respect to the Corporation, be fully justified and protected with regard to any act or failure to act in reliance in good faith upon the books of account or other records of the Corporation, upon the opinion of counsel or upon reports made to the Corporation by any of its officers or employees or by the adviser, accountants, appraisers or other experts or consultants selected by the Board of Directors or officers of the Corporation, regardless of whether such counsel or expert may also be a Director.

6.           CERTAIN RIGHTS OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS.

          The Directors shall have no responsibility to devote their full time to the affairs of the Corporation. Any Director or officer, employee or agent of the Corporation, in his or her personal capacity or in a capacity as an affiliate, employee or agent of any other person, or otherwise, may have business interests and engage in business activities similar to or in addition to those of or relating to the Corporation.

EXHIBIT D-1

CERTIFICATE OF OWNERSHIP AND MERGER

MERGING

LASER Mortgage Management, Inc.

(a Maryland corporation)

INTO

LASER Mortgage Management, Inc.

(a Delaware corporation)

           LASER Mortgage Management, Inc., a corporation organized and existing under the laws of the State of Maryland (hereinafter referred to as the "Parent Corporation"), DOES HEREBY CERTIFY:

          FIRST: That the Parent Corporation was organized on the 3rd day of September, 1997, pursuant to the provisions of the Maryland General Corporation Law, the provisions of which permit the merger of a corporation of another state and a corporation organized and existing under the laws of said state.

          SECOND: That the Parent Corporation owns all of the issued and outstanding shares of capital stock of LASER Mortgage Management, Inc., a corporation organized pursuant to the provisions of the General Corporation Law of the State of Delaware (hereinafter referred to as the "Surviving Corporation") on the 1st day of May, 2001.

          THIRD: That the Parent Corporation, by the following resolutions of its Board of Directors, duly adopted at a meeting held on the ___th day of May, 2001, determined to merge itself into said Surviving Corporation:

RESOLVED, that LASER Mortgage Management, Inc., a Maryland corporation, merge, and it hereby does merge itself into LASER Mortgage Management, Inc., a Delaware corporation, which assumes all the obligations of LASER Mortgage Management, Inc., a Maryland corporation; and it is

FURTHER RESOLVED, that the merger shall be effective upon filing with the Secretary of the State of Delaware; and it is

FURTHER RESOLVED, that the terms and conditions of the merger are as the follows:

Upon completion of the merger, each share of common stock of LASER Mortgage Management, Inc., a Maryland corporation, par value $0.001 per share, outstanding immediately prior to the effectiveness of this Certificate of Merger shall be converted into one share of common stock, par value $0.001 per share of LASER Mortgage Management, Inc., a Delaware corporation.

The holders of common stock of LASER Mortgage Management, Inc., a Maryland corporation, shall have no further claims of any kind or nature; and all of the capital stock of LASER Mortgage Management, Inc., a Delaware corporation, owned by LASER Mortgage Management, Inc., a Maryland corporation, shall be canceled.

          ; and it is

FURTHER RESOLVED, that the proper officers of this corporation be and they hereby are directed to make and execute a Certificate of Ownership and Merger setting forth a copy of the resolutions to merge itself into LASER Mortgage Management, Inc., a Delaware corporation, and the date of adoption thereof, and to cause the same to be filed with the Secretary of State and a certified copy recorded in the Office of the Recorder of Deeds of New Castle County and to do all the acts and things whatsoever, whether within or without the State of Delaware, which may be in anywise necessary or proper to effect said merger.

          FOURTH: That this merger has been adopted, approved, certified, executed and acknowledged by the Parent Corporation in accordance with the laws of the State of Maryland, under which the corporation was organized.

          FIFTH: Anything herein or elsewhere to the contrary notwithstanding, this merger may be amended or terminated and abandoned by the Board of Directors of the Parent Corporation at any time prior to the date of filing of the merger with the Secretary of State.

          IN WITNESS WHEREOF, said LASER Mortgage Management, Inc., a Maryland corporation, has caused this Certificate to be signed by ________________________________, a duly authorized officer, this ___ day of ______________, 2001.

LASER MORTGAGE MANAGEMENT, INC., a Maryland corporation By: Name: William J. Michaelcheck Title: President

EXHIBIT D-2

ARTICLES OF MERGER

LASER MORTGAGE MANAGEMENT, INC.
(a Maryland Corporation)

INTO

LASER MORTGAGE MANAGEMENT, INC.
(a Delaware Corporation)

          This is to certify that:

           FIRST: LASER MORTGAGE MANAGEMENT, INC., a Maryland corporation (the "Merged Corporation"), and LASER MORTGAGE MANAGEMENT, INC., a Delaware corporation (the "Successor Corporation"), agree to merge.

           SECOND: The Merged Corporation is incorporated in the State of Maryland. The Successor Corporation was incorporated in the State of Delaware under the General Corporation Law of the State of Delaware on May 1, 2001, and is not qualified to do business in the State of Maryland.

           THIRD: The Merger shall become effective at __:__ am/pm on ____________, 2001 (the “Effective Time”).

           FOURTH: The principal office of the Merged Corporation is located in Baltimore City. The Successor Corporation has no principal office in Maryland. The Successor Corporation has no resident agent in Maryland. The address of the Successor Corporation’s principal office in the State of Delaware is Corporate Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801; and the name of the registered agent of the Corporation in Delaware is The Corporation Trust Company.

           FIFTH: The Merged Corporation owns no interest in land in the State of Maryland.

           SIXTH: (a) The total number of shares of stock which the Merged Corporation has authority to issue is one hundred million (100,000,000) shares, consisting of seventy-five million (75,000,000) shares of common stock, par value one-tenth of one cent ($.001) per share, and twenty-five million (25,000,000) shares of preferred stock, par value one cent ($.01) per share. The aggregate par value of all shares of all classes that the Merged Corporation has authority to issue is $325,000.00.

                     (b) The total number of shares of stock which the Successor Corporation has authority to issue is [twenty-five million (25,000,000)] shares, consisting of [twenty million (20,000,000)] shares of common stock, par value one-tenth of one cent ($.001) per share, and [five million (5,000,000)] shares of preferred stock, par value one cent ($.01) per share. The aggregate par value of all shares of all classes that the Successor Corporation has authority to issue is $70,000.

           SEVENTH: At the Effective Time, the Merged Corporation shall be merged with and into the Successor Corporation; the separate existence of the Merged Corporation shall cease and the Successor Corporation shall continue in existence and shall possess any and all purposes and powers of the Merged Corporation; and all assets, rights, properties and privileges, as well as all debts, liabilities, obligations and duties of the Merged Corporation shall be transferred to, vested in and devolved upon the Successor Corporation without further act or deed.

           EIGHTH: The manner and basis of converting or exchanging issued stock of the merging corporations into different stock or other consideration, and the treatment of any issued stock of the merging corporations not to be converted or exchanged, shall be as follows:

                     (a) Each share of common stock of the Merged Corporation that is outstanding immediately prior to the Effective Time shall be converted into one (1) share of common stock of the Successor Corporation at the Effective Time, without the necessity of any action on the part of the holder thereof.

                     (b) Each share of common stock of the Successor Corporation that is outstanding immediately prior to the Effective Time (all of which are owned by the Merged Corporation) shall be canceled and become authorized but unissued shares at the Effective Time.

                     (c) Effective as of the Effective Time, each holder of a certificate which prior thereto represented shares of common stock of the Merged Corporation, shall, upon surrender of the same, be entitled to receive in exchange therefor a certificate representing the number of shares of common stock of the Successor Corporation into which the shares theretofore represented by the certificate so surrendered shall have been converted as provided in the foregoing paragraph (a). Until so surrendered, each such outstanding certificate that prior to the Effective Time represented shares of stock of the Merged Corporation shall be deemed for all corporate purposes, to evidence ownership of the number of shares of common stock of the Successor Corporation into which such shares shall have been so converted.

           NINTH: The terms and conditions of the transaction set forth in these Articles were advised, authorized and approved by the Merged Corporation and the Successor Corporation in the manner and by the vote required by their respective charters and the laws of the State of Maryland and the State of Delaware, respectively. The manner of approval by the Merged Corporation and the Successor Corporation was as follows:

                     (a) The merger was (i) duly authorized by the board of directors of the Merged Corporation, by adoption at a meeting duly held on April 25, 2001, at which a quorum was present and at which the board of directors acted by at least a majority of its members present, of a resolution declaring that the merger is advisable substantially upon the terms and conditions set forth in these Articles, and directing that the merger be submitted for consideration at a meeting of the stockholders of the Merged Corporation, and (ii) duly approved by the stockholders of the Merged Corporation at a meeting of the stockholders held on _______________, 2001, pursuant to notice duly given, by the affirmative vote of a majority of the votes entitled to be cast.

                     (b) The Board of Directors of the Successor Corporation approved the Merger proposed in these Articles by a resolution adopted by a majority vote of the entire board of directors as of ____________, 2001, in the manner prescribed by and in accordance with the provisions of the General Corporation Law of the State of Delaware relating to mergers.

          IN WITNESS WHEREOF, the Merged Corporation has caused these Articles to be signed in its corporate name and on its behalf by its President and the Successor Corporation has caused these Articles to be signed in its corporate name and on its behalf by its President, each of whom acknowledges that these Articles are the act of the Merged Corporation and the Successor Corporation, respectively, and that to the best of his knowledge, information and belief and under penalties for perjury, all matters and facts contained in these Articles that relate to the corporation on whose behalf he has signed are true in all material respects.

LASER MORTGAGE MANAGEMENT, INC., a Maryland corporation William J. Michaelcheck, President

ATTEST:

By                                            (SEAL)
Charles R. Howe, II, Secretary

LASER MORTGAGE MANAGEMENT, INC., a Delaware corporation William J. Michaelcheck, President

ATTEST:

By                                            (SEAL)
Charles R. Howe, II, Secretary